      As filed with the Securities and Exchange Commission on July 31, 2003
                                                     Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                         VENTURES-NATIONAL INCORPORATED
                         ------------------------------
              (Exact name of Small Business Issuer in its charter)



               Utah                                        3672                                     87-0433444
   (State or other jurisdiction                (Primary Standard Industrial                      (I.R.S. Employer
of incorporation or organization)               Classification Code Number)                     Identification No.)


                        44358 Old Warm Springs Boulevard
                            Fremont, California 94538
                                 (510) 824-1240
    (Address, including zip code, and telephone number, including area code, of registrant's principal place of business)

                           ---------------------------

                                 Robert E. Ciri
                         Ventures-National Incorporated
                        44358 Old Warm Springs Boulevard
                            Fremont, California 94538
                                 (510) 824-1200
      (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                          ---------------------------

                                    Copy to:
                               Robert Steven Brown
                               John F. F. Watkins
                               Catherine Debreceny
                                Reitler Brown LLC
                          800 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 209-3050
                            (212) 371-5500 (Telecopy)

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, (the "Securities Act") check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

================================================================================

================================================================================
                         CALCULATION OF REGISTRATION FEE


                                                    Proposed
  Title of each class of                             Maximum              Proposed Maximum
    securities to be          Amount to be       Offering Price             Aggregate                      Amount of
        registered             Registered        Per Share (1)           Offering Price (1)             Registration Fee
  ----------------------      ------------       --------------          ------------------             ----------------
Common Stock, $0.001 par
value                        2,220,000 shares           $1.45                 $3,219,000                     $260.42

----------------
(1) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.
--------------------------------------------------------------------------------

Subject to completion
Dated July 30, 2003

PRELIMINARY PROSPECTUS
                                2,220,000 Shares

                         VENTURES-NATIONAL INCORPORATED

                                  Common Stock
                                 ______________

         This prospectus relates to the resale of up to 1,220,000 shares of common stock and 1,000,000 shares of common stock underlying options and warrants of Ventures-National Incorporated by certain selling stockholders identified in this prospectus. All of the shares, when sold will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

         Of the shares of common stock offered by means of this prospectus, 1,000,000 shares are being offered by Dutchess Private Equities Fund, L.P. ("Dutchess") which will become a stockholder pursuant to a put right under an Investment Agreement (also referred to as an "Equity Line of Credit") dated July 29, 2003 that we have entered into with Dutchess (the "Investment Agreement"). The Investment Agreement permits us to cause Dutchess to purchase ("put") up to $1,500,000 in shares of our common stock to Dutchess.

         Our shares are quoted on the OTC Bulletin Board under the symbol "TTGH". Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of our common stock. The most recent sale price for our common stock was $1.30 on July 21, 2003.

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production printed circuit boards, providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan PCB West, Inc., which we acquired through a merger on August 30, 2002, and Titan PCB East, Inc., the assets of which we acquired from Eastern Manufacturing Corporation, a Massachusetts corporation, on February 28, 2003. We generated revenues of $8,321,292 for the year ended August 31, 2002 and incurred a net loss of $1,730,801. For the nine months ended May 31, 2003, we generated revenues of $7,614,529 and incurred a net loss of $3,567,206.

         Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of shares of common stock under the Investment Agreement. Dutchess will pay us 95% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

         With the exception of Dutchess and Oftring & Company, Inc., no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholders will be placed in escrow, trust or any similar account. For more information on the Investment Agreement with Dutchess, refer to the section of this prospectus titled "Plan of Distribution" beginning on page 68.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 9.

-------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          -----------------------------

                                 July[__], 2003

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
Prospectus Summary............................................................................................  4
Risk Factors..................................................................................................  9
Special Note Regarding Forward-Looking Statements.............................................................  23
Dividend Policy...............................................................................................  23
Use Of Proceeds...............................................................................................  23
Dilution......................................................................................................  23
Capitalization................................................................................................  24
Consolidated Financial Information............................................................................  25
Management's Discussion And Analysis Of Financial Condition And Results Of Operations And Plan Of
     Operations...............................................................................................  26
Business......................................................................................................  41
Market For Common Equity And Related Stockholder Matters......................................................  49
Management....................................................................................................  50
Certain Relationships And Related Party Transactions..........................................................  59
Security Ownership Of Certain Beneficial Owners And Management................................................  62
Selling Security Holders......................................................................................  65
Description Of Securities.....................................................................................  66
Plan Of Distribution..........................................................................................  68
Legal Matters.................................................................................................  71
Experts.......................................................................................................  71
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure..........................  71
Additional Information........................................................................................  72
Index To Financial Statements.................................................................................  F-1
Information Not Required In Prospectus........................................................................  II-1
Indemnification Of Directors And Officers.....................................................................  II-1
Other Expenses Of Issuance And Distribution...................................................................  II-1
Recent Sales of Unregistered Securities.......................................................................  II-1
Exhibits......................................................................................................  II-8
Undertakings..................................................................................................  II-13

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY


         The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the consolidated financial statements and the related notes beginning on page F-1.

Ventures-National Incorporated

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production printed circuit boards ("PCBs") through our wholly-owned subsidiaries Titan PCB West, Inc. ("Titan PCB West") (formerly Titan EMS, Inc.), which we acquired through a merger (the "Merger") on August 30, 2002, and Titan PCB East, Inc. ("Titan PCB East"), the assets of which we acquired from Eastern Manufacturing Corporation's secured creditor on February 28, 2003. We provide time-critical PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

         We were incorporated in Utah in 1985 for the purpose of seeking potential business enterprises. In 1987, we acquired the business operations of Woroner Technology and engaged in the manufacturing and sale of products in military and consumer markets until 1990, when these operations were discontinued. After 1990, we were largely inactive until August 30, 2002 when we acquired the business operations of Titan PCB West through the issuance of 6,880,490 shares of common stock which at the time represented approximately 81% of our outstanding common stock.

         Beginning in 2001, SVPC Partners LLC, a Delaware limited liability company that commenced its operations in July 2001 ("SVPC"), began acquiring cutting edge technology equipment, processes, customer lists and orders from competitors unable to remain in business principally due to a severe market downturn and excessive levels of indebtedness. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of Circuit Systems, Inc. ("CSI") pursuant to a combined approved bankruptcy court sale. After these acquisitions, SVPC acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc. On August 6, 2002, Titan PCB West acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan PCB West common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         Our corporate offices and operations are located at 44358 Old Warm Springs Boulevard, Fremont, California 94538. Our telephone number is (510) 824-1200. We have two active wholly-owned subsidiaries, Titan PCB West and Titan PCB East, each of which maintains business offices at our principal business office in Fremont, California.

Recent Developments

         On February 27, 2003, through our newly-formed subsidiary Titan PCB East, we acquired substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuits using a patented manufacturing process (the "HVRFlex Process"), for approximately $500,000 in a foreclosure sale from Eastern Manufacturing Corporation's secured lender Eastern Bank. The acquired assets included equipment, work-in-progress, inventory, technology, technology and patent licenses and customer lists. In connection with this acquisition, we were assigned Eastern Manufacturing Corporation's rights under a license agreement with Coesen Inc., a New Hampshire corporation ("Coesen"), to manufacture PCBs using the HVRFlex Process and Titan PCB East was granted an option to purchase certain real estate assets. We also entered into a lease for the facility in Amesbury, Massachusetts previously leased by Eastern Manufacturing Corporation. We financed the acquisition of Eastern Manufacturing Corporation's assets through the issuance and sale on February 27, 2003 of secured promissory notes by Titan PCB East to a limited number of accredited investors in a private placement. The promissory notes have an aggregate face amount equal to $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and against an option to purchase certain real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms, additional equity, or from the ability to enter into a sale-leaseback transaction on the real estate optioned by Titan PCB East. In connection with the issuance of the promissory notes, the investors were issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts.

         Effective March 5, 2003, we purchased shares of common stock of Coesen representing 33.3% of its issued and outstanding shares of common stock from Mr. Howard Doane, the principal stockholder and an officer and director of Eastern Manufacturing Corporation, in exchange for 30,000 shares of common stock and $5,000 in cash. In connection with the share purchase, David M. Marks, one of our Directors, was elected to the Board of Directors of Coesen and Mr. Doane resigned as a director of Coesen. In addition, Mr. Doane and the two other stockholders of Coesen entered into a stockholders agreement with Coesen dated as of March 5, 2003 pursuant to which they agreed not to take actions not in the ordinary course of business without our prior written consent.

         In consideration for the license rights to the proprietary technology of Coesen, we have agreed to pay Coesen a royalty in the amount of 2.0% of revenues derived from our sale of products using this technology, payable on a quarterly basis, subject to Coesen forgiving the royalty payment should certain directors of Coesen be under employment contracts with us.

                                  The Offering

         Selling stockholders are offering for resale up to 2,220,000 shares of our common stock which they currently own. We will not be involved in the offer or sale of these shares other than registering such shares for resale pursuant to this prospectus. We will not receive any proceeds from the sale of any of the shares of common stock being registered under this prospectus.

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TTGH."


Common Stock Offered by the Selling Stockholders      Up to an aggregate of
                                                      2,220,000 shares of common
                                                      stock


Common Stock Outstanding at
July 29, 2003                                         14,649,429 shares(1)

OTC Bulletin Board
Trading Symbol                                        TTGH

-------------
(1) Excludes outstanding options and warrants exercisable for an aggregate of 1,838,753 shares of common stock with an average exercise price of $0.83.

Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

                         Dutchess Equity Line of Credit

         This prospectus relates, in part, to the resale of up to 1,000,000 shares of our common stock by Dutchess, which will become a stockholder pursuant to a put right under an Investment Agreement dated July 29, 2003 that we have entered into with Dutchess. The Investment Agreement with Dutchess provides that, following notice to Dutchess, we may put to Dutchess up to $1.5 million in shares of our common stock over a 36-month period for a purchase price equal to 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board of our common stock during the 5-day period following that notice. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be limited by our common stock's trading volume and other factors set forth in the Investment Agreement. In turn, Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers, among other things, the resale of our common stock by Dutchess either in the open market or to other investors through negotiated transactions.

         Important Note Concerning Our Financial Condition And Business

         Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations.

         Our management estimates that our projected cash flow from operations, plus our cash reserves, will be sufficient to permit us to continue our current level of operations for at least 12 months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses during the remainder of 2003. We intend to use the proceeds from the Equity Line of Credit to fund these activities and other activities described herein, although there can be no assurance the funds will be available from the Equity Line of Credit in the amounts or at the times we require.

         For more information on this matter, you should review our financial statements, which begin on page F-1 of this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 26.


                                 ---------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                   Summary Consolidated Financial Information

         The following table sets forth selected statement of operations data for the nine month periods ended May 31, 2003 and 2002 and the year ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 and selected balance sheet data as of May 31, 2003 and August 31, 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The data for the year ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 is derived from our financial statements and related notes included in this prospectus audited by Stonefield Josephson, Inc., our independent auditors.

Statement of Operations Data:

                                            Nine months           Nine months                               From inception
                                               ended                 ended             Fiscal Year ended  (March 27, 2001) to
                                            May 31, 2003          May 31, 2002          August 31, 2002      August 31, 2001
                                            ------------          ------------          ------------         ------------

Net sales                                   $  7,614,529          $  6,382,026          $  8,321,292          $    883,487
Operating income (loss)                       (3,355,302)             (551,696)           (1,272,481)               50,327
Provision for income taxes                            --                    --                    --                    --
Net income (loss)                             (3,567,206)             (764,128)         $ (1,730,801)         $     22,250

Net income (loss) per share - basic
and diluted                                        (0.30)                (0.12)         $      (0.26)         $       0.00

Shares used in computation of net
income (loss) per share                       11,707,797             6,600,000             6,615,598             6,600,000



Balance Sheet Data:
                                                As of                As of
                                            May 31, 2003        August 31, 2002
                                            ------------        ---------------
Cash                                         $   221,648          $    76,707
Working capital (deficit)(1)                  (1,558,263)          (2,733,403)
Total assets                                   5,950,157            4,395,960
Total current liabilities                      4,152,207            4,460,121
Long-term debt, less current portion             437,436              455,696
Total stockholders' equity (deficit)         $ 1,073,077          $  (519,857)

(1) Defined as total current assets minus total current liabilities.

                                  RISK FACTORS

         If any of the risks described below materialize, the value of our common stock could be adversely affected. To understand our business and this offering fully, you should read this entire prospectus carefully, including the consolidated financial statements and the related notes beginning on page F-1.

Considerations and Risks Relating to Our Business

Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption.

         Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations. Our management estimates that our projected cash flow from operations, plus our cash reserves, will be sufficient to permit us to continue our current level of operations for at least 12 months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses during the remainder of 2003. We intend to use the proceeds from the Equity Line of Credit to fund these and other activities, although there can be no assurance the funds will be available from the Equity Line of Credit in the amounts or at the times we require. As a result, we may be required to raise additional capital, which may not be available to us on favorable terms, if at all. If we are unable to generate sufficient cash from operations and we are unable to raise additional capital, we will be forced to discontinue some or all of our operations, reduce the development of some or all of our products, or reduce our workforce, all of which would materially adversely affect our business.

Our limited operating history is a risk because it does not afford investors a sufficient history on which to base an investment decision.

         We were incorporated in 1985 and had no material operations between 1990 and early 2000. We recommenced our development stage in early 2000, and had no material operations from such time until as we acquired Titan PCB West, Inc., which we acquired through the Merger on August 30, 2002. Titan's predecessor, SVPC, commenced its operations in July 2001. Accordingly, we have a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the PCB industry. Such risks include the following:

         o        competition;

         o        need for increased acceptance of products;

         o        ability to continue to develop and extend our brand identity;

         o        ability to anticipate and adapt to a competitive market;

         o        ability to effectively manage rapidly expanding operations;

         o        amount and timing of operating costs and capital  expenditures
                  relating  to  expansion  of  our  business,   operations,  and
                  infrastructure;

         o        ability to provide superior customer service; and

         o        dependence upon key personnel.

         We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations could be materially and adversely affected. Information regarding all our past operations prior to the Merger can be found in our reports/registration statements that have been previously filed with the Securities and Exchange Commission.

We do not have a history of profitability and, consequently, cannot predict whether we will ever reach profitability.

         We, since recommencing our development stage activities, and Titan PCB West, Inc., since inception, have not generated profits. We experienced net losses for the year ended August 31, 2002 and for the nine months ended May 31, 2003, of $1,730,801 and $3,567,206 respectively. Moreover, we will need to increase significantly our operating expenses to implement our business plan. As a result of the foregoing factors, we could incur significant losses on a quarterly and annual basis for the foreseeable future. Our ability to generate revenue and profits in the long term will depend primarily upon the successful implementation of our business plan. No assurance can be given that we will be successful in implementing our business plan or that we will generate sufficient revenue to achieve profitability.

We believe that we will require additional financing to implement our business plan.

         We will require additional financing in order to implement our business plan. We currently anticipate capital expenditures of at least $1 million during the next 12 months in order to complete our transition into our Fremont and Amesbury facilities and to cover operating losses during that period. If the anticipated cash generated by our operations are insufficient to fund requirements and losses, we will need to obtain additional funds through third party financing in the form of equity, debt or bank financing. Particularly in light of our limited operating history, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, our business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our common stock may experience substantial dilution. In addition, as our results may be negatively impacted and thus delayed as a result of political and economic factors beyond our control, including the war in the Middle East and its impact on the high technology market and the economy in general, our capital requirements may increase.


Existing stockholders may experience significant dilution from the sale of securities pursuant to our Investment Agreement with Dutchess.

         On July 29, we entered into the Investment Agreement with Dutchess. That agreement provides that, following notice to Dutchess, we may put to Dutchess up to an aggregate $1.5 million in shares of our common stock for a purchase price equal to 95% of the lowest closing bid prices on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice, over a three-year period. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be limited by our common stock's trading volume and other factors set forth in the Investment Agreement. In turn, Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.

         The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the equity line with Dutchess.

Dutchess will pay less than the then-prevailing market price of our common stock.

         The common stock to be issued under our agreement with Dutchess will be purchased at a 5% discount to the lowest closing bid price for the five days immediately following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline.

We may not be able to access sufficient funds under the equity line of credit with Dutchess when needed.

         We are dependent on external financing to fund our planned expansion. These financing needs are expected to be provided primarily pursuant to the agreement with Dutchess. Our ability to drawdown on the Equity Line of Credit is contingent upon the satisfaction of certain conditions set forth in the Investment Agreement, including, among others, that an effective registration statement covering the resale of the shares of common stock to be issued to Dutchess be on file with the Securities and Exchange Commission (the "SEC"), and is subject to certain limitations on the number of shares we can put to Dutchess at any one time. No assurances can be given that this financing will be available in sufficient amounts or at all when needed, in part.

If our stock price decreases, then our existing stockholders would experience greater dilution.

         Dutchess will pay less than the then-prevailing market price of our common stock which may cause our stock price to decline. The common stock to be issued under the Investment Agreement will be purchased at a 5% discount to the lowest closing bid price over the five trading days immediately following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline and you may not be able to sell our stock for more than you paid for it.

Our financial results may fluctuate from period to period as a result of several factors which could adversely affect our stock price.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Because of our limited operating history we believe that period to period comparisons of our operating results may not be a good indication of future performance. It is possible that our future operating results may be below the expectations of investors or market analysts. If this occurs, our stock price may go down. Factors that will impact our financial results include:

         o the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;

         o our introduction of new products or services or by our competitors;

         o        pricing   changes  in  the  PCB   manufacturing   or  assembly
                  industries;

         o        technical   difficulties  with  respect  to  the  use  of  our
                  products;

         o        regulatory changes; and

         o general economic conditions and economic conditions specific to the PCB manufacturing industry.

         As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Stockholders should not expect dividends.

         We have not paid dividends or other distributions and do not intend to pay dividends or other distributions for the foreseeable future, and we intend to reinvest all of our earnings in the development of our business. In addition, we may enter into agreements with lenders or other financing parties that restrict or prohibit the payment of dividends or other distributions.
Accordingly, no assurance can be given that we will pay any dividend or other distributions to the holders of our capital stock.

Average selling prices of our products may decrease which could result in a decrease in our gross margins and unit volume sales.

         The average selling prices for our products may be lower than expected as a result of competitive pricing pressures, technological advances and customers who negotiate price reductions. A majority of our revenues are generated from the networking, high-end computing and computer peripherals segments of the electronics industry, which is characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. Furthermore, these segments are subject to economic cycles and have experienced in the past, and are likely to experience in the future, recessionary periods. A recession or any other event leading to excess capacity or a downturn in these segments of the electronics industry could result in intensified price competition, a decrease in our gross margins and unit volume sales and materially affect our business, prospects, financial condition and results of operations. Historically, the trend in our industry has been for prices to decrease as technological innovations become widespread. We expect this trend and price competition to continue in the future in the PCB market, and can make no assurances that the average selling prices of our current products will not decrease. Although we cannot estimate how much excess capacity currently exists in the PCB manufacturing industry, we believe that there is significant excess capacity in the industry creating downward pressure on prices for our products.

If we are unable to respond to rapid technological change and process development in the PCB manufacturing industry, we may not be able to compete effectively.

         The market for PCBs is characterized by rapidly changing technology and continual implementation of new production processes. While we believe that upon completion of the retrofitting of and our relocation to our leased manufacturing facility in Fremont, California, we will have a state-of-the-art manufacturing facility that will enable us to best meet customer needs, the future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products that meet changing customer needs and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. We expect that the investment necessary to maintain our technological position will increase as customers make demands for products and services requiring more advanced technology on a quicker turnaround basis. In light of our current financial condition, we may not have and may not be able to borrow additional funds in order to respond to technological changes as quickly as our competitors. In addition, the PCB industry could encounter competition from new or revised manufacturing and production technologies that render existing manufacturing and production technology less competitive or obsolete. We may not respond effectively to the technological requirements of the changing market. If we need new technologies and equipment to remain competitive, the development, acquisition and implementation of those technologies and equipment may require us to make significant capital investments. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations would be materially and adversely affected.

We are dependent upon a small number of customers for a large portion of our net sales, and a decline in sales to major customers could materially adversely affect our results of operations.

         A relatively small number of customers are responsible for a significant portion of our net sales. For the year ended August 31, 2002 and the nine months ended May 31, 2003, ten customers accounted for 41% and 35% of our revenue, respectively. Our principal customers may not continue to purchase products from us at past levels and we expect a significant portion of our net sales will continue to be generated by a small number of customers. Our customer concentration could increase or decrease depending on future customer requirements, which will depend in large part on market conditions in the electronics industry segments in which our customers participate. The loss of one or more major customers or a decline in sales to our major customers could significantly harm our business and results of operations. In addition, we generate significant accounts receivable in connection with providing services to our customers. If one or more of our significant customers were to become insolvent or were otherwise unable to pay for the services provided by us, our business, prospects, financial condition and results of operations will be materially and adversely affected.

Our results of operations are subject to fluctuations and seasonality in the demand for PCBs, and because many of our operating costs are fixed, even small revenue shortfalls would materially decrease our gross margins.

         Our results of operations vary for a variety of reasons, including:

         o        timing of orders from and shipments to major customers;

         o        the levels at which we utilize our manufacturing capacity;

         o changes in the pricing of our products or those of our competitors;

         o changes in our mix of revenue generated from quick-turn versus standard lead time production;

         o        expenditures or write-offs related to acquisitions; and

         o expenses relating to expanding the existing manufacturing facility.

         Our operating expenses are relatively fixed in nature and planned expenditures are based in part on anticipated orders. Accordingly, even a relatively small revenue shortfall would materially decrease our gross margins. In addition, depending on the patterns in the capital budgeting and purchasing cycles of our customers and our end-markets served and the seasonality of the computer industry generally, our sales may be subject to seasonal fluctuation. Although we have a limited operating history and thus have no historical basis in our results of operations on which to predict the extent or impact of seasonality on our business, such seasonal trends may cause fluctuations in our quarterly operating results in the future. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of investors. If this occurs, our ability to raise future equity financing from existing or new investors may be materially adversely impacted.

Because we sell on a purchase order basis, we are subject to uncertainties and variability in demand by our customers, which could decrease revenue and materially adversely affect our operating results.

         We sell to customers on a purchase order basis rather than pursuant to long-term contracts and, consequently, our net sales are subject to short-term variability in demand by our customers. Customers submitting a purchase order may cancel, reduce or delay their order for a variety of reasons. The level and timing of orders placed by our customers vary due to:

         o        customer attempts to manage inventory;

         o changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of PCB manufacturers used or to manufacture their own products internally; and

         o        variation in demand for our customers' products.

         Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected.

Our indebtedness could adversely affect our financial condition and the restrictions imposed by the terms of debt instruments may severely limit our ability to plan for or respond to changes in our business.

         As of May 31, 2003, the total amount outstanding under our credit facilities ($2.3 million maximum available credit lines) was $1,543,700.

         Our level of debt could have negative consequences. For example, it could:

         o        require us to dedicate a substantial  portion of our cash flow
                  from   operations   to   repayment   of  debt,   limiting  the
                  availability of cash for other purposes;

         o increase our vulnerability to adverse general economic conditions by making it more difficult to borrow additional funds to maintain our operations if we suffer revenue shortfalls;

         o hinder our flexibility in planning for, or reacting to, changes in our business and industry by preventing us from borrowing money to upgrade our equipment or facilities; and

         o        limit or impair our ability to obtain additional  financing in
                  the  future  for  working   capital,   capital   expenditures,
                  acquisitions or general corporate purposes.

         Our current credit facilities contain negative covenants stipulating that after an event of default under the credit facility we may not (a) grant any extension of time for payment of any accounts, (b) settle any accounts for less than the full amount of the account (c) release any account debtor; or (d) grant any credits with respect to any account.

If we experience excess capacity due to variability in customer demand, our gross margins may fall.

         We generally schedule our quick-turn production facility at typically no more than 85% of full capacity to retain our ability to respond to unexpected additional quick-turn orders. However, if these orders are not made, we may forego some production and could experience excess capacity. When we experience excess capacity, our sales revenue may be insufficient to fully cover our fixed overhead expenses and our gross margins will fall. We believe the move to our Fremont facility will allow us to increase our capacity after the move has fully taken effect. This increased added capacity may enable us to increase our revenues however, there are no assurances that due to added capacity we will attract new customers or that our existing customers will purchase more product from us.

         We expect to significantly increase our manufacturing capacity in the third and fourth quarters of 2003 as a result of both our move to our leased facility in Fremont, California, and our acquisition of assets from Eastern Manufacturing Corporation and assumption of Eastern Manufacturing Corporation's lease of the manufacturing facility in Amesbury, Massachusetts. In connection with this capacity increase, we anticipate improved process utilization once all systems are in place and operating within expected range at these two facilities. The cost for our capacity expansion program from the re-location to Fremont, California and the acquisition of the Eastern Manufacturing Corporation assets is expected to be approximately $1.3 million, the majority of which have already been incurred. We expect to fund our expansion projects with a combination of current cash resources, internally generated funds and external financing. Once completed, we expect these expansion projects to increase production capacity by over 100% and we anticipate that at such time our manufacturing facilities will support production of rigid, flex and rigid-flex PCBs.

         Our planned capacity expansions involve risks. We may encounter construction delays, equipment delays, labor shortages or disputes and production start-up problems that could prevent us from meeting our customers' delivery schedules. We expect to incur new fixed operating expenses associated with our expansion efforts, including increases in depreciation expenses and lease expenses. The current unfavorable economic conditions affecting major customers or the electronics industry in general may affect our ability to successfully utilize our additional manufacturing capacity in an effective manner. If our revenues do not increase sufficiently to offset increased expenses, our operating results may be adversely affected.

We are in the process of expanding our business into new products and services and may not be able to compete effectively with other companies who have been in these businesses longer than we have.

         We are in the process of expanding our business operations to include rigid-flex operations and by moving into a newer, larger facilities in Fremont, California for which we entered into a sublease in July 2002 providing for a monthly lease payment of $18,805 and Amesbury, Massachusetts, for which we entered into a lease indenture providing for a monthly lease payment of $17,500. In March 2003, we terminated a month-to-month lease in Fremont, California for space for which we had been paying $10,000 per month. We will be competing with companies that have substantially greater financial and manufacturing resources than we have and who have been providing these services longer than us. We may not be able to successfully compete on this basis with more established competitors.

Since July 2001, we have expanded our operations through certain acquisitions and we may experience significant difficulties integrating these or any future acquisitions in expanding our business.

         Between July 2001 and the completion of the Merger, Titan PCB West consummated several acquisitions, including, acquisition of certain non-real estate assets of SVPC (which included certain assets that it had acquired from SVPC Circuit Systems, Inc., and Circuit Systems, Inc.) and certain assets of Paragon Electronic Systems, Inc.

         On February 27, 2003, through our newly-formed subsidiary Titan PCB East, we acquired substantially all of the assets of Eastern Manufacturing Corporation for approximately $500,000 in a foreclosure sale from Eastern Manufacturing Corporation's secured lender Eastern Bank. The acquired assets included equipment, work-in-progress, inventory, technology and patent licenses and customer lists. In connection with this acquisition, we were assigned Eastern Manufacturing Corporation's rights under a license agreement with Coesen, to manufacture PCBs using the HVRFlex Process and Titan PCB East was granted an option to purchase certain real estate.

         We have a limited history of owning and operating our businesses on a consolidated basis. We may not be able to meet performance expectations or successfully integrate our acquisition of Titan PCB West and our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources.

If we cannot successfully manage expansion of our existing operations and any future growth, we will experience an adverse effect on our results of operations.

         We are in the process of moving into a new manufacturing facility in Fremont, California and expanding our product offerings to include rigid-flex assemblies. We are also engaged in an ongoing strategy of growth through acquisition. To manage the expansion of our operations and any future growth, we will be required to:

         o        improve existing and implement new operational,  financial and
                  management   information   controls,   reporting  systems  and
                  procedures;

         o        hire, train and manage additional qualified personnel;

         o        expand our direct and indirect sales channels; and

         o effectively transition our relationships with our customers, suppliers and partners to operations under our Titan brand.

Our strategy of growth through acquisition is inherently risky.

         As part of our business strategy, we expect that we will continue to grow by pursuing acquisitions, assets or product lines that complement or expand our existing business. We are currently focusing on integrating our acquisitions made to date and do not have any existing agreements or arrangements relating to any additional acquisitions. However, our management is regularly evaluating marketplace opportunities in our industry, including possible asset or share acquisitions to see if they would fit into our growth strategy.

         Our acquisition of companies and businesses and expansion of operations involve risks, including the following:

         o the potential inability to identify the companies best suited to our business plan;

         o the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economics of scale or other expected value;

         o        difficulties   in   managing   production   and   coordinating
                  operations at new sites;

         o        the  potential  need  to  restructure,   modify  or  terminate
                  customer relationships of the acquired company; and

         o        loss of key employees of acquired operations.

The occurrence of any one or more of these risks could result in a material adverse effect on our operations.

Our strategy of growth through acquisitions may result in dilutive issuances of equity securities or the incurrence of additional debt.

         Future acquisitions may be made through the issuance of additional shares of our capital stock. Holders of our common stock are subject to the risk of substantial dilution to their interests as a result of any such issuances. In addition, although we try to avoid any incurrence of indebtedness in connection with acquisitions, any such incurrence of additional debt by us, in light of our current high-level of indebtedness, may not be sustainable.

Competition in the PCB market is intense, and if we are unable to compete effectively, the demand for our products may be reduced.

         The PCB industry is intensely competitive, highly fragmented and rapidly changing. Although we believe the barriers to entry in the PCB manufacturing market have historically been relatively high due to the capital and technology intensive nature of the industry, we believe that the recent recessionary period in the PCB industry has resulted in the availability of distressed assets and manufacturing operations at a significant discount from historical cost levels. We expect competition to continue, which could result in further price reductions, reduced gross margins and loss of market share. Our principal competitors include DDI, Cirrexx, Harbor and Tyco. In addition, new and emerging technologies may result in new competitors entering our market.

Many of our competitors have a number of significant advantages over us.

         Many of our competitors and potential competitors have a number of significant advantages over us, including:

         o greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

         o        more established and broader sales and marketing channels;

         o more manufacturing facilities worldwide, some of which are closer in proximity to original equipment manufacturers;

         o manufacturing facilities which are located in countries with lower production costs; and

         o        greater name recognition.

         In addition, these competitors may respond more quickly to new or emerging technologies, or may adapt more quickly to changes in customer requirements and may devote greater resources to the development, promotion and sale of their products than we do. We must continually develop improved manufacturing processes to meet our customers' needs for complex products, and our manufacturing process technology is generally not subject to significant proprietary protection. Furthermore, increased production capacity by our competitors can result in an excess supply of PCBs, which could also lead to price reductions. Although we cannot estimate how much excess capacity currently exists in the PCB manufacturing industry, we believe that there is significant excess capacity in the industry creating downward pressure on prices for our products. During recessionary periods in the electronics industry, our competitive advantages in the areas of providing quick-turn services, an integrated manufacturing solution and responsive customer service may be of reduced importance to our customers who may become more price sensitive. This may force us to compete more on the basis of price and cause our margins to decline.

We compete against manufacturers in Asia where production costs are lower. These competitors may gain market share in our market segment for higher technology PCBs, which may have an adverse effect on the pricing of our products.

         We may be at a competitive disadvantage with respect to price for volume production when compared to manufacturers with lower cost facilities in Asia and other locations. We believe price competition from PCB manufacturers in Asia and other locations with lower production costs may play an increasing role in the market for volume production. We do not currently have offshore facilities in lower cost locations, such as Asia. While historically our competitors in these locations have produced less technologically advanced PCBs, they continue to expand their technology to include higher technology PCBs. In addition, fluctuations in foreign currency exchange rates may benefit these offshore competitors. As a result, these competitors may gain market share in the market for higher technology PCBs, which may force us to lower our prices, reducing our revenue, gross profit, and cash flow from operations.

We rely on suppliers for the raw materials used in manufacturing our PCBs

         We currently order the raw materials that we use in the manufacture of PCBs from a limited number of preferred suppliers. Although we believe that the materials we use are generally readily available in the open market and numerous other suppliers of such materials exist, any disruption of the supply of such raw materials could have a material adverse effect on our operations.

There may be shortages of raw materials which could cause us to curtail our manufacturing or incur higher than expected costs.

         To manufacture our PCBs, we use raw materials such as laminated layers of fiberglass, copper foil and chemical solutions which we order from our suppliers. Although we have preferred suppliers for most of our raw materials, the materials we use are generally readily available in the open market and numerous other potential suppliers exist. However, from time to time manufacturers of products that also use these raw materials increase their demand for these materials and, as a result, the prices of these materials increase. During these periods of increased demand, our gross margins decrease as we have to pay more for our raw materials.

Our manufacturing process depends on the collective industry experience of our employees in our industry. If these employees were to leave us and take this knowledge with them, our manufacturing process may suffer and we may not be able to compete effectively.

         Except to the extent enjoyed by virtue of our license rights to Coesen's proprietary HVRFlex Process, we do not have patent or trade secret protection for our manufacturing process, but instead rely on the collective experience of our employees in the manufacturing process to ensure we continuously evaluate and adopt new technologies in our industry. As of May 31, 2003, we had 114 employees, of whom 91 were involved in manufacturing and engineering. Although we are not dependent on any one employee, if a significant number of our employees involved in our manufacturing process were to leave our employment and we were not able to replace these people with new employees with comparable experience, our manufacturing process may suffer as we may be unable to keep up with innovations in the industry. As a result, we may not be able to continue to compete effectively.

We may be exposed to intellectual property infringement claims by third parties which could be costly to defend, could divert management's attention and resources and, if successful, could result in liability.

         The PCB industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. In connection with our acquisition of assets from Eastern Manufacturing Corporation in February 2003, we were assigned Eastern Manufacturing Corporation's license rights to Coesen's HVRFlex Process for use in connection with our manufacture of rigid-flex PCBs. We do not have license rights, patent or trade secret protection for our other manufacturing processes, and we could be subject to legal proceedings and claims for alleged infringement by us of third party proprietary rights, such as patents, from time to time in the ordinary course of business. Although we are not aware of any infringement proceedings or claims against it, any claims relating to an alleged infringement, even if not meritorious, could result in costly litigation and divert management's attention and resources.

Our business may suffer if any of our key senior executives discontinues employment with us or if we are unable to recruit and retain highly skilled engineering and sales staff.

         Our future success depends to a large extent on the services of our key managerial employees, particularly Robert E. Ciri who is our Chairman and Chief Executive Officer; Andrew Glashow, our President; and Stephen Saul Kennedy, our Vice-President-Sales for Titan PCB West. We have entered into employment agreements with Messrs. Ciri, Glashow, and Kennedy and other significant employees, however we may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. Our business also depends on our continuing ability to recruit, train and retain highly qualified employees, particularly engineering and sales and marketing personnel. The competition for these employees is intense and the loss of these employees could harm our business. In addition, it may be difficult and costly for us to retain hourly skilled employees. Further, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition.

Our management team has only recently begun working together as a combined unit, which could make it more difficult to conduct and grow our business.

         Mr. Robert E. Ciri, our Chairman and Chief Executive Officer, began with us effective May 13, 2003 as Chairman and was appointed Chief Executive Officer on July 29, 2003. Mr. Andrew Glashow began with us as our President as of July 29, 2003. Mr. James E. Patty was our President and Chief Executive Officer from February 21, 2003 to July 29, 2003. Mr. Patty and Mr. Ciri are also on our Board of Directors. Our executive officers and key employees have not worked together for very long. If our management team cannot successfully work together, if they fail to develop a thorough understanding of our business on a timely basis, or if they prove unable to meet the demands of a public company, it could result in a material adverse effect on our business, prospects, financial condition and results of operations.

We executed a long-term lease for a new manufacturing facility that began in the third quarter of calendar 2002 and completed the relocation of our manufacturing operations to this facility from Santa Clara, California in July 2003; if we are unsuccessful in meeting our obligations under this lease or are unable to operate efficiently out of our new facility, our ability to effectively service our customers and fill customer orders may be materially adversely affected. One of our facilities is leased on a month-to-month basis and could be terminated at any time.

         Currently, we operate our business in two facilities, one located in Fremont, California and one located in Amesbury, Massachusetts. We maintain our executive offices in, and in July 2003 completed the relocation of our California manufacturing operations into, a newer and upgraded facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we entered a sublease on July 26, 2002 under which we make monthly lease payments of $18,805. This lease expires in January 2009. We also lease, on a month-to-month basis, a facility in Santa Clara, California from Ohio Investors of Wisconsin LLC ("Ohio Investors of Wisconsin"), a related party, where we used to conduct our California operations before relocating those operations to Fremont, California. We intend to terminate the Santa Clara lease in August 2003 after we finish the cleanup required arising out of our relocation to Fremont, California. The ability of our management and employees to respond to customer orders and perform customer service may be affected by the amount of time and resources necessary to effectively and fully transition our manufacturing operations and related support services between the California facilities, and consequently, our business, prospects, financial condition and results of operations may be materially and adversely affected.

PCBs that we manufacture may contain design or manufacturing defects, which could result in reduced demand for our services and liability claims against us.

         We manufacture PCBs to our customers' specifications, which are highly complex and may contain design or manufacturing errors or failures despite our quality control and quality assurance efforts. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, our business reputation may be impaired. Since our products are used in products that are integral to our customers' businesses, errors, defects or other performance problems could result in financial or other damages to our customers, for which we may be legally required to compensate them. Although our purchase orders generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Although we have not yet been subject to any action or suit for design or manufacturing defects nor received any material complaints alleging design or manufacturing errors, we can provide no assurances that we will not receive any such complaints or be sued on such grounds in the future. Product liability litigation against us, even if it were unsuccessful, would be time consuming and costly to defend.

Our failure to comply with the requirements of environmental laws could result in fines and revocation of permits necessary to our manufacturing processes.

         Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and
Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because our manufacturing process uses and generates materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because we use hazardous materials and generate hazardous wastes in our manufacturing processes, we may be subject to potential financial liability for costs associated with the investigation and remediation of our own sites, or sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated. Even if we fully comply with applicable environmental laws and we are not directly at fault for the contamination, we may still be liable. The wastes we generate includes spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. We believe that our operations substantially comply in all material respects with all applicable environmental laws. However, any material violations of environmental laws by us could subject us to revocation of our effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, materially adversely affect our revenue and cause our common stock price to decline. Even if we ultimately prevail, environmental lawsuits against us would be time consuming and costly to defend. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violation. We operate in environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes or restrictions on discharge limits, emissions levels, material storage, handling or disposal might require a high level of unplanned capital investment and/or relocation. It is possible that environmental compliance costs and penalties from new or existing regulations may materially adversely affect our business, prospects, financial condition and results of operations.

Our major shareholders control our business, and could delay, deter or prevent a change of control or other business combination or function.

         One shareholder, Irrevocable Children's Trust, holds approximately 61.8% of our outstanding stock as of July 29, 2003. David Marks, one of our Directors, is one of two trustees of Irrevocable Children's Trust and has sole voting and dispositive authority with respect to the shares of stock held by Irrevocable Children's Trust. By virtue of its stock ownership, Irrevocable Children's Trust will control all matters submitted to our board and our stockholders, including the election of directors, and will be able to exercise control over our business, policies and affairs. Through its concentration of voting power, Irrevocable Children's Trust could cause us to take actions that we would not consider absent its influence, or could delay, deter or prevent a change of our control or other business combination that might otherwise be beneficial to our stockholders. Additionally, the shares of common stock issued to each of Forest Home Investors I, LLC ("Forest Home"), Phoenix Business Trust ("Phoenix Trust"), and Irrevocable Children's Trust No.2 are also beneficially owned by Mr. Marks, increasing his beneficial ownership to approximately 62.4% of our outstanding common stock as of July 29, 2003.

The current economic downturn or other downturns may lead to less demand for our services.

         As a result of the general slowing of economic activities experienced in the United States in 2001 and 2002, existing and potential customers may delay or cancel new projects resulting in a loss of anticipated demand for our products. We may experience a similar loss of demand during future economic downturns, whether in the regions in which we operate, our industry or that of our customers, or the economy as a whole. Recent terrorism in the United States and international hostilities may also impact the demand for our services. A number of other factors, including unfavorable financing conditions for the industries we serve, could adversely affect our customers and their ability or willingness to fund capital expenditures in the future. These conditions, either singly or collectively, could result in lower revenue or slower growth than we anticipate, and in any of such events, our business, prospects, financial condition and results of operations could be materially and adversely affected.

The limited market for our common stock will make their price more volatile.

         No active trading market existed for our common stock prior to the Merger, and we cannot assure potential investors that a larger market will ever develop or be maintained. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

         o our success, or lack of success, in marketing our products and services;

         o        competition;

         o        governmental regulations; and

         o        fluctuations in operating results.

         The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the companies' operating results. These broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our' common stock in any market that develops.

Our common stock is considered to be "penny stock".

         Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks are stocks:

         o        with a price of less than $5.00 per share;

         o        that are not traded on a "recognized" national exchange;

         o whose prices are not quoted on the NASDAQ automated quotation system; or

         o in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenue of less than $6,000,000 for the last three years.

         Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a "penny stock" for the investor's account. We urge potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be "penny stock."

         Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any "penny stock" to that investor. This procedure requires the broker-dealer to:

         o        obtain  from  the  investor   information  about  his  or  her
                  financial situation, investment experience and investment objectives;

         o reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of "penny stock" transactions;

         o        provide the investor  with a written  statement  setting forth
                  the  basis  on  which  the  broker-dealer   made  his  or  her
                  determination; and

         o receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

         Compliance with these requirements may make it harder for investors in our common stock to resell their shares to third parties. Accordingly, our common stock should only be purchased by investors who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding the common stock for an indefinite period of time.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements regarding our plans and objectives for the future. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based on a successful execution of our business strategy and are based upon a number of assumptions, including that there will be no unanticipated material adverse change in our operations or business. These assumptions involve judgments with respect to, among other things, future economic, political, competitive, and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate. The forward-looking statements included in this Prospectus may prove to be inaccurate. In light of the significant uncertainties inherent in these forward-looking statements, these statements should not be regarded as representations by us or any other person that we will achieve our objectives and plans.

                                 DIVIDEND POLICY

         We have never paid cash or other dividends and do not expect to pay any cash or other dividends in the foreseeable future with respect to the common stock. Our future dividend policy will depend upon our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors. We presently intend to retain any earnings which we may realize in the foreseeable future to finance our growth. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

                                 USE OF PROCEEDS

         We will receive proceeds upon the due exercise, if any, of the warrants granted by us exercisable for an aggregate of 500,000 shares of common stock containing cashless exercise provisions are exercised on a cash basis, of up to a maximum of $375,000. We may also receive aggregate proceeds of up to $1,500,000 from the sale of shares of common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five trading days immediately following the date of delivery of our notice of election to exercise our put. We intend to use any such proceeds for working capital and general corporate purposes.

                                    DILUTION

         We are only registering shares of common stock already outstanding and held by selling stockholders under this prospectus. As such, purchasers of shares of common stock sold under this Prospectus shall not experience any immediate dilution as a result of or upon such purchase. Dilution will occur however if any common stock is issued under our Investment Agreement with Dutchess. The amount of dilution will depend on the price and the number of shares to be issued under the Investment Agreement. The lower the offering price, the greater the dilution to our stockholders.

                                 CAPITALIZATION

         The following table sets forth as of May 31, 2003, our actual capitalization. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.


                                              Actual
                                            -----------
Long-term debt                              $   437,436
Capital leases                                  287,437

Stockholders' equity (deficit):
  Common stock                                   14,344
  Additional paid in capital                  6,371,990
  Deferred Compensation                         (37,500)
  Retained earnings (deficit)                (5,275,757)
                                            -----------
Total stockholders equity (deficit)           1,073,077

         Total capitalization               $ 1,797,950
                                            ===========

                       CONSOLIDATED FINANCIAL INFORMATION

         The following table sets forth selected statement of operations data for the nine month periods ended May 31, 2003 and 2002 and the year ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 and selected balance sheet data as of May 31, 2003 and August 31, 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The data for the year ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 is derived from our financial statements and related notes included in this prospectus audited by Stonefield Josephson, Inc., our independent auditors.

Statement of Operations Data:

                                            Nine months           Nine months                               From inception
                                               ended                 ended             Fiscal Year ended  (March 27, 2001) to
                                            May 31, 2003          May 31, 2002          August 31, 2002      August 31, 2001
                                            ------------          ------------          ------------         ------------

Net sales                                   $  7,614,529          $  6,382,026          $  8,321,292          $    883,487
Operating income (loss)                       (3,355,302)             (551,696)           (1,272,481)               50,327
Provision for income taxes                            --                    --                    --                    --
Net income (loss)                           $ (3,567,206)         $   (764,128)         $ (1,730,801)         $     22,250

Net income (loss) per share - basic
and diluted                                 $      (0.30)         $      (0.12)         $      (0.26)         $       0.00

Shares used in computation of net
income (loss) per share                       11,707,797             6,600,000             6,615,598             6,600,000



Balance Sheet Data:
                                                As of                As of
                                            May 31, 2003        August 31, 2002
                                            ------------        ---------------
Cash                                         $   221,648          $    76,707
Working capital (deficit)(1)                  (1,558,263)          (2,733,403)
Total assets                                   5,950,157            4,395,960
Total current liabilities                      4,152,207            4,460,121
Long-term debt, less current portion             437,436              455,696
Total stockholders' equity (deficit)         $ 1,073,077          $  (519,857)

(1) Defined as total current assets minus total current liabilities.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                      OF OPERATIONS AND PLAN OF OPERATIONS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations and other portions of this report contain forward-looking information that involve risks and uncertainties. Our actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors discussed in this report under the heading "Business - Risk Factors." This Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this report.

Overview

         Corporate Background

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical, PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

         We were organized under the laws of the State of Utah on March 1, 1985, with an initial authorized capital of $100,000, consisting of 100,000,000 shares of one mill ($0.001) par value common voting stock. We were formed for the primary purpose of seeking potential business enterprises which in the opinion of our management would prove profitable.

         Our wholly-owned subsidiary Titan PCB West was incorporated on March 27, 2001 under the name Manufacturing Holding Corporation. On August 30, 2002, Titan PCB West was acquired by us through the merger of Titan EMS Acquisition Corp., our wholly owned subsidiary, with and into Titan PCB West. In connection with the Merger, the stockholders of Titan PCB West received shares of our common stock. For financial reporting purposes, the Merger has been treated as a reverse-merger, where Titan PCB West was the acquirer. Because the Merger is treated as a purchase of Ventures-National Incorporated, the historical financial statements of Titan PCB West became our historical financial statements after the Merger. See "Prospectus Summary - Recent Developments."

         On August 12, 1985, our Articles of Incorporation were amended to increase authorized capital to $500,000, consisting of 500,000,000 shares of common stock.

         The Articles of Incorporation were also amended on August 26, 1985, to expand the purposes for which we were organized to include various types of investments. In December 1986, we executed a Letter of Intent with Woroner Technology Corporation of Florida, a Florida corporation and manufacturing and marketing firm of electronic systems and non-electronic products for the military and consumer markets world-wide ("Woroner Technology").

         The Articles of Incorporation were again amended on May 1, 1987, to increase our authorized capital to $950,000, consisting of 950,000,000 shares of common stock.

         On May 14, 1987, we acquired all of the outstanding common stock of Woroner Technology through an exchange of our common stock pursuant to an Agreement and Plan of Merger. We succeeded to the business operations of Woroner Technology and were subsequently involved in the manufacturing and sale of these products in military and consumer markets until 1990, when these operations proved to be unsuccessful and were discontinued.

         We were inactive from 1990 until a court ordered annual meeting of the stockholders was duly called and held on March 9, 2000, at which a new Board of Directors was elected. At a special meeting of the newly constituted Board of Directors held April 20, 2000, the fiscal year was changed from February 28 in each year to June 30 in each year; and we once again became a developmental stage company, following our reinstatement as a corporation in good standing under the laws of the State of Utah.

         Effective February 22, 2002, we effected a reverse split of our outstanding common stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of common stock to 99,211 shares.

         On August 6, 2002, Titan PCB West acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan PCB West common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         Beginning in 2001, SVPC began acquiring cutting edge technology equipment, processes, customer lists and orders from competitors unable to remain in business principally due to a severe market downturn and excessive levels of indebtedness. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of CSI pursuant to a combined approved bankruptcy court sale. After these acquisitions, Titan PCB West acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc.

         In connection with the contribution, certain consents had not been received as of the closing date. Titan PCB West and SVPC have agreed that if such agreements are not received or they are such that the value of the contribution is detrimentally affected, SVPC will return shares in an amount equal to the resulting damages based on a value of $1.50 per share.

         On August 6, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, a former executive officer and director, in exchange for 50,000 shares of Titan PCB West common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         Effective August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp. ("AcquisitionCo"), a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger. In connection with the Merger, our fiscal year was also changed from June 30 in each year to August 31 in each year.

         We transmitted the information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to our holders of record on September 5, 2002.

         Since the recommencement of our developmental stage in March 2000, and until completion of our acquisition of Titan PCB West in August 2002, we did not engage in any material business operations other than seeking potential acquisition or merger candidates, and as of August 30, 2002, we had no assets and had liabilities of $9,660.

         In connection with the Merger, AcquisitionCo merged with and into Titan PCB West through the exchange of 6,880,490 shares of our common stock for all of Titan PCB West's outstanding shares of common stock.

         Upon the effectiveness of the Merger, the former executive officers resigned from their respective positions with us and the executive officers of Titan PCB West were duly elected as their successors as follows: David M. Marks became our Chairman of the Board, and Louis J. George became our President, Chief Executive Officer and Acting Treasurer. Mr. George has since resigned from all of his positions with the Company and Mr. James E. Patty became our President and Chief Executive Officer as of February 21, 2003. Mr. Marks resigned as Chairman of the Board on May 13, 2003 and Mr. Ciri was appointed the new Chairman. Mr. Patty resigned as President and Chief Executive Officer effective July 29, 2003 and Mr. Ciri was appointed as our Chief Executive Officer and Mr. Andrew Glashow was appointed as our President, effective July 29, 2003. Our directors immediately prior to the effectiveness of the Merger irrevocably resigned effective as of the close of business on September 15, 2002.

         Messrs. Jacobs and Weisberg resigned as directors, and Mr. George resigned as a director and from his position as our President and Chief Executive Officer, in each case effective on or around January 10, 2003, at which time Mr. George was appointed Managing Director of Operations for California, a position from which he later resigned as of April 15, 2003.

         On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively.

         Immediately after the Merger, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio
Investors of Wisconsin and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert our indebtedness into shares of common stock was initially determined by reference to our then contemplated offering price of Units (as defined below) to be issued in the Private Placement. On October 28, 2002, we revised the offering price to $0.75 per share of common stock. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of Wisconsin to provide for the issuance of 1,160,764 additional shares to Ohio Investors of Wisconsin and 68,667 additional shares of common stock to Irrevocable Children's Trust , to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The Shares related to the conversion of these debts were issued subsequent to August 31, 2002 include the corresponding effect of the translation.

         Upon  the  effectiveness  of  the  Merger,  we  commenced  the  Private
Placement pursuant to which we sold 2,792,567 shares of common stock in the Private Placement for aggregate gross proceeds of $2,094,426. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations - Liquidity and Capital Resources."

         On February 27, 2003, through our wholly-owned subsidiary Titan PCB East, we acquired certain assets of Eastern Manufacturing Corporation, for approximately $500,000 in a foreclosure sale from Eastern Manufacturing
Corporation's secured lender Eastern Bank. The results from Eastern Manufacturing Corporation's operations have been reflected in our financial statements from the date of acquisition. No goodwill resulted from this acquisition. For more information concerning the acquisition of assets from Eastern Manufacturing Corporation, see "Prospectus Summary - Recent Developments"

         Effective March 5, 2003, we purchased shares of common stock of Coesen representing 33.3% of its issued and outstanding shares of common stock from Mr. Howard Doane, the principal stockholder and an officer and director of Eastern Manufacturing Corporation, in exchange for 30,000 shares of common stock and $5,000 in cash. In connection with the share purchase, David M. Marks, one of our Directors, was elected to the Board of Directors of Coesen and Mr. Doane resigned as a director of Coesen. In addition, Mr. Doane and the two other stockholders of Coesen entered into a stockholders agreement with Coesen dated as of March 5, 2003 pursuant to which they agreed not to take actions not in the ordinary course of business without our prior written consent.

         Management has devoted substantial time since the Merger to the integration and reorganization of our various business units. We anticipate that this integration and reorganization of our business will continue to require substantial management resources for much of the third and fourth quarters of our fiscal year ending August 31, 2003 and that, as a result, we may not realize the anticipated economies of scale and scope, as well as the attendant improvements in our operating results, until possibly the next fiscal year.

         For the year ended August 31, 2002 and nine months ended May 31, 2003, ten customers accounted for 41% and 35% of our revenue, respectively. As of May 31, 2003, we had a working capital deficit of $1,558,263 and an accumulated deficit of $5,275,757. We generated revenues of $8,321,292 for the year ended August 31, 2002 and incurred a net loss of $1,730,801. In addition, during the year ended August 31, 2002, net cash used in operating activities was $539,868.

         We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this prospectus do not represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our consolidated financial statements are costs based on the integration of the acquired companies and assets that comprise our operations. Accordingly, we believe that, at our current stage of operations period-to-period comparisons of results of operations are not meaningful.

         Plan of Operations

         Our business strategy is to:

         o to target potential customers and industries needing prototype boards with required turnaround times of between 24 hours and the industry standard 10-days as well as preproduction needs requiring numerous types of materials;

         o to aggressively market specialty manufacturing services for time sensitive, high-tech prototype and pre-production Rigid and HVR FlexTM (rigid-flex) PCBs to the high technology industry and cater to customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface whether for production or research and development;

         o to expand our services to include rigid-flex combinations in order to diversify sources of revenue;

         o to expand our sales through the marketing and manufacture of rigid-flex PCBs using the patented HVR Flex process available as a results of our acquisition of assets from Eastern Manufacturing Corporation in February 2003;

         o to acquire and integrate strategic assets of companies producing time sensitive, high tech prototype and pre-production PCBs with other unique customers, technology or processes in order to accelerate entry into our target market;

         o        to  acquire   manufacturing   facilities  that  have  military
                  certification or add value to our current time-sensitive manufacturing service business; and

         o to develop and continuously improve fabrication and sales processes in order to improve margins and competitive pricing.

         We plan to add additional independent sales representatives to extend our selling capacity. Commission costs therefore will fluctuate depending on the origin of sales orders with our internal sales team or our independent sales representative organization. We also plan to increase our marketing expenditures. There are no assurances that additional independent sales representatives or increased marketing expenditures will increase our revenues.

         We expect our general and administrative costs to increase in future periods due to our operating as a public company whereby we will incur added costs for filing fees, increased professional services and insurance costs.

         We have been in the process of moving our West Coast manufacturing facilities from Santa Clara, California to Fremont, California over the past financial quarter and we expect to complete our move by the end of the current fiscal quarter. The cost of the move is being financed from the proceeds of the previous private offering of our equity securities as well as funds from operations. We anticipate that most of the cost will be recorded in the financial statements for the third and fourth fiscal quarters of 2003.

Accounting Principles; Anticipated Effect of Growth

         Below we describe a number of basic accounting principles which we employ in determining our recognition of revenues and expenses, as well as a brief description of the effects that we believe that our anticipated growth will have on our revenues and expenses in the future.

Revenues

         We recognize revenues upon shipment to our customers. We record net revenues as our gross revenues less an allowance for returns. At May 31, 2003, we had approximately 360 customers. We provide our customers a limited right of return for defective PCBs and record an allowance against gross revenues for estimated returns at the time of sale based on our historical results. Because our customers quickly test the PCBs we manufacture for them, the majority of returns for defects occur within the first 15 days following shipment. At May 31, 2003, we provided an allowance against gross revenues for returns of $30,000 and as allowance for doubtful accounts of $50,000. Actual return may differ materially from our estimates, and revisions to the allowances may be required from time to time.

         We expect the number and complexity of PCBs we sell to fluctuate with the changes in demand from our customers and, the prices we charge our customers to fluctuate as a result of intense competition in the PCB industry and the current economic situation and its impact on the high technology market. Until industry conditions improve and demand increases, we expect that decreased average pricing will continue to negatively affect our sales.

         We expect sales to grow as we develop our reputation in our target market and as a result of our move to our facility in Fremont, California and the re-opening of our newly acquired facility in Amesbury Massachusetts. Management anticipates fluctuations in revenues as operations will be disrupted and in flux for a short period of time in connection with our move to Fremont and as we establish our reputation, quality processes, and acquire certification with customers and certification agencies on both coasts as well as new customers across the US. Additional acquisitions will also increase revenue as well as cause disruption as facilities, employees, and processes are integrated. We expect these fluctuations to be relatively short lived while expecting the revenue growth to be more permanent with the variable of market demand as a condition.

         Future demand and product pricing will depend on many factors including product mix, levels of advanced technology, capacity utilization, competitive pressure in the PCB industry, and economic conditions affecting the markets we serve and the electronics industry in general. The current uncertainty regarding the level and timing of an economic recovery in our product markets and volatility in our customer forecasts continue to make our forecasting less reliable than in prior periods. However, at this time we expect sales in the fourth quarter of fiscal 2003 to be increased over those in each of the second and third quarters of fiscal 2003.

         In each, case our plan of operations anticipates that our internal growth, as well as acquisitions of competitors, shall materially contribute to our ability to increase our revenues as described above.

         Through May 2003, we anticipate that our primary source of revenues will be from rigid bare-board manufacturing that provides time sensitive, high technology, and superior quality PCB's to the electronics industry at a competitive price. We are focused on higher layer counts and finer line production. Our revenues have been derived from different areas including delivery of prototype/pre-prototype boards from 24 hours to 14-day standard time as well as pre-production with numerous types of materials. The essential element of our success, current and future, will be to service those customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface.

         In the future, Titan PCB West expects to receive revenues from customers who need rigid-flex and increasingly complex rigid bare-board manufacturing that provides time sensitive, high technology, and superior quality PCBs. In addition, after an initial inspection and certification period, Titan PCB East and Titan PCB West intend to expand their sales focus to the military market place, which includes those vendors supplying the U.S. military with products in our target market.

Cost of Revenues

         Cost of revenues consists of materials, labor, outside services and overhead expenses incurred in the manufacture and testing of our products. Many factors affect our gross margin, including, but not limited to, capacity utilization, production volume, production quality and yield. We do not participate in any long-term supply contracts and we believe there are a number of high quality suppliers for the raw materials we use. Our cost of goods, as a percentage of revenues, varies depending on the complexity of the PCBs we manufacture in any given period.

         Based upon our plan of operations, we anticipate that our cost of revenues will increase as our revenues increase, but that cost of revenues as a percentage of net revenues shall generally decrease for a period of time as our revenues increase. We believe that the amount of the decrease of this percentage over the next several fiscal periods will be dependent in large part upon the source of the increase in revenues. For example, an increase in our penetration in the existing market for our goods and services will permit us to increase revenues at a low cost in part by causing us to utilize a greater portion of our existing manufacturing capacity, an expense which we already incur. On the other hand, an increase in our revenues attributable to our offering a greater portfolio of products and services or an increase in the technology or complexity of products and services may result in less of a decrease in such percentage as such activities may initially be less efficient than our existing operations.

         Included in cost of revenues is overhead which is relatively fixed on an annual basis. Materials are variable and labor is semi-variable and are influenced by the complexity of orders as well as the quantity of orders. As our business is continually changing with regard to the type of product produced, we plan to implement broader use of production systems to control the overtime in production as well as the use of materials in production. We anticipate that these systems will assist in the pricing of its products with the objective to be more competitive and profitable in our target market.

         We intend to continue to expand and upgrade our production capability as well as our production systems and processes and the financial systems interface in order to better manage material, labor and overhead costs.

Expenses

         Our operating expenses for the year ended August 31, 2002 and the nine months ended May 31, 2003 are comprised of costs for sales and marketing, general and administrative, non-recurring costs and costs related to mergers and acquisitions, as well as the cost of developing operating facilities.

         Selling and marketing expenses consist primarily of salaries and commissions paid to our internal sales team, commissions paid to independent sales representatives and costs associated with advertising and marketing activities. We expect our selling and marketing expenses to fluctuate as a percentage of sales as we add new personnel, develop new independent sales representative channels and advertise our products and company.

         We intend to expand our direct, indirect and distributed channels sales plan in order to best utilize our newly acquired HVR FlexTM (rigid-flex) manufacturing capability as a result of our acquisition of the assets from Eastern Manufacturing Corporation as well as our geographic expansion in rigid bare board products.

         General and administrative expenses include all corporate and administrative functions that serve to support our current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries and benefits, travel, network administration and systems/data processing, training, rent/leases and professional services. We expect these expenses to increase as a requirement of operating as a public company and we further expect these expenses to fluctuate as a percentage of revenues as we expand our business. We intend to expand our customer and sales support operation in order to support the increased complexity and volume of our PCB business and our anticipated use of indirect sales. We do not expect a material increase in sales and marketing expense that is not consistent with an increase in sales over a reasonable period of time. Since operating results for the fiscal year ended August 31, 2001 include only 1-1/2 months of operations, the results of operations comparisons may not be relevant. We anticipate our sales and marketing costs to fluctuate as a percentage of revenue due to the addition of sales personnel and various marketing activities planned throughout the year.

         For the year ended August 31, 2002 and nine months ended May 31, 2003, non-recurring costs include the expense of developing new facilities and processes. As part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger costs in the future.

         Interest expense, including finance charges, relates primarily to our $640,000 24% note used for the purchase of EMC, an accounts receivable and inventory line of credit with an entity owned by a former member of our board of directors, an accounts receivable line of credit, a term loan secured by the equipment of Titan PCB East. We expect interest expenses to fluctuate as a percentage of revenues based on the timing of borrowings under our line of credit.

Results of Operations

         The following table sets forth income statement data for the nine month periods ended May 31, 2003 and 2002 and the year ended August 31, 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. We were incorporated on March 27, 2001 and commenced our operations after our acquisition of SVPC Circuit Systems, Inc. on July 16, 2001. Since operating results for the fiscal year ended August 31, 2001 include only 1-1/2 months of operations, the results of operations for the year ended August 31, 2001 are not comparable to the results of operation for the year ended August 31, 2002.


                                  Nine Months Ended   Fiscal Year Ended
                                       May 31,            August 31,
                                 2003          2002          2002
                                ------        ------        ------
Revenues                         100.0%        100.0%        100.0%
Cost of revenues                  92.4          86.1          85.1
                                ------        ------        ------
Gross profit                       7.6          13.9          14.9

Operating expenses:
Sales and marketing               12.1          10.2          10.2
General and administrative        15.7          11.8          13.5
Non-recurring costs                6.1           0.5           6.5
Merger costs                      17.7            --            --
Total operating expenses          51.6          22.5          30.2

Operating loss:                  (44.0)         (8.6)        (15.3)
Interest Expense                  (3.9)         (3.6)         (5.8)
Other income and expense           1.1           0.2           0.3
                                ------        ------        ------

Net loss                         (46.8)%       (12.0)%       (20.8)%
                                ------        ------        ======

         Nine Months Ended May 31, 2003 Compared to the Nine Months Ended May 31, 2002

         Revenue

         Revenue increased by $1,232,503 or 19.3% from $6,382,026 in the nine months ended May 31, 2002 to $7,614,529 in the nine months ended May 31, 2003. This increase resulted primarily from the sales achieved in our latest acquisition of EMC of $1,441,481. This was offset by decrease in average pricing as a result of product mix changes, competitive pressures on pricing for both quick-turn and volume orders resulting from the overall decline in the electronics industry, and a lower level of premium revenue. While we see some stabilization in pricing as competitors are unable to effectively compete and are being forced to close, we expect this situation to continue for the near future. As each customer and customer order is essentially unique and customized to their specifications, a unit sales number other than by category of rigid and rigid-flex is not relevant. Revenues for the nine months ended May 31, 2002 were generated under different management and resulted from sales of a combination of flex and rigid PCBs, but records indicating the ratio between the two are not available.

         Cost of Revenue

         Cost of revenue increased $1,539,604, or 28.0%, from $5,497,372 in the nine months ended May 31, 2002 to $7,036,976 in the nine months ended May 31, 2003. The increase in cost of revenue resulted from a greater number of PCBs sold, process inefficiencies, and an increase in labor costs primarily due to inefficiencies incurred during the transition between the new facility in Fremont and the facility in Santa Clara. As a percentage of revenue, cost of revenue increased from 86.1% of revenue in the nine months ended May 31, 2002 to 92.4% of revenue in the nine months ended May 31, 2003. Such increase was caused by the reduction of prices for the PCBs as well as the reasons described above. We expect the cost of revenue to fluctuate as a percentage of revenue as the costs we incur for our materials are affected by the volume of product we purchase to fulfill our customers' orders, by process changes as we integrate operations and quality process programs and by labor while we transition between facilities.

         Gross Profit

         Gross profit decreased by $307,101 or 34.7%, from $884,654 in the nine months ended May 31, 2002 to $577,553 in the nine months ended May 31, 2003. The decrease in gross profit resulted primarily from a greater volume of PCBs produced at decreased prices as well as the increased labor costs primarily due to inefficiencies incurred during the transition between the new facility in Freemont and the facility in Santa Clara, and inefficiencies in process management. Our gross profit was 13.9% of revenue in the nine months ended May 31, 2002 compared to 7.6% of revenue in the nine months ended May 31, 2003. The impact of the increases in sales was also mitigated by various costs relating to materials, production personnel, production processes and overhead expenses not in place in the preceding comparable period. We expect our gross profit to fluctuate as a percentage of revenue based on the demand from our customers which affects our costs and volatility in prices we charge our customers due to intense competition in the PCB industry.

         Operating Expenses

         Sales and marketing expenses increased by $268,174, or 41.0%, from $653,475 in the nine months ended May 31, 2002 to $921,649 in the nine months ended May 31, 2003. As a percentage of revenue, sales and marketing expense increased from 10.2% of revenue in the nine months ended May 31, 2002 to 12.1% of revenue in the nine months ended May 31, 2003. This increase was due to the addition of sales personnel in the nine months ended May 31, 2003 as well as the additional sales personnel upon the acquisition of EMC.

         General and administrative expenses increased $444,425 or 59.2% of sales from $750,772 in the nine months ended May 31, 2002 to $1,195,197 in the nine months ended May 31, 2003. The largest increase ($209,443) was due to a company-imposed penalty associated with the timing of the initial registration of shares. The increases were associated with the increase in personnel due to the acquisition of EMC offset by reduction of personnel in Titan PCB West and an increase in our operating costs as a result of the Merger. In addition, during the nine months ended May 31, 2003, the Company recorded an accrual of $140,000 liability related to a pending lawsuit.

         During the nine months ended May 31, 2003, the Company incurred merger costs of $1,354,595 or 17.7% of sales as compared to zero in the nine months ended May 31, 2002. These merger costs included the cost of merger-related consulting services paid through issuance of Company stock and professional fees for the merged related filings with the SEC. As part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger-related costs in the future.

         Non-recurring costs increased by $429,311, or 1337.3%, from $32,103 in the nine months ended May 31, 2002 to $461,414 in the nine months ended May 31, 2003. As a percentage of revenue, non-recurring costs increased from 0.5% in the nine months ended May 31, 2002 to 6.1% in the nine months ended May 31, 2003. Non-recurring costs include certain non-capitalized cost related to the relocation of its plants and corporate offices to its' new facilities located in Fremont, California, which are expected to be in service in third quarter calendar year 2003. Such costs primarily include moving and relocation cost and cost for temporary labor to set up machinery and equipment to working conditions. On July 26,

2002, we executed a sublease for a former facility of Tyco Electronics, Inc. located in Fremont, California. We have begun to occupy that facility during the second calendar quarter of 2003 and plan to move all of our current operations to that the Fremont facility and out of Santa Clara by the end third calendar quarter of 2003. We have incurred non-capitalized costs of $786,332 during the nine months ended May 31, 2003 to retrofit that facility to our specifications. We anticipate we will incur additional facility-related costs of approximately $350,000 to complete the facility. There may be additional non-recurring costs related to the closing of the Santa Clara facility.

         Interest expense, including amortization of loan fees in the nine months ended May 31, 2003, increased by $69,389, or 30.2%, from interest expense of $229,766 in the nine months ended May 31, 2002 to $299,155 in the nine months ended May 31, 2003. As a percentage of revenue, interest expense increased from 3.6% in the nine months ended May 31, 2002 to 3.9% in the nine months ended May 31, 2003. In the nine months ended May 31, 2003, interest expense relates primarily to interest expense associated with our 24% $640,000 principal amount of private placement promissory notes (the "Notes") which carried $240,000 stock value issuance and is being amortized over the one-year life ($80,000 expensed during the nine months ended May 31, 2003) and our credit facilities with Alco Financial Services ("Alco") and Equinox Business Credit Corp. ("Equinox") described below. The Notes were primarily issued to facilitate our purchase of EMC in February 2003. We anticipate retiring these 24% promissory notes during the fourth quarter. Interest expense in the nine months ended May 31, 2002 primarily related to a real estate loan of approximately $3,349,000, factoring of our accounts receivable and, to a lesser degree, interest expense from lease obligations and a $100,000 renewal fee on our term loan. We anticipate interest expense, thereafter, to fluctuate as a percentage of revenue based on the timing and amounts borrowed under our line of credit and other credit facilities we may enter into from time to time.

         Miscellaneous (expenses) income increased by $69,917 or 403.4%, from $17,334 in the nine months ended May 31, 2002 to $87,251 in the nine months ended May 31, 2003. This increase was primarily attributable to gain on the settlement of payables for professional fees with warrants issued.

Commitments

                                                   Payments Due by Period
                                 -------------------------------------------------------
                                            Less than     1 to         4 to       After
                                   Total     one year    3 years      5 years    5 years
                                 ---------    -------   ----------    -------    -------
Employment Agreements              531,250    125,000      250,000    156,250          -
Long-term debt -                   630,771    193,335      437,436          -          -
Capital Lease Obligations          442,810    155,373      276,141     11,296          -
Operating Lease                  1,661,900    383,160      676,980    451,320    150,440
                                 ---------    -------   ----------    -------    -------
Total Cash Commitments           3,266,731    856,868    1,640,557    618,866    150,440
                                 =========    =======    =========    =======    =======

         Liquidity and Capital Resources

         Our principal sources of liquidity have been cash provided by operations, borrowings under our various debt agreements and private placement offerings of securities. Our principal uses of cash have been for operations, to meet debt service requirements, finance capital expenditures and for acquisition activities. We anticipate these uses will continue to be our principal uses of cash in the future.

         We will require additional financing in order to implement our business plan. We currently anticipate capital expenditures of at least $1 million during the next 12 months in order to complete our transition into our Fremont and Amesbury facilities. If the anticipated cash generated by our operations are insufficient to fund requirements and losses, we will need to obtain additional funds through third party financing in the form of equity, debt or bank financing. Particularly in light of our limited operating history, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, our business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our common stock may experience substantial dilution. In addition, as our results may be negatively impacted and thus delayed as a result of political and economic factors beyond our control, including the war in the Middle East and its impact on the high technology market and the economy in general, our capital requirements may increase.

         The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; the loss of any of our major customers; a continued downturn in the economy in general or in the technology sector; a further decrease in demand for electronic products or continued weak demand for these products; our ability to attract new customers; our ability to reduce costs, including those associated with our restructuring plan; an increase in competition in the market for electronic interconnect solutions; and the ability of some of our new customers to obtain financing. These factors or additional risks and uncertainties not known to us or that we currently deem immaterial may impair business operations and may cause our actual results to differ materially from any forward-looking statement.

         Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in our expectations.

         In the nine months ended May 31, 2002, net cash used by operations was $13,573 while in the nine months ended May 31, 2003 we used net cash of $2,032,703 in operating activities, an increase of $2,019,130. This increase was caused, in part, by an increase in net losses of $2,803,078.

         In the nine months ended May 31, 2003, we used $427,254 for the purchase of fixed assets compared to $130,854 use for the purchase of fixed assets in the nine months ended May 31, 2002, an increase of $296,400, or 226.5%. We have been acquiring equipment to outfit our new facility in Fremont, California and expect to expend additional funds to obtain other necessary equipment for both of our subsidiaries. We expect to incur additional capitalized costs of $350,000 upon completion. In the nine months ended May 31, 2003, we purchased substantially all of the assets of Eastern Manufacturing
Corporation ("EMC") for $500,000. In a separate transaction, we purchased $50,000 of accounts receivable of EMC in February 2003.

         As of May 31, 2003, we raised a total of $2,052,851 from our Private Placement which we received $764,552 in the quarter ended November 30, 2002 and $1,288,299 in the quarter ended February 28, 2003. We received $300,000 in August 2002 as advances from two investors which were converted into 400,000 shares of the Company stock during quarter ended November 30, 2002. We completed the Private Placement in January 2003. A portion of the funds received from the Private Placement have been used for operating activities.

         During the nine months ended May 31, 2003, we increased our borrowings under our credit agreement with Alco, an entity owned by a former member of our Board of Directors, by $127,956. Under the terms of the agreement, we can borrow up to the sum of (1) 80% of the net face amount of Titan's eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. We had no borrowings from Alco during nine months ended May 31, 2002. Also during the nine months ended May 31, 2003, we repaid obligations from notes, loans and capital lease obligations totaling $42,415. During the second quarter 2003, Titan PCB East entered into a promissory note agreement with several individual lenders for $640,000. The note was subsequently assigned to, and assumed by, Titan PCB West. We received financing of $682,060 through short-term and long-term debt. In the nine months ended May 31, 2002, we received note and loan proceeds of $367,370 and repaid $264,309 of those obligations, and we also received $200,000 loan from a related party to finance our day-to-day operations. We received financing of $682,060 through short-term and long-term debt during the nine months ended May 31, 2003. During the nine months ended May 31, 2003, as a result of the Merger, $2,144,146 in loans and notes were converted to equity.

         Under the terms of our agreement with Alco, we can borrow up to the sum of (1) 80% of the net face amount of our eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. Borrowings under the loan agreement incur interest charges at a rate equal to the greater of (a) 3.5% over the prime rate or (b) interest rate at the date of the loan agreement (June 28, 2002), and matures on June 28, 2005. This loan is subject to a loan fee of $24,000 for one year and a minimum monthly interest charge of $7,500, and it is secured by the accounts receivable and inventory of Titan. As of May 31, 2003, the balance of the loan was $861,640. Under our agreement with Alco, after an event of default under the credit facility we may not (a) grant any extension of time for payment of any accounts, (b) settle any accounts for less than the full amount of the account (c) release any account debtor; or (d) grant any credits with respect to any account. we are subject to certain restrictions and covenants.

         On May 9, 2003, we entered into a loan and security agreement (the "Equinox Agreement") with Equinox, and paid a loan fee of $19,000 which is being amortized to interest expense at $1,583 per month. Under the terms of the Equinox Agreement, we can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400,000 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2003 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. We are subject to certain restrictions and covenants under the Agreement. During the three-month and nine-month periods ended May 31, 2003, we amortized loan fees of $1,072 and paid interest of $5,332. The outstanding principal balance outstanding under the Equinox Agreement was $682,060 at May 31, 2003.

         Upon the effectiveness of the Merger, we commenced the Private Placement, initially of units (each a "Unit"), each Unit being comprised of one share of our common stock and a 5 year warrant to purchase one share of our common stock at an exercise price of $1.50 per share. Effective October 28, 2002, we amended the offering structure to provide for, among other things, the offering of shares of common stock (without common stock purchase warrants) at $0.75 per share, reduced from its previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the Private Placement who had purchased Units prior to October 28, 2002 was provided an opportunity to rescind its purchase and receive a refund of their purchase prices when the terms of the offering were amended. None of the investors availed themselves of the refund offer. Instead, those investors agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of common stock at $0.75 per share. As of January 9, 2003, we had sold 2,792,567 shares of common stock in the Private Placement for aggregate gross proceeds of $2,094,426. We used the majority of the proceeds of the Private Placement, after deducting fees and expenses related to the Private Placement, for general working capital needs and the build-out of new facilities. Fees and expenses related to the Private Placement included $113,905 paid to R. F. Lafferty and Co., Inc., and $30,000 paid to Berry-Shino Securities in consideration of their assistance with the Private Placement. These costs were paid out of the proceeds received from the Private Placement.

         On February 27, 2003, through our subsidiary, Titan PCB East, we acquired substantially all of the assets of Eastern Manufacturing Corporation, for approximately $500,000 in a foreclosure from Eastern Manufacturing Corporation's secured lender, Eastern Bank. The acquired assets included equipment, work-in-progress, inventory, technology, technology and patent licenses and customer lists. In connection with this acquisition, we were assigned Eastern Manufacturing Corporation's rights under a license agreement with Coesen, to manufacture PCBs using the HVRFlex Process. We also entered into a lease for the facility in Amesbury, Massachusetts, previously leased by Eastern Manufacturing Corporation. We financed the acquisition of Eastern Manufacturing Corporation's assets through the issuance and sale on February 27, 2003 of secured promissory notes by Titan PCB East to a limited number of accredited investors in a private placement. The promissory notes have an aggregate face amount of $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and an option to purchase real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms. In connection with the issuance of the promissory notes, the investors were issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts.

         On May 9, 2003, Titan PCB East entered into a loan and security agreement with Equinox Business Credit Corp. Under the terms of the agreement Titan PCB East can borrow up to for a credit line of up to $1,200,000 at an interest rate of 8.50% or the sum of the Prime Rate plus 3.5%. As of May 31, 2003 Titan PCB East had borrowed $682,060 under this agreement.

         On July 29, 2003, we entered into the Investment Agreement with Dutchess which provides that, following notice to Dutchess from time to time over a 36-month period, we may put to Dutchess up to $1.5 million in shares of our common stock for a purchase price equal to 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board for our common stock during the five trading day period following that notice. The number of shares that we will be permitted to put at any one time pursuant to the Investment Agreement will be limited by our common stock's trading volume and other factors set forth in the Investment Agreement. In turn, Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio.
See "Plan of Distribution"

         We expect to significantly increase our manufacturing capacity in the fourth quarter 2003 as a result of our move to our leased facility in Fremont, California, our acquisition of assets from EMC and our entry into a new lease for the manufacturing facility in Amesbury, Massachusetts that was formerly leased by EMC. In connection with this capacity increase, we anticipate improved production and process utilization once all systems are in place, upgraded and operating within expected range at these two facilities. The cost for our capacity expansion program from the re-location to Fremont, California and the acquisition of Eastern Manufacturing Corporation's assets is expected to be approximately $1.3 million, the majority of which has already been incurred. We expect to fund our expansion projects with a combination of current cash resources, internally generated funds and external financing. Once completed, we expect these expansion projects to increase production capacity by over 100% and we anticipate that at such time our manufacturing facilities will support production of rigid and rigid-flex PCBs.

         Our planned capacity expansions involve risks. We may encounter construction delays, equipment delays, process inefficiencies, labor shortages or disputes and production start-up problems that could prevent us from meeting our customers' delivery schedules. We expect to incur new fixed operating expenses associated with our expansion efforts, including increases in depreciation expenses and lease expenses. The current unfavorable economic conditions affecting major customers or the electronics industry in general may affect our ability to successfully utilize our additional manufacturing capacity in an effective manner. If our revenues do not increase sufficiently to offset increased expenses, our operating results may be adversely affected.

Quantitative And Qualitative Disclosures About Market Risk

         Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest income we can earn on our available funds for investment. We ensure the safety and preservation of our invested principal funds by limiting default risk, market risk and reinvestment risk. We mitigate default risk by investing in high quality, short-term securities. We do not believe that changes in interest rates will have a material effect on our liquidity, financial condition or results of operations.

         We are exposed to market risk for changes in interest rates in our credit facilities with Alco and Equinox. We do not have interest rate risk in our long-term debt and do not enter into interest rate swap agreements. A change in interest rates would not affect interest expense on the $640,000 principal amount, 24% per month short-term promissory note issued to help finance the acquisition of the Eastern Manufacturing Corporation assets because that instrument bears a fixed rate of interest.

Impact of Inflation

         We believe that our results of operations are not dependent upon moderate changes in inflation rates as we expect we will be able to pass along component price increases to our customers.

Seasonality

         We have experienced sales fluctuations due to customer business shut downs over December holidays and the slow down of purchasing activities in the summer during peak vacation months.

Recently Issued Accounting Standards and Critical Accounting Policies

Recently Issued Accounting Standards
       In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Statement 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The Company does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. The Company does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.

Critical Accounting Policies

The U.S. Securities and Exchange Commission ("SEC") recently issued Financial Reporting Release No. 60, "CAUTIONARY ADVICE REGARDING DISCLOSURE ABOUT CRITICAL ACCOUNTING POLICIES" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: inventory valuation, which affects our cost of sales and gross margin; and allowance for doubtful accounts, which affects the general and administrative expenses. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Inventory Valuation
Our policy is to value inventories at the lower of cost or market on a part-by-part basis. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess or obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future demand for our products within a specified time horizon, generally 12 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing and are consistent with our revenue forecasts. If our demand forecast is greater than our actual demand we may be required to take additional excess inventory charges, which will decrease gross margin and net operating results in the future. In addition, as a result of the downturn in demand for our products, we have excess capacity in our manufacturing facilities. Currently, we are not capitalizing any inventory costs related to this excess capacity as the recoverability of such costs is not certain. The application of this policy adversely affects our gross margin.

Allowance for doubtful accounts
We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

                                    BUSINESS

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from research and development phase to production phase, thus increasing their competitive position.

         We are able to produce high technology PCBs with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, silver and tin/nickel finishes. Our PCBs are also engineered to support electrical characteristics for high-speed digital designs consisting of controlled impedance.

         Our bare-board manufacturing operations provide time sensitive PCBs to the electronics industry at a competitive price. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

         Our standard panel sizes range from 12" x 18" to an oversize panel of 24" x 30". The base cost of a PCB is primarily determined by the amount of boards that can be placed on manufacturing process panel. We have the capability to produce up to 34 layer circuit boards with finished hole aspect ratios up to 15 to 1 (15:1). The number of layers of a PCB can affect our weekly manufacturing capacity. For example, an order representing a higher number of layers, 12 or more, will decrease overall capacity, whereas an order for PCBs with less than 12 layers will increase overall capacity. However, we expect that any decreases in capacity caused by the manufacture of PCBs with a greater number of layers would be offset by a higher average panel price.

         We have substantially completed the relocation and upgrade of our PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. We also operate a facility in Amesbury, Massachusetts which we occupy as a result of our acquisition of assets of EMC.

Industry Background

         PCBs serve as the foundation of most complex electronic products. The PCB manufacturing industry has benefited from the proliferation of electronic products in a variety of applications, ranging from consumer products, such as cellular telephones, to high-end commercial electronic products, such as communications and computer networking equipment. PCBs are manufactured from sheets of laminated base material purchased from various laminate suppliers. Each sheet (also known as a manufacturing process panel) typically consists of multiple PCBs, while each board contains its own identity consisting of electrical circuitry etched from copper to provide an electrical connection between the components mounted to it.

         Products that utilize PCBs have high levels of complexity and short life cycles as original equipment manufacturers continually develop new and increasingly sophisticated products. We believe these characteristics benefit PCB manufacturers that can assist original equipment manufacturers in bringing a product to market faster by providing the engineering expertise, process controls and execution capabilities to accelerate product development and quickly proceed to volume production. We believe manufacturers of complex electronics products in high-growth markets, including consumer electronics, the computer and networking industry, medical devices, military contracts, automobiles, aviation and the telecommunications industry are continually under pressure to bring their products to market faster. The success of these industries is dependent on, among other things, technological advancements, demand for a wider variety of product applications, and increasingly powerful electronic components. We believe that the time-critical and highly complex nature of the new and emerging markets will further increase the demand for rapid production of complex PCBs.

         We see several trends in the PCB manufacturing industry. These include:

         Importance of Prototype PCB Production.

         We believe that original equipment manufacturers are placing increased emphasis on the prototype stage of PCB production in order to accelerate product development. We believe that domestically, higher volume production of PCBs is becoming increasingly more competitive, as much of such production is exported to countries overseas for low cost manufacturing. We believe in placing a stronger emphasis towards the small volume, highly complex, multi-layer prototype PCBs for original equipment manufacturers in research and development companies headquartered in areas such as Silicon Valley, while the production volumes are mass-produced at other locations.

         Shorter Electronic Product Life Cycles.

         We believe that rapid changes in technology are shortening the life cycles of complex electronic products and reducing the period during which products are profitable, placing greater pressure on original equipment manufacturers to bring new products to market faster. We also believe that the rapid adoption of innovative electronic products is heightening the need for original equipment manufacturers to minimize the time required to advance products from prototype design to product introduction. We believe these time-to-market requirements are causing original equipment manufacturers to increasingly rely on PCB manufacturers who have the capability to meet the technology demands of compressed product life cycles.

         Increasing Complexity of Electronic Products.

         We believe that the increasing complexity of electronic products is driving technological advancements in PCBs. Original equipment manufacturers are continually designing more complex and higher performance electronic products, which require PCBs that can accommodate higher speeds and component densities. We believe that original equipment manufacturers are increasingly relying upon prototype PCB manufacturers who invest in advanced manufacturing process technologies and sophisticated engineering staff to accelerate product development.


Services

         We provide its  customers  with a competitive  prototype  manufacturing
solution  from  prototype  through  pre-production  development.   Our  services
include:

         Time Sensitive (Quick Turn Production).

         Our clients are typically product and chip designers that need high quality prototype PCBs on an expedited basis. We produce prototype PCBs of various types and complexities based on our clients specifications, with delivery times ranging between 24 hours and a standard lead time of 10 days. Because we process customer orders on a time sensitive basis, we do not typically have more than a two-week backlog of customer orders at any one time.

         Process Development.

         Our clients are concerned with the manufacturing yields that are generally reflected in each volume production run of a market ready PCB. We work closely with our customers' engineering departments to develop "Design for Manufacturing" standards for future high volume production. The purpose of our design assistance efforts is to determine efficient layouts of PCBs to improve production yields and decrease volume production costs of a market ready PCB.

         System Testing.

         We have the capability to perform several methods of electrical testing on a finished PCB.

         One method is using a custom test fixture that is manufactured internally and attached to a universal grid test machine. The pins in the test fixture will establish continuity between the universal grid and the exposed metal on the surface of the PCB. When a test is performed, the test fixture will verify that a circuit board's electrical continuity and electrical characteristics are performing properly. Due to the cost of these custom test fixtures, this option is best used on larger quantity orders.

         The other method of testing is known as fixtureless testing, which is more time consuming as it tests each PCB, but more cost effective as it eliminates the need for test fixtures. Fixtureless testers, also known as flying-probes, utilize a series of pointed pins that float around the surface of the circuit board to verify electrical continuity and characteristics.

         Both methods can be operated through an industry electrical test format known IPC 356. Our combination of equipment and software provides the added flexibility for time sensitive manufacturing and a reliable electrical test at competitive prices for prototype and pre-production orders.

Technology

         The market for our products is characterized by rapidly evolving technology. In recent years, the trend in the electronic products industry has been to increase the speed, complexity and performance of components while reducing their size and cost. Although none of our technology is proprietary, we believe our technological capabilities allow us to address the needs of manufacturers who need to bring complicated electronic products to market faster. PCBs serve as the foundation of products in electrical devices, large and small.

         To manufacture PCBs, we generally receive circuit designs directly from our customers in the form of computer data files, which are reviewed to ensure data accuracy, product manufacturability and design evaluation. Processing these computer files with computer aided design technology, we generate images of the circuit patterns on individual layers using advanced photographic processes. Through a variety of plating and etching processes, we selectively add and remove conductive materials to form horizontal layers of thin circuits called traces, which are separated by insulating material. A finished multilayer circuit board laminates together to form a number of circuitry layers, using intense heat and pressure under vacuum. Vertical connections between layers are achieved by plating through small holes called vias. Vias are made by highly specialized drilling equipment capable of achieving extremely tight tolerances with high accuracy. We specialize in high layer prototype PCBs with extremely fine geometries and tolerances, and uses automated optical inspection systems to ensure consistent quality. We also intend to use clean rooms for production purposes in the Fremont, California manufacturing facility, which will minimize particles that create manufacturing defects.

         We believe the highly specialized equipment we use is among the most advanced in the prototype and pre-production industry. We provide a number of advanced technology solutions, including:

         30+ Layer PCBs.

         Manufacturing PCBs exceeding 12 layers is more difficult to accomplish due to the greater number of processes required. We reliably manufacture PCBs up to 34 layers in a time-critical manner.

         Blind and Buried Vias.

         Vias are drilled holes which provide electrical connectivity between layers of circuitry in a PCB. They typically extend all the way through the circuit board, providing connections to external features. As the demand for wiring density in a circuit board increases, vias may block channels that are needed for circuitry. As an alternative to the difficult task of adding more layers, blind and buried via technology is employed. Blind vias connect the surface layer of the PCB to the nearest inner layer. Buried vias are holes that do not reach either surface of the PCB but allow inner layers to be interconnected. Since blind and buried vias only extend through the layers of the PCB in which they are required, more space is available on unpierced layers. Products with blind and buried vias can be made thinner, smaller, lighter and with more functionality than products with traditional vias.

         Sequential Lamination.

         When using blind and/or buried via technology in a multi-layer PCB, we often incorporate sequential lamination manufacturing processes. Sequential lamination uses a multiple PCB construction approach that generally increases the complexity of manufacturing due to an increase in the number of production steps. We use sequential lamination when there is a requirement for multiple sets of laminated, drilled and plated via assemblies.

         .003" Traces and Spaces Widths.

         Traces are the connecting copper lines between the different components of the PCB and spaces are the distances between traces. The smaller the traces and tighter the spaces, the higher the density on the PCB and the greater the expertise required to achieve a desired final yield on an order.

         Aspect Ratios of up to 15:1.

         The aspect ratio is the ratio between the thickness of the PCB to the diameter of a drilled hole. The higher the ratio, the greater the difficulty to reliably form, electroplate and finish all the holes on a PCB. We can drill holes using a .013" drill bit on backpanels measuring .200" thick.

         Thin Core Processing.

         A core is the basic inner-layer building block material from which PCBs are constructed. A core consists of a flat sheet of material comprised of glass-reinforced resin with copper foil on either side. The thickness of inner-layer cores is determined by the overall thickness of the PCB and the number of layers required. The demand for thinner cores derives from requirements of thinner PCBs, higher layer counts and various electrical parameters. Internal core thickness in our PCBs range from as little as 0.002 inches up to 0.039 inches. By comparison, the average human hair is 0.004 inches in diameter.

         Micro Ball Grid Array/Chip-on-Board Features.

         A ball grid array is a method of mounting an integrated circuit or other component to a PCB. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This array method allows for greater input/output density and requires PCBs with higher layer counts and tighter lines and spaces.

         Controlled Impedance.

         High speed digital requirements demand accurate timing and high signal speeds. Differential and single ended controlled impedance PCBs are manufactured to specific tolerances to meet these specifications. These customer specified impedance values are then verified prior to shipment using our specialized impedance test equipment.

         Computer Aided Manufacturing.

         We utilize Orbotech equipment and software, the worldwide leader in PCB manufacturing equipment and computer aided manufacturing software. These enhancements allow the software to automate many of the tasks that were handled manually by a technician, reducing overhead and costly operator errors. We believe that utilizing CAD generated data from the customer at our automated optical inspection machines and final electrical test will enhance yields and reduce scrap.

         HVRFlex Process

         The HVRFlexTM Process is a method of manufacturing rigid-flex PCB that uses traditional, high volume PCB manufacturing techniques without special materials or high-cost tooling to manufacture the same style of product as the older, conventional type rigid-flex, offering the same weight and space advantages at much higher yields and much lower cost. This also now enables the commercial electronics market place to take advantage of this technology and still meet their acceptable cost objectives for commercial system costs.

Customers And Markets

         Our customers include PCB design companies, original equipment manufacturers, electronics manufacturing service providers, and contract manufacturers that serve the rapidly changing electronics industry. We measure customers as those companies that place at least two orders in a 12-month period.

         Our current customers come from several different  industries including
the   security   industry,   chip   and   semiconductor   industries,   contract
manufacturing, telecommunication and bio-medical industries.

         Our top ten customers accounted for 41% of our revenues for the year ended August 31, 2002.

Sales And Marketing

         Our marketing strategy focuses on establishing long-term relationships with our customers' engineering staff and new product introduction personnel early in the product development phase.

         Our engineers, application support and managers provide support to our sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. In an effort to establish individual salesperson accountability for each client and the development of long term relationships, each customer is assigned one internal account manager and an outside sales representative.

         We market our services through four direct full time sales representatives and seven independent sales representatives, supervised by our Vice-President of Sales. We believe there are significant opportunities for us to increase our market penetration throughout the United States through further expansion of our inside and outside direct and independent sales representatives.

Suppliers

         The primary raw materials used in our manufacture of PCBs include copper-clad layers of fiberglass of varying thickness impregnated with bonding materials, chemical solutions such as copper and gold for plating operations, photographic film, carbide drill bits and plastic for testing fixtures.

         We utilize just-in-time procurement and consignment practices to maintain our raw materials inventory at low levels and works closely with our suppliers to obtain technologically advanced raw materials. Although we have preferred suppliers for some raw materials, the materials we use are generally readily available in the open market through numerous suppliers with the exception of one supplier of laminate material requested for use by our customers in less than 25% of our production. In addition, we periodically seek alternative supply sources to ensure that we are receiving competitive pricing and service. Adequate amounts of all raw materials have been available in the past and we believe this availability will continue in the foreseeable future.

Competition

         The PCB industry is highly fragmented and characterized by intense competition. Our principal competitors include, but are not limited to: DDI, Cirrexx, Harbor, Sanmina and Tyco.

         We believe we compete favorably on the following competitive factors:

         o        competitive pricing;

         o capability and flexibility to produce customized complex products;

         o        ability to offer time-to-market capabilities;

         o        ability   to   offer   time   sensitive   PCB    manufacturing
                  capabilities;

         o        consistently high-quality product; and

         o        outstanding customer service.

         In addition, we believe that our continuous evaluation and early adoption of new or revised manufacturing and production technologies and processes also gives us a competitive advantage. We believe that manufacturers like us, who have the ability to manufacture PCBs using advanced technologies such as blind and buried vias, higher layer count, larger panel size and finer traces and spaces widths along with improved process management have a competitive advantage over manufacturers who do not possess these technological and process capabilities. We believe these advanced manufacturing and production technologies are increasingly replacing and making obsolete older technologies that do not provide the same benefits. Our future success will depend in large part on whether we are able to maintain and enhance our manufacturing capabilities as new manufacturing and production technologies gain market share.

         Some of our competitors are likely to enjoy substantial competitive advantages, including:

         o greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

         o        more established and broader sales and marketing channels;

         o more manufacturing facilities worldwide, some of which are closer in proximity to our customers;

         o manufacturing facilities which are located in countries with lower production costs; and

         o        greater name recognition.

Governmental Regulation

         Our operations are subject to federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

         o the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

         o        ISO, DSCC and other facility/manufacturing process agencies;

         o the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

         o        corresponding state agencies.

         To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

Employees

         As of May 31, 2003, we had approximately 114 full time direct employees, none of whom were represented by unions. Of these employees, 91 were involved in manufacturing and engineering, 9 were in sales, customer/sales support, and marketing and 14 worked in accounting, systems and other support capacities. We have not experienced any labor problems resulting in a work stoppage and we believe that we have good relations with our employees. We increased our employee roster by approximately 45 full-time employees in connection with our acquisition of assets from Eastern Manufacturing Corporation. We do not expect any significant increase in the size of our labor force as a result of near term organic growth.

Legal Proceedings

         There is no past, pending or, to our knowledge, threatened litigation or administrative action (including litigation or action involving our officers, directors or other key personnel) which in the opinion of our management has had or is expected to have a material effect upon our business, financial condition or operations.

         On September 19, 2002, SVPC Partners, LLC, a predecessor company and SVPC Circuit Systems, Inc. were sued in Superior Court by Ms. Dana Ward who made a claim in the Superior Court of California, County of Santa Clara, alleging wrongful termination of employment and seeking unlimited damages. We have accrued a reserve of $140,000 in connection with this case. We believe that this case is without merit and intend to vigorously defend the suit.

Facilities

         Our current facilities are as follows:

  LOCATION                 SQUARE FEET             PRIMARY USE               LEASE TERMS
  --------                 -----------             -----------               -----------
 Fremont, CA               27,984                  Current Office &          Sub-lease   expires   January,
                                                   California                2009;    lease    payment   of
                                                   Manufacturing Facility.   $18,805 per month.

 Santa Clara, CA           14,721                  Currently        unused.  Month  to  month  lease,  with
                                                   Operations    moved   to  Ohio  Investors of  Wisconsin;
                                                   Fremont  in  July  2003.  lease  payment of $20,000  per
                                                   To be terminated.         month.

 Amesbury, MA              Three parcels:          Manufacturing             Lease  expires   February  28,
                           57,033 square feet      Facility/Office           2004;    lease    payment   of
                           2.168 acres                                       $17,500 per month.
                           2.478 acres

         In July 2003, we relocated the balance of our manufacturing operations from Santa Clara, California into our Fremont facility.

         Our facility in Amesbury, Massachusetts concentrates on time-sensitive manufacturing orders for PCBs and has the ability to produce products using rigid bare-board and the patented HVRFlexTM process that we license from Coesen. This location also includes front offices for our East Coast operations and storage facilities for inventory in addition to a complete manufacturing facility on the Amesbury, Massachusetts campus. The entire location consists of two distinct buildings.

         We  believe  our  Fremont,   California  and  Amesbury,   Massachusetts
facilities will be adequate for our current operating needs and continued near term growth.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our shares are traded on the OTC Bulletin Board, the symbol is TTGH. Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of our common stock. The following table sets forth, for the periods indicated, the high and low sales prices for the common stock since September 21, 2002:

                                              2003                      2002                      2001
                                              ----                      ----                      ----
                 Period                  High          Low        High           Low       High            Low
                 ------                  ----          ---        ----           ---       ----            ---
          First Quarter                 $2.95        $2.10         N/A           N/A        N/A            N/A
          Second Quarter                $2.30        $2.10         N/A           N/A        N/A            N/A
          Third Quarter                 $2.40        $0.90         N/A           N/A        N/A            N/A
          (through July 25,
          2003)
          Fourth Quarter                  N/A          N/A       $3.50         $1.50        N/A            N/A


The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from the Standard & Poor's ComStock, Inc. & Media General Financial Services.

         We estimate that as of June 30, 2003, there were approximately 1,462 holders of record of the common stock.

                                   MANAGEMENT

Directors, Officers and Significant Employees

         The names and ages of our directors, executive officers and significant employees are set forth below. We expect that each of our executive officers will devote his energies to our business on substantially a full-time basis.

Name                        Age    Position(s) Held
----                        ---    ----------------
Robert Ciri                  51    Chairman of the Board, Chief Executive
                                    Officer and Director
Andrew Glashow               40    President, Director
James E. Patty               48    Director
David M. Marks               35    Director
Joel Gold                    66    Director
Stephen Saul Kennedy         35    Vice President Sales, Titan PCB West
Daniel Guimond               45    Acting Chief Financial Officer and Controller

Robert Ciri. Mr. Ciri has been a Director of the Company since March 3, 2003 and was appointed as Chairman of the Board of Directors on May 13, 2003 and Chief Executive Officer on July 29, 2003. Since July, 1998, Mr. Ciri has been a partner in and is a co-founder of a financial management consulting firm STAR Associates, LLC where he focuses in various areas of high technology and health care. Prior to this, from January 1996 to May 1998, Mr. Ciri was associated with the Venture Fund of Washington where he held various positions in affiliated companies including that of CEO of ConexSys, Inc., an internet and data warehouse company and President and COO of APACHE Medical Systems, Inc., a public healthcare software and data mining corporation which he led to a successful initial public stock offering. Previously, Mr. Ciri had been with Hewlett-Packard Company for fifteen years until 1995 where he served in various positions including North American Field Operations Manager. Effective July 29, 2003 Mr. Ciri will be our Chief Executive Officer and will remain as a Director.

Andrew Glashow. Mr. Glashow was appointed President effective July 29, 2003. Mr. Glashow is a senior director and founding partner of Star Associates, LLC, a financial management consulting firm and has been a managing director of Star Associates, LLC since July 1998. Mr. Glashow specializes in various areas of high technology, financial services, and transition technology in the consumer products industry. From 1996 to 1998, Mr. Glashow owned and operated a corporate finance firm, Glashow Associates, specializing in the placement of capital for small emerging growth companies. Andrew graduated from the University of New Hampshire's Whitemore School of Business and Economics with a B.A. in Economics.

James E. Patty. Mr. Patty has been a Director and our President and Chief Executive Officer since February 21, 2003 too July 29, 2003. Before joining us, from June 2001 until his becoming Chief Executive Officer of our Company, Mr. Patty was President and Founder of Global Business Solutions Inc., a management consulting firm based in Campbell, California that provides services to executive management and boards of directors of several companies. From May 1999 to June 2001, Mr. Patty was President and Chief Executive Officer of VPNet Technologies (Milpitas, CA), where he was instrumental in significantly increasing the market value of the company prior to its sale to Avaya Communications,

Inc. for $235.0 million. From March 1998 to May 1999, Mr. Patty was vice president of GET Manufacturing, an Asian electronic manufacturing services company, where he was instrumental in re-engineering the company's operations in Asia, Mexico and the United States before its sale to Jabil Circuits for $280 million. From March, 1996 to February, 1998 Mr. Patty was chief executive officer and operating and senior vice president of Alsphasource Manufacturing Services, an international EMS company headquartered in Bangkok, Thailand. Mr. Patty has had additional senior management and engineering experience with ATI, Maxtor, Motorola, and Four Phase Systems.

David M. Marks. Mr. Marks was our Chairman of the Board of Directors from September 15, 2002 to May 13, 2003. Mr. Marks remains as one of our Director. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 (the "Trusts") since 1994. The Trusts currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has the responsibility in overseeing all investments by the Trusts with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks holds a BS in Economics from the University of Wisconsin.

Joel Gold. Mr. Gold was appointed as a Director on May 13, 2003. Since December 1999, Mr. Gold has been Executive Vice President - Investment Banking at Berry-Shino Securities, Inc., a brokerage services firm which provides institutional sales, investment banking and proprietary research to clients around the world. From September 1997 to December 1999, Mr. Gold was Vice Chairman of Coleman and Company Securities, Inc., an underwriting firm. From April 1996 through September 1997, Mr. Gold was Executive Vice President and head of investment banking at L.T. Lawrence Co., an investment banking firm. From April 1995 to April 1996, Mr. Gold was a managing director and head of investment banking at Fechtor & Detwiler. Previously, Mr. Gold was a managing director Bear Stearns & Co., an investment banking firm and before that a managing director at Drexel Burnham Lambert for nineteen years. He is currently a member of the Board of Directors of Concord Camera and Sterling Vision, Inc. and Geneva Financial Corp. Mr. Gold has a law degree from New York University and an MBA from Columbia Business School.

Stephen Saul Kennedy. Mr. Kennedy has been an employee of our predecessor companies SVPC and Circuit Systems Inc. since 1988. Mr. Kennedy was a top Sales Manager and Sales Executive for SVPC and subsequently Circuit Systems Inc. Since 1988 Mr. Kennedy has worked as both as an Inside and Outside Sales Executive as well as overall sales management for the SVPC. He has been instrumental in SVPC's sales growth from 1988 to 1999. Mr. Kennedy holds a B.S. in Economics from Santa Clara University and was a Commissioned Officer in the United States Army.

Daniel Guimond. Mr. Guimond has served as Acting Chief Financial Officer and Controller since July 2003. From 1997 until 2003, Mr. Guimond served as the Corporate Finance Manager of PCD Inc. From 1987 to 1997, Mr. Guimond was the Corporate and Tax Accounting Manager at Bailey Corporation specializing in all aspects of the corporate accounting environment. Mr. Guimond's areas of expertise include consolidations, FASB integration, external auditor and tax interaction and tax preparation. Mr. Guimond is a manga cum laude graduate of Southern New Hampshire University with a B.A. in Management Advisory Services.

Stock Option Plans

         2002 Stock Option Plan

         On December 18, 2002, the Company's Board of Directors adopted a 2002 Stock Option Plan pursuant to which selected employees, officers, directors and consultants of the Company of the Company or any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Company common stock in order to attract and retain the services or advice of such employees, officers, directors and consultants and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates.

         The 2002 Stock Option Plan shall be administered by the Board of Directors of the Company or a committee of two or more members of the Board of Directors. It is the intention of the Company that the 2002 Stock Option Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The aggregate amount of common stock to be delivered upon the exercise of all options granted under the 2002 Stock Option Plan shall not exceed 1,000,000 shares of common stock. Options granted under the 2002 Stock Option Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Unless otherwise determined by the plan administrator, the options granted under the plan shall have a term of ten years and shall be exercisable in whole or in part, subject to the vesting provisions to be set forth in the relevant option agreement. However, if incentive stock options are granted under the plan to employees who own greater than 10% of the total combined voting power of all classes of stock of the Company or an affiliate thereof, the term of such incentive stock option shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the common stock at the time of grant of the incentive stock option. The exercise price shall be paid in cash, unless otherwise permitted by the plan administrator, consistent with applicable law.

         Options granted under the 2002 Stock Option Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

         Upon termination of an optionee's relationship with the Company other than for cause, death or total disability, such optionee's options shall expire three months after the date of such termination (unless earlier terminated by its terms) with respect to any unexercised portions thereof. If an optionee is terminated for cause, any option granted under the 2002 Stock Option Plan shall automatically terminated as of the first discovery by the Company of any reason for termination for cause, and such optionee shall thereupon have no right to purchase any shares pursuant to such option. Upon termination of an optionee's relationship with the Company because of death or total disability, the optionee's options shall not terminate or cease to be treated as an incentive stock option, as applicable, until the end of the 12 month period following such termination (unless by their terms they sooner terminated and expired).

         Upon a merger (subject to limited exception), acquisition of property or stock, consolidation, separation, reorganization or liquidation of the Company as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their shares of common stock, any option granted under the 2002 Stock Option Plan shall terminate but each optionee shall have the right to exercise all or part of any options (whether or not fully vested) immediately prior to such event. If the stockholders receive capital stock in another corporation after a transaction (subject to limited exception) involving the merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted under the 2002 Stock Option Plan shall be converted into options to purchase shares of common stock in such other corporation subject to appropriate adjustment provided the converted options shall be fully vested upon such conversion, unless otherwise determined by the Board of the Company prior to such conversion.

         The adoption of the 2002 Stock Option Plan remains subject to approval by stockholders holding a majority of the Company's common stock, which is expected to occur at the Company's annual meeting of stockholders to be held in 2003. Unless sooner terminated by the Board, the 2002 Stock Option Plan shall terminate on November 18, 2012.

         2002 Stock Option Plan for Non-Employee Directors

         On December 18, 2002, the Company's Board of Directors adopted a 2002 Stock Option Plan for Non-Employee Directors (the "2002 Directors Plan") to promote the interests of the Company and its stockholders by increasing the interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of common stock of the Company. The 2002 Directors Plan shall be administered by the Board of Directors. Only directors of the Company who are "Non-Employee Directors", as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 are eligible to receive options pursuant to the 2002 Directors Plan. The Board has authorized an aggregate of 450,000 shares of common stock to be available for issuance upon the exercise of options granted under the 2002 Directors Plan.

         The 2002 Directors Plan shall be administered by the Board of Directors of the Company, provided however that the Board of Directors has no discretion with respect to the selection of directors to receive options or the number or price of the options to be granted under the 2002 Directors Plan. The Secretary of the Company is authorized to implement the Plan in accordance with its terms. It is the intention of the Company that the 2002 Directors Plan comply in all respects with Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended.

         Options granted under the 2002 Directors Plan shall be non statutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986. The purchase price per share shall be 100% of the fair market value per share on the date the option is granted. The option price will be paid in cash. Unless otherwise specified in the option, 50% of the options granted under the 2002 Directors Plan shall be exercisable, in whole or in part, commencing of the first anniversary of the date of the grant and the remaining 50% on the second anniversary of the date of the grant, and shall be so exercisable until the date ten years from the date of the grant. On termination of a 2002 Directors Plan participant's service as a Director for any reason, all vested options shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that the options shall not be exercisable beyond the 10 year period.

         Options granted under the 2002 Director Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

         Options granted under the 2002 Director Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Each option granted under the 2002 Director Plan shall be subject to the requirement, if the Board of Directors determines, that the listing of the option shares upon any securities exchange, or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, no such option may be exercised without such listing, consent or approval.

         The Plan may be amended by the Board of Directors; provided that the Board may not, without the consent of the stockholders of the Company, increase the number of shares which may be purchased pursuant to options, change the requirement to price the options at fair market value, modify the class of individuals who are eligible to receive options, or materially increase the benefits accruing to participants under the 2002 Directors Plan.

         The adoption of the 2002 Directors Plan remains subject to approval by stockholders holding a majority of the Company's common stock, which is expected to occur at the Company's annual meeting of stockholders to be held in 2003.

Executive Compensation

         The following table sets forth the annual and long-term compensation for services in all capacities for the years ended August 31, 2001 and 2002 and for the year ending August 31, 2003 of the Chief Executive Officer and of each executive whose annual compensation in 2002 exceeded $100,000.

                           Summary Compensation Table
                               Annual Compensation

                                    Annual Compensation                          Long Term Compensation Incentive
                        -------------------------------------------- ---------------------------------------------------------
                                                            Other        Long Term
  Name and Principal                                        Annual         Stock      Options      Plan           Other
       Position         Year    Salary      Bonus       Compensation     Award(s)       SARs      Payouts      Compensation
---------------------------------------------------- ------------------ ------------ ---------- ----------- ------------------
Robert E. Ciri, Chief   2003     $1(1)       --             --              --          --          --       $    997,799(7)
Executive Officer,
Chairman and Director



Andrew Glashow,         2003     $1(2)        --            --              --          --          --       $    997,799(7)
President and Director

James E. Patty,         2003  $84,000(3)      --            --              --          --          --             --
President, Chief
Executive Officer,
Acting Treasurer and
Director

Louis J. George,        2002  $165,000(4)     --            --              --          --          --           $39,981
Former Managing
Director of
Operations for
California; Former
President, Chief
Executive Officer,
Acting Treasurer and
Director

Stephen S. Kennedy      2002  $140,000(5)     --            --              --          --          --           $41,123
Vice-President of
Sales

John Winchester(6)      2002      --          --            --              --          --          --             --
Former President,
Director
------------------------------------------------------------------------------------------------------------------------------


(1) Mr. Ciri was appointed Chairman on May 13, 2003 and Chief Executive Officer on July 29, 2003. Mr. Ciri has an annual salary of $1.00. Other compensation represents the value of warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 and an expiration date of July 29, 2006 provided to Mr. Ciri by Irrevocable Children's Trust our largest shareholder and options to purchase 50,000 shares of common stock with an exercise price of $0.75 and an expiration date of July 24, 2008. Star Associates LLC, of which Mr. Ciri is a member, receives a monthly payment of $18,000 in return for consulting services provided to us.

(2) Mr. Glashow was appointed President and a Director on July 29, 2003. Mr. Glashow has an annual salary of $1.00. Other compensation represents the value of warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 and an expiration date of July 29, 2006 provided to Mr. Glashow by Irrevocable Children's Trust our largest shareholder. Star Associates LLC, of which Mr. Glashow is a member, receives a monthly payment of $18,000 in return for consulting services provided to us.

(3) Mr. Patty was appointed President and Chief Executive Officer on February 21, 2003 and resigned as President and Chief Executive Officer on July 29, 2003. Mr. Patty's annual salary while Chief Executive Officer was $84,000. As of July 10, 2003 Mr. Patty's annual salary is $1.00. Other compensation represents the value of options to purchase 50,000 shares of common stock with an expiration date of July 24, 2008.

(4) Mr. George was appointed President and Chief Executive Officer effective August 30, 2002 upon completion of the merger with Titan PCB West, Inc. His then annual salary was $165,000 which was adjusted to $125,000 per annum effective February 20, 2003. Mr. George resigned as an executive officer and director effective January 10, 2003 and as Manager of our Santa Clara, California operations effective April 15, 2003. Other compensation represents the value of options to purchase 350,000 shares of common stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007 using the Black Scholes method of valuation. The options have been canceled with the mutual consent of Mr. George and the Company.

(5) Mr. Kennedy was appointed Vice-President-Sales effective August 30, 2002. Mr. Kennedy's original salary was $140,000 per annum. Mr. Kennedy's salary was adjusted to $125,000 per annum effective March 1, 2003. Other compensation represents the value of options to purchase 360,000 shares of Common stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007 using the Black Scholes method of valuation.

(6) Mr. Winchester resigned as an officer of the Company effective August 30, 2002 and as a director of the Company effective September 15, 2002.


(7) Represents (i) a value of $891,799 ascribed to warrants issued by Irrevocable Children's Trust to such individual to acquire 1,000,000 shares of our common stock having an exercise price of $0.50 per share and an expiration date of July 29, 2006, using the Black-Scholes valuation method and (ii) $108,000 attributed to each of Messrs Glashow and Ciri out of a total of $216,000 paid to STAR Associates LLC, of which each of Messrs. Glashow and Ciri is an outstanding member.

         No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to our management during the fiscal years ending August 31, 2002 or 2001, other than salary attributable to the final work day of fiscal year 2002 the stock options issued to Mr. Kennedy and Mr. George as described above.

Option/SAR Grant Table

                               Number of
                               Securities              % of Total Options/
                               Underlying              SARs Granted to           Exercise or
                               Options/SARs            Employees In Fiscal       Base Price
 Name                          Granted                 Year                      ($/Share)        Expiration Date
 --------------------------    --------------------    ----------------------    -------------    --------------------
 Louis J. George               350,000(1)              Canceled                  $1.50            July 31, 2007
 Stephen Saul Kennedy          360,000(2)              64%                       $1.50            July 31, 2007
 Robert E. Ciri                50,000(3)               9%                        $0.75            July 24, 2008


(1) Issued to Mr. George pursuant to an employment agreement, dated as of August 6, 2002 between Mr. George and Titan PCB West; we assumed the obligations under these options pursuant to the terms of the Merger, see "Management- Employment Agreements", below. These options were canceled with the mutual consent of Mr. George and the Company.

(2) Issued to Mr. Kennedy pursuant to an employment agreement, dated as of August 12, 2002; we assumed the obligations under these options pursuant to the terms of the Merger, under these options pursuant to the terms of the Merger, see "Management- Employment Agreements", below.

(3) Issued to Mr. Ciri our Chairman Chief Executive Officer in return for services as a Director on July 24, 2003, the options have an $0.75 exercise price and are valid until July 24, 2008.


Employment Agreements

         Pursuant to the terms of an Agreement, dated as of August 12, 2002, between Stephen S. Kennedy and Titan PCB West, assumed by us pursuant to the Merger, Mr. Kennedy receives a salary equal to $140,000 per annum and received immediately exercisable options to purchase 360,000 shares of our common stock, at an exercise price of $1.50 per share, expiring on July 31, 2007. The agreement provides for a 5-year term subject to earlier termination by either party. In the event that Mr. Kennedy's employment is terminated without cause, Mr. Kennedy is entitled to receive severance pay and continued employee benefits for a period of six (6) months after such termination. Effective March 1, 2003, the Company and Mr. Kennedy agreed orally to reduce his salary to an annual rate of $125,000.

         Pursuant to the terms of an Agreement, dated as of July 29, 2003, between us and Andrew Glashow, our President, Mr. Glashow receives a salary equal to $1.00 per annum. Irrevocable Children's Trust has agreed to provide Mr. Glashow with warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.50, which such warrants expire July 29, 2008. The agreement provides for a one year term subject to earlier termination by either party. In the event that Mr. Glashow is terminated by us without cause, Mr. Glashow is entitled to receive severance pay of $50,000 from us and 50,000 shares of our common stock from Irrevocable Children's Trust. Mr. Glashow also participates in the employee benefits programs.

         Pursuant to the terms of an Agreement, dated as of July 29, 2003, between us and Robert Ciri, our Chairman and Chief Executive Officer, Mr. Ciri receives a salary equal to $1.00 per annum. Irrevocable Children's Trust has agreed to provide Mr. Ciri with warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.50, which such warrants expire July 29, 2006. The agreement provides for a one year term subject to earlier termination by either party. In the event that Mr. Ciri is terminated by the Company without cause, Mr. Ciri is entitled to receive severance pay of $50,000 from us and 50,000 shares of our common stock from Irrevocable Children's Trust. Mr. Ciri also participates in the employee benefits programs. See also "Certain Relationships and Related Party Transactions."

Director Compensation

         During the year ended August 31, 2002 and as of the date of this report, directors received no compensation for their services, except as follows:

         (i) On December  18,  2002,  we granted two  options,  each to purchase
50,000 shares (an aggregate of 100,000 shares) of common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs, former Directors;

         (ii) On December 18, 2002, we granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant;

         (iii) On April 22, 2003 we issued Mr. Lawrence McFall 15,000 shares of common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director on April 30, 2003;

         (iv) On July 24, 2003 we granted options to purchase up to 50,000 shares of common stock to Lawrence McFall, Joel Gold, Robert E. Ciri and James
E. Patty at an exercise price of $0.75 and an expiry date of July 24, 2008 for services as past or current directors;

         (v) On July 29, 2003, Irrevocable Children's Trust issued warrants to purchase 1,000,000 shares of our common stock to each of Robert E. Ciri and Andrew J. Glaskow, each having an exercise price of $0.50 per share, which expire on July 24, 2006.

See "Certain Relationships and Related Party Transactions."


Disclosure  Of  Commission   Position  Of  Indemnification  For  Securities  Act
Liability

         Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation. Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

         Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well. Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.

         Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well. Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. Article V of our Bylaws makes the provisions of Section 16-10a-902(1) mandatory with respect to the indemnification of Company directors and executive officers.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our policy is to enter into transactions with related parties on terms that, on the whole, are more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

         In June 2002, Titan PCB West entered into a loan and security agreement with Alco, an entity owned by Robert Weisberg, who became a former member of our Board of Directors. As of August 30, 2002, the outstanding balance of the loan was $733,684. During the year ended August 30, 2002, we paid interest and financing costs of $202,515 to Alco. As of May 31, 2003, the balance of the loan was $861,640. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations-Liquidity and Capital Resources."

         On July 29, 2002, we issued 100,000 shares of common stock to Mr. Robert Ciri, a Director since March 3, 2003 and Chairman since May 13, 2003, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between the Company and Mr. Ciri. Mr. Ciri was named our Chief Executive Officer effective July 29, 2003.

         We are party to a Consulting Agreement (the "Star Consulting Agreement") dated July 29, 2002 with Star Associates, LLC, a Wyoming limited liability company, of which Mr. Ciri is a member, pursuant to which Star Associates, LLC was issued warrants to purchase up to 350,000 shares of common stock at a purchase price of $2.00, exercisable until August 31, 2007 in consideration of consulting services provided by Star Associates, LLC. The Star Consulting Agreement was amended on March 15, 2003 to provide for additional services to be performed by Star Associates, LLC in return for cash payments of $18,000 per month for a period of one year, beginning April 1, 2003, and additional warrants to purchase 200,000 shares of common stock at a purchase price of $2.00, exercisable until March 15, 2008. All warrants issued to Star Associates LLC were canceled by mutual agreement of Star Associates, LLC in an Amendment Agreement between the parties dated July 24, 2003. In addition, Star Associates, LLC purchased 13,333 shares of common stock in the Private Placement for $0.75 per share.

         On August 6, 2002, Titan PCB West acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan PCB West common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002. SVPC is controlled by Irrevocable Children's Trust. Our Director, Mr. Marks is the trustee with sole voting and dispositive powers of Irrevocable Children's Trust

         On August 6, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, a former executive officer and director, in exchange for 50,000 shares of Titan PCB West common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         On August 26, 2002, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of

Wisconsin and Irrevocable Children's Trust agreed to convert their our indebtedness into shares of our common stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of Wisconsin to provide for the issuance of 1,160,764 additional restricted shares to Ohio Investors of Wisconsin and 68,667 additional restricted shares of common stock to Irrevocable Children's Trust, to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002. Our Director, Mr. Marks is the trustee with sole voting and dispositive powers of Irrevocable Children's Trust and Ohio Investors of Wisconsin is controlled by Irrevocable Children's Trust.

         On August 26, 2002, Forest Home and Phoenix Trust, lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively. Phoenix Trust, and Forest Home, are both controlled by Irrevocable Children's Trust of which Mr. Marks, our Director, is the trustee with sole voting and dispositive powers.

         Our manufacturing facility in Santa Clara, California is leased by us on a month-to-month basis at a rate of $12,500 per month from Ohio Investors of Wisconsin, a related party.

         In February 2003, we paid a consulting fee in the amount of $10,000 to Phoenix Investors LLC, a company controlled by David M. Marks, our Director, for services rendered on behalf of the Company.

         On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a former Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and Former President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 13,333 shares of common stock and Mr. Patty purchased 26,667 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty resigned as President and Chief Executive of the Company effective July 10, 2003, however will remain as a Director of the Company.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of our common stock having an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors LLC in consideration for the performance of consulting services. Phoenix Investors LLC is controlled by Irrevocable Children's Trust of which Mr. Marks, our Director, is the trustee with sole voting and dispositive powers. These warrants have now been canceled with the mutual consent of Phoenix Investors LLC and the Company.

         On April 22, 2003, we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

         On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane, now our employee, in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, the current President of Titan PCB East at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. Mr. Glashow is also a managing director of Star Associates LLC, a company co-owned by Mr. Glashow, our President and a Director and Mr. Robert Ciri, our Chairman and Chief Executive Officer.

         On April 22, 2003, we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

         On May 27, 2003, we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

         On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

         On July 29, 2003, Irrevocable Children's Trust issued warrants to purchase 1,000,000 shares of common stock to each of Robert E. Ciri, our Chairman and Chief Executive Officer and a Director, and Andrew J. Glashow, our President and a Director, each having an exercise price of $0.50 per share, which expire on July 29, 2006.

         On July 29, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of July 29, 2003 with respect to the beneficial ownership of the outstanding shares of our common stock by (i) each person known by us to beneficially own five percent (5%) or more of the outstanding shares; (ii) our officers and directors; and (iii) our officers and directors as a group.

         As used in the table below, the term "beneficial ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.


              Name and Address of                        Shares of Common stock                    Percentage of Class
                Beneficial Owner                           Beneficially Owned                     Beneficially Owned(1)
                ----------------                           ------------------                     ---------------------

David M. Marks                                                9,179,352(2)                                62.4%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

James E. Patty                                                 213,733(3)                                 1.5%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Robert E. Ciri                                                1,165,200(4)                                7.9%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Joel Gold                                                      328,000(5)                                 2.2%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

              Name and Address of                        Shares of Common stock                    Percentage of Class
                Beneficial Owner                           Beneficially Owned                     Beneficially Owned(1)
                ----------------                           ------------------                     ---------------------

Andrew Glashow                                                1,165,200(6)                                8.0%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Irrevocable Children's Trust                                  9,057,120 (7)                               61.8%
1818 North Falwell Avenue
Milwaukee, WI 53202

SBI USA                                                       1,000,000(8)                                6.6%
2361 Campus Drive, Suite 210
Irvine 92612

Dutchess Private Equities Fund L.P.                           1,000,000(9)                                6.4%
312 Stuart St.
Boston, MA 02116

All Directors and Executive Officers as a Group
(5 persons)                                             10,051,485(2)(3)(4)(5)(6)                         67.7%

------------------------------
(1) Applicable percentage of ownership is based on 14,649,429 shares of common stock outstanding as of July 29, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of July 29, 2003 for each stockholder, as applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 29, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes (i) 9,057,120 shares held by Irrevocable Children's Trust, of which Mr. Marks is the trustee with voting and dispositive powers with respect to the shares of common stock that it holds directly or indirectly;
     (ii) 72,232 shares held by Irrevocable Children's Trust No.2 of which Mr. Marks is the trustee with voting and dispositive powers with respect to the shares of common stock that it holds directly or indirectly; and (iii) options to purchase 50,000 shares of common stock at an exercise price of $0.75 with an expiration date of July 24, 2008 issued to Mr. Marks on December 18, 2002. On July 29, 2003, Irrevocable Children's Trust granted
     (i) warrants exercisable for an aggregate of 1,000,000 shares of the Company's common stock to each of Mr. Ciri and Mr. Glashow having an exercise price of $0.50 per shares and an expiration date of July 29, 2006, in order to induce them to become our employees and serve in their respective capacities with us and (ii) warrants exercisable for an aggregate of 500,000 shares of the Company's common stock to SBI USA to purchase at an exercise price of $0.38 in return for consulting services, which warrants expire on July 24, 2004.

(3)  Includes (i) 30,400 shares purchased by Mr. Patty in the Private  Placement
     (ii) 133,333 shares purchased by Mr. Patty at a price of $0.75 in an additional private placement and (iii) options to purchase 50,000 shares of common stock at an exercise price of $0.75 with an expiration date of July 24, 2008 issued to Mr. Patty on July 24, 2003.

(4) Includes (i) 100,000 shares of common stock granted to Mr. Ciri in consideration of consulting services; (ii) 15,200 shares purchased by Star Associates, LLC of which Mr. Ciri is a member in the Private Placement;
     (iii) warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 and an expiration date of July 29, 2006 issued to Mr. Ciri by Irrevocable Children's Trust in order to induce Mr. Ciri to enter into an employment agreement dated as of July 29, 2003 and (iv) options to purchase 50,000 shares of common stock at an exercise price of $0.75 with an expiration date of July 24, 2008 issued to Mr. Ciri on July 24, 2003.

(5) Includes 228,000 shares of common stock purchased by Mr. Gold in the Private Placement and 50,000 shares of common stock issued to Mr. Gold in return for his investment in 24% Promissory Notes issued by our subsidiary Titan PCB East, Inc; and (ii) options to purchase 50,000 shares of common stock at an exercise price of $0.75 with an expiration date of July 24, 2008 issued to Mr. Gold on July 24, 2003.

(6) Includes (i) 150,000 shares of common stock granted to Mr. Glashow pursuant to a consulting agreement dated March 15, 2003; (ii) 15,200 shares purchased by Star Associates, LLC of which Mr. Glashow is a member in the Private Placement; and (iii) warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 and an expiration date of July 29, 2006 issued to Mr. Glashow by Irrevocable Children's Trust in order to induce Mr. Glashow to enter into an employment agreement dated as of July 29, 2003.

(7) Represents (i) 5,800,000 shares if common stock issued to Irrevocable Children's Trust in connection with the Merger; (ii) 137,334 shares issued to Irrevocable Children's Trust in consideration for the cancellation of $103,000 of indebtedness of Titan PCB West; (iii) 2,321,296 shares of common stock distributed to Irrevocable Children's Trust from Ohio Investors of Wisconsin LLC; (iv) 668,000 shares of common stock distributed to Irrevocable Children's Trust from SVPC Partners LLC; (v) 123,823 shares held by Phoenix Business Trust, which is controlled by Irrevocable Children's Trust; and (vi) 6,667 shares held by Forest Home Investors I, LLC, which is controlled by Irrevocable Children's Trust. Effective July 24, 2003, Irrevocable Children's Trust granted (i) warrants exercisable for an aggregate of 1,000,000 shares of the Company's common stock to each of Mr. Ciri and Mr. Glashow having an exercise price of $0.50 per shares and an expiration date of July 29, 2006, in order to induce them to become our employees and serve in their respective capacities with us and (ii) warrants exercisable for an aggregate of 500,000 shares of the Company's common stock to SBI USA to purchase at an exercise price of $0.38 in return for consulting services, which warrants expire on July 29, 2004.

(8) Represents (i) warrants granted to SBI USA by the Company to purchase 500,000 shares of common stock at the exercise price of $0.75 (with cashless exercise provisions) in return for consulting services, which warrants expire on July 24, 2005 and (ii) warrants granted by Irrevocable Children's Trust to purchase 500,000 shares of common stock with an exercise price of $0.38, which warrants expire on July 24, 2004.

(9)  Represents   shares  issuable  to  Dutchess   pursuant  to  the  Investment
     Agreement. See "Plan of Distribution".

                            SELLING SECURITY HOLDERS

         The following table sets forth the number of shares that may be offered for sale from time to time by the selling stockholders. The shares offered for sale are currently issued and constitute all of the shares known to us to be beneficially owned by the respective selling stockholders. None of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors, except as indicated. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

                Selling Stockholder                                       Number of Shares Held
                -------------------                                       ---------------------
                Bailey Allard                                                      20,000

                Dutchess Private Equity Funds, L.P.(1)                          1,000,000

                Fred Kudish                                                       120,000

                Victor Nostas                                                      30,000

                SBI USA(2)                                                      1,000,000

                Trilogy Capital                                                    50,000

                Total                                                           2,220,000


(1) Represents 1,000,000 shares of common stock issuable to Dutchess pursuant to the Investment Agreement. See "Plan of Distribution".

(2) Represents (i) 500,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $0.75 (with provisions) cashless exercise issued to SBI USA by us in exchange for consulting services, which warrants expire on July 24, 2005, and (ii) warrants to purchase 500,000 shares of common stock granted to SBI USA by Irrevocable Children's Trust having an exercise price of $0.38 per share, which warrants expire on July 24, 2004.

                            DESCRIPTION OF SECURITIES

         The Company has one class of securities authorized, consisting of 950,000,000 shares of $0.001 par value common voting stock. The holders of the Company's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors. Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. All shares of the common stock now outstanding are fully paid and non-assessable.

         No Provisions Limiting Change of Control

         There is no provision in the Company's Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of the Company.

         Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117.

         Options, Warrants or Calls

         On July 29, 2002, we granted warrants to purchase up to 350,000 shares of our common stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services. On March 15, 2003, pursuant to an addendum to the Star Consulting Agreement, we granted Star Associates, LLC additional warrants to purchase up to 200,000 shares of common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008. These warrants were canceled with the mutual consent of Star Associates LLC and the Company.

         On August 6, 2002, Titan PCB West granted to Mr. Louis George options to purchase up to 350,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan PCB West dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions. These options have since been canceled with the mutual consent of Mr. George and the Company.

         Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the Merger, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions.

         On September 30, 2002, we granted non-qualified options to purchase 480,000 shares of common stock to employees of the Company in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. As a result of certain of the termination of the employment relationship between us and certain of these individuals only 240,000 of these options remain outstanding.

         In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a Form SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003.

         On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of common stock for an aggregate purchase price of $100,000 issued to William Mark in exchange for consulting services.

         On December 18, 2002, we granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs, former directors of the Company.

         On December 18, 2002, we granted options to purchase 50,000 shares of our common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors, LLC in consideration for the performance of consulting services. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These warrants have now been canceled with the mutual consent of Phoenix Investors, LLC and the Company.

         On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

         On July 24, 2003, we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant.

         On July 29, 2003, Irrevocable Children's Trust granted (i) warrants exercisable for an aggregate of 1,000,000 shares of the Company's common stock to each of Mr. Ciri and Mr. Glashow having an exercise price of $0.50 per shares and an expiration date of July 29, 2006, in order to induce them to become our employees and serve in their respective capacities with us and (ii) warrants exercisable for an aggregate of 500,000 shares of the Company's common stock to SBI USA to purchase at an exercise price of $0.38 in return for consulting services, which warrants expire on July 29, 2004.

         On July 24, 2003, we granted warrants to purchase 500,000 shares of our common stock to SBI USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, cashless exercise provisions, and an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

                              PLAN OF DISTRIBUTION

         General. Except as discussed below in the case of Dutchess, we have filed the registration statement of which this prospectus forms a part with respect to the sale of the shares by the selling stockholder. There can be no assurance, however, that the selling stockholder will sell any or all of the offered shares.

         Except as discussed below in the case of Dutchess, we will not use the services of underwriters or dealers in connection with the sale of the shares registered hereunder. we will pay all expenses of registration incurred in connection with this offering, but the selling stockholder will pay all brokerage commission and other similar expenses incurred by it.

         The selling stockholder may sell our common stock at prices then prevailing or related to the then current market price, or at negotiated prices. The offering price may have no relationship to any established criteria or value, such as back value or earnings per share. Our shares are traded on the OTC Bulletin Board, the symbol is TTGH.

         In offering and selling the shares, the selling stockholder will act as principals for its own accounts and may sell the shares through public or private transactions, on or off established markets, at prevailing market prices or at privately negotiated prices. The selling stockholder will receive all of the net proceeds from the sale of the shares and will pay all commissions and underwriting discounts in connection with their sale.

         The distribution of the shares by the selling stockholder is not subject to any underwriting agreement. We expect that the selling stockholder will sell the shares through customary brokerage channels, in private sales, or in transactions under Rule 144 under the Securities Act. The selling stockholder and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

         From time to time, the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our common shares, and will be able to sell and deliver the shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the selling stockholder (or, if any such broker dealer acts as agent for he purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved). Brokers and dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent those brokers and dealers are unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker dealer commitment to a selling stockholder.

         At the time a particular offer of the shares is made, to the extent it is required, we will distribute a supplement to this prospectus that will identify and set forth the aggregate amount of shares being offered and the terms of the offering. A selling stockholder may sell shares at any price. Sales of the shares at less than market price may depress the market price of our common stock. Subject to applicable securities laws, the selling stockholder will generally not be restricted as to the number of shares that they may sell at any one time, and it is possible that a significant number of shares could be resold at the same time.

         The selling stockholder and any other person participating in the distribution of the shares will also be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholder and any other person. Furthermore, Regulation M of the Securities Exchange Act of 1934 may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         To comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless a selling stockholder meets the applicable state notice and filing requirements.

Dutchess Investment Agreement

            On July 29, 2003,  we entered  into the  Investment  Agreement  with
Dutchess. Pursuant to the Investment Agreement, we may, at our discretion, periodically "put to" or require Dutchess to purchase shares of our common stock. The aggregate amount that Dutchess is obligated to pay for our shares shall not exceed $1.5 million. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the date on which we are deemed to have delivered notice to Dutchess of our intention to put such stock. Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Our ability to put shares under the Investment Agreement is conditioned upon, among other things, us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

            Pursuant to the Investment Agreement, we may periodically put shares of common stock to Dutchess by giving notice to Dutchess of our election to exercise the put right. Pursuant to the Investment Agreement, a closing will be held seven trading days after such written put notice, at which time we will deliver shares of common stock and Dutchess will pay the purchase price for the shares, subject to possible earlier closing as Dutchess and we may agree. The purchase price for such shares will be the lowest closing price for our shares during the five trading days following the put notice. During the five day period, Dutchess may make interim payments of the purchase price and take receipt of the shares to be purchased at that time. In the event that Dutchess elects to take receipt of shares in advance of the end of the five trading day period, Dutchess will make an offsetting payment to us at the closing to the extent that the amount paid by Dutchess during such period is less than the amount otherwise owed by Dutchess to us (as determined by the lowest closing price for our shares during the full five day period).

            Subject to a variety of limitations, we may put shares of our common stock pursuant to the Investment Agreement once the resale of the underlying shares is registered with the Securities and Exchange Commission. Thereafter, we may continue to put shares to Dutchess, from time to time, until Dutchess has paid a total of $1.5 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first. Upon the occurrence of certain events set forth in the Investment Agreement, including, among other things, the lack of an effective registration statement covering the put shares for more than five trading days, the loss of eligibility for or suspension of trading on the Over-the-Counter Bulletin Board, or the occurrence of certain major transactions set forth in the Investment Agreement. We would be required to repurchase all of the shares of common stock purchased by Dutchess within the 60 trading days preceding the relevant event. If, after delivering a put notice the shares that we are to put become "restricted securities" within the meaning of the Securities Act, and if Dutchess has sold shares in anticipation of receiving unrestricted shares, we would be required to cover any difference between the sales price and the amounts Dutchess may pay to purchase covering shares.

Pursuant to the terms of the Investment Agreement, we cannot put shares to Dutchess if, as a result of that put, Dutchess would hold more than 4.99% of our common stock. As Dutchess has indicated that it intends to resell our common stock from time to time and since our stock price may fluctuate, it is uncertain whether this limitation will materially limit our ability to put shares of common stock to Dutchess.

            In addition to these restrictions, the amount of each advance is subject to a maximum advance amount and based on an average daily volume of our common stock. Unless waived by Dutchess, and subject to a $1.0 million per put cap, the maximum amount of each put exercise is equal to, at our election (I) 200% of the average daily volume of the common stock for the 10 trading days prior to the applicable put notice multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (II) $20,000 worth of share of our common stock.

            We cannot predict the actual number of shares of common stock that will be issued pursuant to the investment agreement, in part, because the volume and purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $1.5 million available under the Investment Agreement in a single advance (which is not permitted under the terms of the Investment Agreement) and the purchase price were equal to 95% of $0.89 per share (the lowest bid price for our common stock during the past 45 days), then we would issue 1,774,098 shares of our common stock to Dutchess. As of July 24, 2003, these shares would represent 10.2% of our outstanding common stock upon issuance. However, the Investor is not required to purchase our shares of common stock pursuant to the Investment Agreement to the extent any such purchase would result in the Investor becoming the beneficial owner of more than 4.9% of our issued and outstanding common stock.

            You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance.

           We engaged Oftring & Company, Inc. as our placement agent with respect to the securities to be issued under the Equity Line of Credit and for these services Offering will be paid 1% of the purchase price of the shares sold in each put. Oftring & Company has no affiliation or business relationship with Dutchess. Management currently believes that the Company will not exercise the put right in any manner that would require the registration of securities in addition to those securities being registered pursuant to the registration statement of which this prospectus is a part.

            All proceeds used under the Investment Agreement will be used for general working capital purposes. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for us by Reitler Brown LLC, New York, New York. Reitler Brown LLC represents us in connection with matters other than this offering. Reitler Brown Holdings LLC, an affiliate of Reitler Brown LLC, owns beneficially and of record a warrant to purchase an aggregate of 48,753 shares of our common stock at an exercise price of $1.50 per share. Robert Steven Brown, a member of Reitler Brown LLC and Reitler Brown Holdings LLC, directly owns 7,600 shares of our common stock.

                                     EXPERTS

         The financial statements and schedules included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Stonefield Josephson, Inc., independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         Changes in and Disagreements with Accountants on Accounting and
                              Financial Disclosure

         On September 16, 2002, as a result of the Merger, the Board of Directors dismissed Mantyla McReynolds LLC, which served as our independent public accountants since August 22, 2001 until the Merger and engaged Stonefield Josephson, Inc. The decision to retain this accountant was approved by the Board of Directors. During our two most recent fiscal years prior to the date of engagement, and the subsequent interim period prior to engaging this accountant, neither we (nor someone on our behalf) consulted the newly engaged accountant regarding any matter.

         The reports issued by Mantyla McReynolds LLC on the financial statements prior to the Merger for the past two fiscal years of the Registrant did not contain an adverse opinion nor a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, however, their opinion on the financial statements for the years ended June 30, 2002 and 2001 contained an uncertainty that stated "the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses from operations, minimal assets, and a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         In connection with our audits for the years ended June 30, 2002 and 2001, and during the subsequent interim period preceding the dismissal there were no disagreements with on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds LLC, would have caused Mantyla McReynolds LLC to make reference thereto in their report on the financial statements for such years or such interim periods.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this act, file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy all or any portion of the aforementioned registration statement, as well as such periodic reports, proxy statements, or any other information at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's Web site (http://www.sec.gov).

                          INDEX TO FINANCIAL STATEMENTS


Nine Months Ended May 31, 2003 and 2002                                                     Page
         Unaudited Condensed Consolidated Balance Sheet                                     F-2
         Unaudited Condensed Consolidated Statements of Operations                          F-3
         Unaudited Condensed Consolidated Statements of Cash  Flows                         F-4
         Notes to Unaudited Condensed Consolidated Financial Statements                     F-6

Year Ended August 31, 2002 and period From March 27, 2001 (Inception) to August 31, 2001    Page

         Independent Auditors' Report                                                       F-13
         Consolidated Balance Sheet                                                         F-14
         Consolidated Statements of Operations                                              F-15
         Consolidated Statements of Stockholders' Deficits                                  F-16
         Consolidated Statements of Cash Flows                                              F-17
         Notes to Consolidated Financial Statements                                         F-19

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  May 31, 2003
                                   (Unaudited)


                                     ASSETS
Current assets:
  Cash and cash equivalents                                                          $   221,648
  Accounts receivable, net                                                             1,932,378
  Inventory                                                                              342,601
  Prepaid expenses and other current assets                                               97,317
                                                                                     -----------
    Total current assets                                                               2,593,944
Equipment and improvements, net                                                        3,064,846
Intangible assets, net                                                                   113,790
Other assets                                                                             177,577
                                                                                     -----------
    Total assets                                                                     $ 5,950,157
                                                                                     ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long term debt                                                  $   193,335
  Current portion of capitalized lease obligations                                       155,373
  Short term debt                                                                        282,060
  Loans and notes payable, including $680,000
    to related parties                                                                 1,541,640
  Due to related parties                                                                   9,660
  Accounts payable - trade                                                             1,341,506
  Accrued liabilities                                                                    628,633
                                                                                     -----------
    Total current  liabilities                                                         4,152,207
Long-term debt, net of current portion                                                   437,436
Long-term capitalized lease obligations,  net of current portion                         287,437
                                                                                     -----------
Total liabilities                                                                      4,877,080
Stockholders' equity:
  Common stock, $0.001 par value,
   950,000,000 shares authorized; 14,343,751 issued and
outstanding                                                                               14,344
  Additional paid-in capital                                                           6,371,990
  Deferred compensation                                                                  (37,500)
  Accumulated deficit                                                                 (5,275,757)
                                                                                     -----------
    Total stockholders' equity                                                         1,073,077
                                                                                     -----------
     Total liabilities and stockholders' equity                                      $ 5,950,157
                                                                                     ===========


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                            Three Months Ended                    Nine Months Ended
                                      ------------------------------      ------------------------------
                                         5/31/03           5/31/02           5/31/03           5/31/02
                                      ------------      ------------      ------------      ------------
Net sales                             $  3,270,645      $  2,300,529      $  7,614,529      $  6,382,026
Cost of sales                            2,937,298         1,954,434         7,036,976         5,497,372
                                      ------------      ------------      ------------      ------------
Gross profit                               333,347           346,095           577,553           884,654

Sales and marketing                        368,527           224,960           921,649           653,475
General and administrative                 593,153           200,649         1,195,197           750,772
Merger costs                               326,250                --         1,354,595                --
Non-recurring cost                         248,131                --           461,414            32,103
                                      ------------      ------------      ------------      ------------
Loss from operations                    (1,202,714)          (79,514)       (3,355,302)         (551,696)

Interest income/(expense), net            (185,050)          (73,951)         (299,155)         (229,766)
Other income/(expense), net                  1,808            14,994            87,251            17,334
                                      ------------      ------------      ------------      ------------
Loss before income taxes                (1,385,956)         (138,471)       (3,567,206)         (764,128)

Provision for income taxes                      --                --                --                --
                                      ------------      ------------      ------------      ------------

Net loss                              $ (1,385,956)     $   (138,471)     $ (3,567,206)     $   (764,128)
                                      ============      ============      ============      ============

Net loss per share:
   Basic and Diluted                  $      (0.10)     $      (0.02)     $      (0.30)     $      (0.12)
                                      ============      ============      ============      ============
Weighted average number of shares
  outstanding:
   Basic and Diluted                    14,187,708         6,600,000        11,707,797         6,600,000
                                      ------------      ------------      ------------      ------------


    The accompanying notes are an integral part of the condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Nine Months Ended
                                                                                     ----------------------------
                                                                                       5/31/03          5/31/02
                                                                                     -----------      -----------
Cash flows from operating activities:
  Net loss                                                                           $(3,567,206)     $  (764,128)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
Amortization of non-cash financing costs                                                  80,000               --
Issuance of stock for consulting services                                              1,000,693               --
    Depreciation                                                                         297,466          323,134
    Amortization                                                                          11,642            4,336
    Changes in operating assets and liabilities:
      Accounts receivable                                                               (694,628)         (56,101)
      Inventory                                                                            1,711          142,474
      Prepaid expenses and other current assets                                            7,775           54,436
      Other assets                                                                       (78,518)         (31,642)
      Accounts payable                                                                   755,833          406,150
      Accrued liabilities                                                                152,529          (92,232)
                                                                                     -----------      -----------
        Net cash used in operating activities                                         (2,032,703)         (13,573)
                                                                                     -----------      -----------
Cash flows from investing activities:
  Acquisition, net of cash acquired                                                     (500,000)        (248,090)
  Investments in Coesen Inc.                                                              (5,000)              --
  Capital expenditures                                                                  (427,254)        (130,854)
                                                                                     -----------      -----------
        Net cash used in investing activities                                           (932,254)        (378,944)
                                                                                     -----------      -----------
Cash flows from financing activities:
  Borrowings on short-term debt                                                          282,060          367,370
  Borrowings from related parties                                                        767,402          233,488
  Borrowings on long-term debt                                                           400,000               --
  Payments of long-term debt                                                             (24,301)        (264,309)
  Payments of capital lease obligations                                                  (18,114)              --
  Payments to related parties                                                            (50,000)              --
  Issuance of common stock, net of expenses                                            1,752,851               --
                                                                                     -----------      -----------
        Net cash provided by financing activities                                      3,109,898          336,549
                                                                                     -----------      -----------
Net increase (decrease) in cash                                                          144,941          (55,968)
Cash and cash equivalents at beginning of period                                          76,707          252,003
                                                                                     -----------      -----------
Cash and cash equivalents at end of period                                           $   221,648      $   196,035
                                                                                     ===========      ===========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                                   (Unaudited)



                                                                    Nine Months Ended
                                                           -------------------------------
                                                             5/31/03              5/31/02
                                                           ----------           ----------
Supplemental disclosures of cash flow information:
  Interest paid                                            $  219,155           $  229,766
  Income tax paid                                          $       --           $       --
Non-cash activities:
  Issuance of common stock for consulting
    fees                                                   $1,000,693           $       --
  Amortization of non-cash financing costs                 $   80,000           $       --
  Issuance of common stock for debt
    conversion                                             $2,144,146           $       --


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

 Note 1.  Basis of Presentation and Nature of Business Operations

Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared by Ventures-National Incorporated, doing business as Titan General Holdings, Inc. ("Titan" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to present fairly the financial position, the results of operations and cash flows of Titan for the period presented.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended August 31, 2002 as filed with the Securities and Exchange Commission on December 16, 2002. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

         As of May 31, 2003, Titan had a working capital deficit of $1,558,263 and an accumulated deficit of $5,275,757.

         The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Nature of Business

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production rigid and rigid flex printed circuit boards ("PCBs") providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan PCB West, Inc. and Titan PCB East, Inc. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment.

         Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a competitive price.

         Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.

         Titan has also obtained customer lists and orders from several of these firms, resulting in new business opportunities.

Recently Issued Accounting Standards

       In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." In addition, this Statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Statement 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The Company's does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. The Company does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.

Note 2.  Business Acquisition

         On February 27, 2003, the Company's wholly owned subsidiary, Titan PCB East, Inc. ("Titan East"), acquired substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuit boards using the patented HVRFlex process ("EMC"). Pursuant to an agreement, dated February 27, 2003, between Titan East and Eastern Bank ("Eastern Bank"), the secured lender of EMC, Eastern Bank sold to Titan East, among other things, equipment, work-in-progress, inventory, technology, patent licenses, and customer lists, by means of a foreclosure sale in accordance with the laws of the Commonwealth of Massachusetts and with the consent of EMC. The Company intends to continue to use the purchased assets to manufacture rigid-flex printed circuit boards, as well as time sensitive, high tech, prototype, and pre-production printed circuit boards.

         Pursuant to the terms of the Agreement, the purchase price was $500,000. The purchase price was determined by negotiation between the Company and Eastern Bank.

         In a related but separate transaction, prior to the purchase of the EMC assets by Titan East, Titan East entered into an accounts receivable factoring agreement whereby Titan East purchased the current accounts receivable of $53,507 from EMC for $50,000.

     The purchase price was allocated as follows:

     Inventories                                         $ 46,313
     Property and equipment                               446,857
     Other                                                  6,830
                                                         --------
     Purchase Price                                      $500,000
                                                         ========

         The allocation of the purchase price is preliminary and is subject to revision, which is not expected to be material, based on the final valuation of the net assets acquired. Merger related cost was expensed as incurred.

         Effective March 5, 2003, the Company purchased ten (10) shares (the "Shares") of common stock, par value $0.01 per share, of Coesen Inc., a New
Hampshire corporation ("Coesen"), representing 33.3% of the issued and outstanding shares of Coesen common stock from Mr. Howard Doane pursuant to a Stock Purchase Agreement among the Company, Coesen and Mr. Doane (the "Stock Purchase Agreement"). In consideration for the Shares, the Company issued thirty thousand (30,000) shares of its common stock and paid $5,000 in cash, to Mr. Doane. In connection with the acquisition of the Shares, David M. Marks, Director of the Registrant, was
elected to the Board of Directors of Coesen and Mr. Doane resigned as a director of Coesen. In addition, Mr. Doane and the two other stockholders of Coesen entered into a stockholders agreement with Coesen dated as of March 5, 2003 pursuant to which the stockholders agreed not to take actions not in the ordinary course of business including, without limitation, incurring of indebtedness outside the ordinary course, liquidating or dissolving Coesen, merging or consolidating Coesen with another entity, issuing or redeeming any equity, in each case without the prior written consent of the Company.

Note 3.  Loss Per Common Share

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is calculated by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. Titan has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflect a stock split of 3,866.667 to 1 effected February 22, 2002. As of May 31, 2003, Titan had approximately 823,753 common stock equivalent shares.

         For the three and nine month periods ended May 31, 2002, the Company was not a publicly traded entity. Therefore, the basic and diluted loss per common share for the three and nine month periods ended May 31, 2002, calculated on the same basis as the three and nine month periods ended May 31, 2003, are presented pro-forma only.

Note 4. Inventory

     Inventory consisted of the following:
                                                         5/31/03
                                                        --------
Raw materials and finished subassemblies                $247,760
Work in process                                           21,719
Finished goods                                            73,122
                                                        --------
Total                                                   $342,601
                                                        ========

Note 5. Private Placement Offering and Common Stock Transactions

         We raised $2,052,851 (net of related cost) from our private placement offering that closed on January 9, 2003 (the "Private Placement") and two additional private placements on February 3, 2003. In connection with these placements, the Company issued 3,059,234 shares of Common Stock at $0.75 per share. Of the total raised to date, we received $1,752,851 during the nine months ended May 31, 2003 and $300,000 during August 2002. A portion of the funds raised through May 31, 2003 has been used for operating activities.

         During the quarter ended February 28, 2003, the Company had two notes/loans payable to related parties, which were converted into a total of 2,458,861 shares of common stock at $0.75 per share. During the quarter ended November 30, 2002, the Company had two non-interest bearing loans payable totaling $300,000 ($150,000 each) which were converted into 400,000 shares of common stock at $0.75 per share. Such conversions are reflected in the unaudited condensed balance sheet at May 31, 2003.

Note 6. Loans and Notes Payable

         On February 27, 2003, the Company entered into a promissory note agreement with several individual lenders. Under the terms of the agreement, the Company agreed to sell up to $640,000 principal amount of promissory notes to these individual lenders which notes have an interest rate of the lower of (i) 24% or (ii) maximum legal rate. Interest on these notes is payable quarterly, and unpaid principal and interest shall be payable on February 27, 2004. In connection with this financing, on February 27, 2003, the Company issued 320,000 shares of its common stock to the lenders as a financing cost with a value of $240,000, which was classified as discount of the notes. For the nine month ended May 31, 2003, the Company amortized $80,000 of the discount. As of May 31, 2003, the investors had purchased and the Company had issued promissory notes under this Agreement having an aggregate principal amount of $480,000 (net of unamortized discount of $160,000)

         On June 28, 2002, the Company entered into a loan and security agreement (the "Alco Agreement") with Alco Financial Services ("Alco"), an entity owned by an individual who subsequently became a member of its Board of Directors at the time, and paid a loan fee of $24,000 which is being amortized to interest expense at $2,000 per month. Under the terms of the Alco Agreement, the Company can borrow up to the sum of (1) 80% of the net face value of the Titan PCB West Inc.'s eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of eligible inventory. The Alco Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2003 and is secured by all accounts receivable and inventory of the Titan PCB West, Inc. The Company is subject to certain restrictions and covenants under the Alco Agreement. During the three month period ended May 31, 2003, the Company amortized loan fees of $6,000 and paid interest of $40,140. During the nine months ended May 31, 2003, the Company amortized loan fees of $18,000 and paid interest of $119,226. During the quarter ended , 2003, the owner of Alco resigned as a member of the Company's Board of Directors. The outstanding principal balance was $861,640 at May 31, 2003.

         At November 30, 2002, the Company owed approximately $353,000 of a non-interest bearing loan to a major shareholder. In December 2002, $103,000 of the obligation was converted into 137,333 shares of common stock at $0.75 per share. In addition, the Company made cash repayments of $50,000 during the quarter. $200,000 remained unpaid as of May 31, 2003.

         At November 30, 2002, the Company owed $1,741,146 to Ohio Investors of Wisconsin, LLC, an affiliate of the Company. In December 2002, the loan was converted into 2,321,528 shares of common stock at $0.75 per share.

         On May 9, 2003, the Company entered into a loan and security agreement (the "Equinox Agreement") with Equinox Business Credit Corp. ("Equinox"), and paid a loan fee of $19,000 which is being amortized to interest expense at $1,583 per month. Under the terms of the Equinox Agreement, the Company can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400,000 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2003 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. The Company is subject to certain restrictions and covenants under the Agreement. During the three-month and nine-month periods ended May 31, 2003, the Company amortized loan fees of $1,072 and paid interest of $5,332. The outstanding principal balance was $682,060 at May 31, 2003.

Note 7.  Non-Recurring Cost

         Non-recurring cost includes certain non-capitalized cost related to the relocation of its plants and corporate offices to its new facilities located in Fremont, California. Such costs primarily include moving and relocation cost, and cost for temporary labor to set up machinery and equipment to working conditions.

Note 8.  Going Concern

         The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through May 31, 2003, the Company has not been able to generate sufficient revenue from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock through private placements to raise capital in order to fund its operations, it is not known whether the Company will be able to continue this practice, or be able to obtain other types of financing or if its revenue will increase significantly to be able to meet its cash operating expenses. This, in turn, raises substantial doubt about the Company's ability to continue as a going concern. Management anticipates revenue to grow as a result of additional products offered to its customers after the move to its new facility. Management believes that the private equity financing and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. However, no assurances can be given as to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Note 9. Litigation

         From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. In September 2002, a former employee filed a complaint against the Company alleging wrongful termination. Management believed this claim is without merit and that the resolution of this claim would not have a material adverse effect on our financial condition or results of operations.

         In June 2003, based on the advice of the Company's legal counsel, the Company may be obligated to pay a total of $140,000 related to this case. We have accrued an amount of $140,000 (our expected maximum exposure) in the financial statements and expect no conclusion during this fiscal year.

Note 10.  Other Events

         On April 10, 2003, our Registration Statement on Form SB-2 was declared effective by the Securities and Exchange Commission. Pursuant to the Registration Statement, we have registered for resale by certain existing security holders of the Company 3,802,281 shares of our common stock, including without limitation, all of the shares of common stock issued in the Private Placement. We have not registered any shares for issuance and sale directly by the Company under this Registration Statement. The selling stockholders who purchased shares of our common stock in the Private Placement are subject to certain volume limitations on their resale of their shares that have been registered under the Registration Statement.

Note 11. Proforma Loss under FASB 148

         The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted. Since the Company has granted all its stock options above the quoted market on the date measurement date, no compensation expense related to grants of stock options to employees has been recorded.

         Had the Company chosen the fair value method of accounting for transactions involving stock option issuance to employees pursuant to SFAS No. 123, the Company would have recorded $0 and $0 in compensation costs for the nine months ended May 31, 2003 and 2002, respectively, as presented by the proforma loss statement, as follows:

                                                                    May 31,
                                                   ------------------------------------------
                                                           2003                   2002
                                                   ------------------      ------------------
Net loss:
    As reported                                    $       (3,567,206)     $         (764,128)
    Compensation recognized under APB 25                           --                      --
    Compensation recognized under SFAS 123                         --                      --
                                                   ------------------      ------------------

    Proforma net loss                              $       (3,567,206)     $         (764,128)
                                                   ==================      ==================

Net loss per common share - basic and diluted:
    As reported                                    $            (0.30)     $            (0.12)
                                                   ==================      ==================
    Proforma                                       $            (0.30)     $            (0.12)
                                                   ==================      ==================

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Ventures-National, Inc.
  (dba Titan General Holdings, Inc.)
Santa Clara, California

We have audited the accompanying consolidated balance sheet of Ventures-National, Inc. (dba Titan General Holdings, Inc.) as of August 31, 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended August 31, 2002 and the period from March 27, 2001 (inception) to August 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ventures-National, Inc. (dba Titan General Holdings, Inc.) as of August 31, 2002, and the results of its operations and its cash flows for the year ended August 31, 2002, and for the period from inception (March 27, 2001) to August 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, the Company' working capital deficit and significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
October 25, 2002

           VENTURES-NATIONAL, INC. (dba TITAN GENERAL HOLDINGS, INC.)
                  CONSOLIDATED BALANCE SHEET - AUGUST 31, 2002
                                     ASSETS

Current assets:
     Cash and cash equivalents                                           $    76,707
     Accounts receivable, net                                              1,237,750
     Inventories, net                                                        297,999
     Deferred cost                                                            35,000
     Other current assets                                                     79,262
                                                                         -----------
            Total current assets                                           1,726,718

Property, equipment and improvements, net of accumulated
  depreciation and amortization                                            2,488,201

Intangible assets, net of accumulated amortization                            49,982
Other assets                                                                 131,059
                                                                         -----------
                                                                         $ 4,395,960
                                                                         ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                                 1,061,777
     Loans and notes payable, including
       $3,127,830 to related parties                                       3,140,914
     Due to related parties                                                    9,660
     Current portion of long-term debt                                       131,692
     Current portion of capital lease obligations                            116,078
                                                                         -----------
            Total current liabilities                                      4,460,121

Long-term debt, less current portion                                         120,891
Capital lease obligations, less current portion                              334,805

Stockholders' deficit:
     Common stock, $0.001 par value, 950,000,000 shares authorized;
       6,979,701 issued and outstanding                                        6,979
     Additional paid-in capital                                            1,181,715
     Accumulated deficit                                                  (1,708,551)
                                                                         -----------
            Total stockholders' deficit                                     (519,857)
                                                                         -----------
                                                                         $ 4,395,960
                                                                         ===========

The accompanying notes are an integral part of these consolidated financial statements.

           VENTURES-NATIONAL, INC. (dba TITAN GENERAL HOLDINGS, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                            From inception
                                                           Year ended      (March 27, 2001)
                                                            August 31,       to August 31,
                                                               2002              2001
                                                           -----------       -----------
Revenue                                                    $ 8,321,292       $   883,487

Cost of revenue                                              7,079,941           580,827
                                                           -----------       -----------

Gross profit                                                 1,241,351           302,660

Operating expenses:
     Sales and marketing                                       851,444           120,511
     General and administrative expenses                     1,123,857           131,822
     Merger cost                                               420,611                 -
     Non-recurring cost                                        117,920                 -
                                                           -----------       -----------

Income (loss) from operations                               (1,272,481)           50,327
                                                           -----------       -----------

Other income (expense):
     Interest expense                                         (484,487)          (43,203)
     Miscellaneous                                              26,167            15,126
                                                           -----------       -----------

            Total other income (expense)                      (458,320)          (28,077)
                                                           -----------       -----------

Income (Loss) before provision for income taxes             (1,730,801)           22,250

Provision for income taxes                                           -                 -
                                                           -----------       -----------

Net income (loss)                                          $(1,730,801)      $    22,250
                                                           ===========       ===========

Net loss per share - basic and diluted                     ($     0.26)      $      0.00
                                                           ===========       ===========

Number of weighted average shares - basic and diluted        6,615,598         6,600,000
                                                           ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.

              VENTURES-NATIONAL (dba TITAN GENERAL HOLDINGS, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                      YEAR ENDED AUGUST 31, 2002 AND PERIOD
               FROM MARCH 27, 2001 (INCEPTION) TO AUGUST 31, 2001

                                                                         Additional                           Total
                                                  Common stock             paid-in       Accumulated       stockholders'
                                             Shares          Amount        capital         deficit        equity (deficit)
                                             ------          ------        -------         -------        ----------------
Balance as of March 26, 2001                        -            $ -              $ -              $ -              $ -

Issuance of common stock                      800,000            800          898,423                -          899,223

Net income                                          -              -                -           22,250           22,250

Balance as of August 31, 2001,                800,000            800          898,423           22,250          921,473

Acquisition of SVPC
   Partners, LLC assets                     5,800,000          5,800            (800)                -            5,000

Issuance of common stock to
   related party as consulting
   fees at $.10 per share                     100,000            100            9,900                -           10,000

Issuance of common stock for
   compensation to related party
   at $1.5 per share                           50,000             50           74,950                -           75,000

Issuance of common stock
   to pay off loans payable
   to related parties
   at $1.5 per share                          130,490            130          195,605                -          195,735

Reverse acquisition between
   Titan Acquisition Corp. and
   Titan PCB West, Inc. on August 30,          99,211             99          (9,759)                -          (9,660)
   2002

Issuance of warrants to consultants                 -              -           13,396                -           13,396

Net loss                                            -              -                -      (1,730,801)      (1,730,801)
                                            ---------        -------      -----------     -----------        ---------
Balance as of August 31, 2002               6,979,701        $ 6,979      $ 1,181,715     $(1,708,551)       $(519,857)
                                            =========        =======      ===========     ===========        =========


The accompanying notes are an integral part of these consolidated financial statements.

           VENTURES-NATIONAL, INC. (dba TITAN GENERAL HOLDINGS, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                  From March 27,
                                                                 Year ended      2001 (Inception)
                                                                 August 31,        to August 31,
                                                                    2002               2001
                                                                 -----------       -----------
Cash flows provided by (used for)
  operating activities:
     Net income (loss)                                           $(1,730,801)      $    22,250
                                                                 -----------       -----------
     Adjustments to reconcile net income (loss)
       to net cash provided by (used for)
       operating activities:
           Depreciation and amortization                             433,756            65,755
           Bad debt and sales return allowance                       126,182                 -
           Loan fees to lender                                       100,000                 -
           Non cash compensation                                      98,396                 -
           Inventory reserve                                          20,000                 -

     Changes in assets and liabilities:
        (Increase) decrease in assets
           Accounts receivable                                      (227,668)         (210,355)
           Inventories                                               142,609          (124,763)
           Other current assets                                       35,202            67,069
           Other assets                                             (115,834)                -

        Increase (decrease) in liabilities
           Accounts payable and accrued expenses                     578,290            94,932
                                                                 -----------       -----------
              Total adjustments                                    1,190,933          (107,362)
                                                                 -----------       -----------
              Net cash used by operating activities                 (539,868)          (85,112)
                                                                 -----------       -----------

Cash flows provided by (used for) investing activities:
     Purchases of assets pursuant to purchase
       agreement, net of cash received from acquisition                    -          (914,970)
     Purchases of fixed assets                                      (620,417)                -
                                                                 -----------       -----------
              Net cash used by investing activities                 (620,417)         (914,970)
                                                                 -----------       -----------
Cash flows provided by (used for) financing activities:
     Principal proceeds on notes and loans
        payable from related parties                               1,582,419                 -
     Payments on notes and loans payable                            (334,730)          (46,667)
     Payments on long-term debt                                     (104,693)           (9,224)
     Payments on capital lease obligation                            (91,138)           (7,979)

                                                                                  From March 27,
                                                                 Year ended      2001 (Inception)
                                                                 August 31,        to August 31,
                                                                    2002               2001
                                                                 -----------       -----------
     Proceeds from contributions by stockholders                       5,000         1,244,086
                                                                 -----------       -----------
              Net cash provided by financing activities            1,056,858         1,180,216
                                                                 -----------       -----------
Net increase (decrease) in cash                                     (103,427)          180,134
Cash, beginning of year                                              180,134                 -
                                                                 -----------       -----------
Cash, end of year                                                $    76,707       $   180,134
                                                                 ===========       ===========

Supplemental disclosure of cash flow information:

         Interest paid                                           $   504,713       $    18,792

         Income tax paid                                         $         -       $         -

     Non cash activities:

         Loans and notes payable incurred for
           purchase of property and equipment                    $    15,700       $   175,000

         Long-term debt incurred for purchase
           property and equipment                                $         -       $   366,500

         Capital lease obligations incurred for
           purchase of property and equipment                    $         -       $   550,000

         Issuance of common stock for
           consulting fees                                       $    10,000       $         -

         Issuance of common stock to related
           party as compensation                                 $    75,000       $         -

         Issuance of common stock to related
           parties to pay off debt                               $   195,735       $         -

         Issuance of common stock for acquisition
          of intangible assets from related party                $         -       $    65,194

         Borrowings from related party to pay off term loan
           term loan                                             $ 1,741,146       $         -


The accompanying notes are an integral part of these consolidated financial statements.

           Ventures-National, Inc. (dba Titan General Holdings, Inc.)
                         Year ended August 31, 2002 and
            Period from March 27, 2001 (Inception) to August 31, 2001
                   Notes to consolidated Financial Statements


(1)      Organization, Merger Activities and Basis of Presentation:

         Business Activity:

         Ventures-National, Inc. (dba Titan General Holdings, Inc.) (the "Company") was formed on March 1, 1985 as an Utah corporation. Before its wholly owned subsidiary, Titan EMS Acquisition Corp. (Acquisition Corp.), merged with Titan PCB West, Inc. (Titan), the Company has no revenue and minimal amount of expenses.

         Titan, a wholly owned subsidiary of Ventures-National, Inc., was formed on March 27, 2001, as a Delaware corporation, with its principal office in Santa Clara, California. In its Santa Clara facilities, Titan manufactures PCBs, with emphasis on time critical production for both prototype and low-to-medium volume orders. Its customers are located throughout the United States with a concentration in California. Currently the Company's operating results are all generated from Titan's operations.

         Merger Activity:

         On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures-National, Inc. ("Ventures"). The Merger became effective on August 30, 2002 at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one option of Venture.

         For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

         The accompanying consolidated financial statements as of August 31, 2002, include the operating results of Titan up to the closing day of August 30, 2002 and the operating results of Ventures after August 30, 2002.

         Basis of Presentation:

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At August 31, 2002, the Company had a working capital deficit of $2,733,403 and an accumulated deficit of $1,708,551.

         Management plans to take the following steps that it believes will be sufficient to provide Titan with the ability to continue its operations:

         Management intends to raise additional equity through a private equity transaction currently being offered to interested investors. Titan plans to use the proceeds of the private equity transaction to expand its current product offering to allow for additional processing services for its customers. Management anticipates revenues to grow as a result of additional customer offerings. Management believes that the private equity financing and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

         The accompanying consolidated statements of operations include the consolidated statement of operations for Titan, which includes the operating results of SVPC Partners, LLC (after the acquisition of Circuit Systems) for the period from July 16, 2001 to August 31, 2001. The accompanying consolidated statements of operations also include the operating results of SVPC Partners, LLC from September 1, 2001 to August 6, 2002 (date of merger with Titan), of Titan from August 7, 2002 to August 30, 2002, and of Ventures on August 31, 2002.


(2)      Summary of Significant Accounting Policies:

         Consolidation Policy:

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Titan EMS Acquisition Corp., which merged with Titan PCB West, Inc. under a reverse-merger effective August 30, 2002. All material intercompany transactions have been eliminated.

         Use of Estimates:

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition:

         The Company derives its revenue primarily from the sale of PCBs using customers' design plans and recognizes revenues when products are shipped to customers. Provisions for discounts to customers, estimated returns and allowances are provided for the same period the related revenue is recorded by using an estimate based on a percent of Accounts Receivable which is consistent with or historical activity and our industry peers policy. This allowance is also checked against the percentage of Accounts Receivable that are over 90 days and Accounts Receivable that may be in dispute due to a change in customer specifications. Given the current market conditions that percent is approximately three percent. The percentage used may fluctuate as market conditions for our customers change over time.

         Cash and Cash Equivalents:

         The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents and consist primarily of interest-bearing bank accounts and short-term debt securities. As of August 31, 2002, the Company had no short-term debt securities.

         Concentration of Credit Risk:

         The Company generally extends credit to its customers, which are concentrated in the computer and electronics industries and performs ongoing credit evaluations of its customers. Typically, the Company does not require collateral. The Company routinely reviews the collectibility of its accounts receivable and provides an allowance for potentially uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. At August 31, 2002, the Company provided an allowance for doubtful accounts of $50,000 and an allowance of $30,000 for sales returns.

         Three vendors accounted for approximately 55% of the Company's purchases for the year ended August 31, 2002. At August 31, 2002, accounts payable included an outstanding balance of approximately $114,000 owed to these three vendors.

         Inventories:

         Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

         Property, Equipment and Improvements:

         Property,  equipment and improvements are valued at cost.  Depreciation
and  amortization  are  provided  using  the  straight-line  method.   Leasehold
improvements are amortized on a straight-line basis over the lease term.

         The estimated service lives of property, equipment and improvements are as follows:

                           Automobile                5 years
                           Office equipment          7 years
                           Buildings                 15 years
                           Production equipment      7 years
                           Leasehold improvements    3 years
                           Software                  3 years

         During the year ended August 31, 2002, the Company purchased certain assembling equipment and fixed assets and incurred certain setup cost for its System Integration Division. Such cost was being capitalized as Construction in Progress. As of August 31, 2002, the Company has not commenced the operations of this division. Accordingly, none of these capitalized costs have been depreciated for the year ended August 31, 2002.

         Intangible Assets:

         Intangible assets include customer list representing the customer accounts acquired, which is amortized on a straight-line basis over a period of five years, commencing on the date of the acquisition. Accumulated amortization was $15,212 at August 31, 2002.

         Long-Lived Assets:

         In accordance with Statement on Financial Standards ("SFAS") No. 121 "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of," long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be realizable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of the asset, less cost to sell.

         Advertising:

         The Company expenses advertising costs when incurred. Advertising expense totaled $6,146 for the year ended August 31, 2002 and $6,612 for the period from March 27, 2001 (inception) to August 31, 2001.

         Basic and Diluted Loss Per Share:

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflects a stock split of 3,866.667 to 1. As of August 31, 2002, the Company has approximately 1,060,000 common stock equivalents.

         Income Taxes:

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent upon generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         SVPC Partners, LLC was formed as a limited liability company. Under the Internal Revenue Code provisions, the members are liable for income tax on their respective shares of the Company's taxable income. In addition, SVPC Partners, LLC is subject to an $800 annual tax for California and a fee based on the Company's annual revenues. The fee ranges from $900 to $11,790, depending on the revenues.

         Fair Value of Financial Instruments:

         The carrying amount of the Company's cash and cash equivalents, accounts receivable, notes payable, accounts payable, and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

         Comprehensive Income:

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2002, the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the consolidated financial statements.

         Reporting Period:

         The Company's previous year-end was June 30. The consolidated financial statements have been prepared and presented for the year ended August 31, 2002 and the period from March 27, 2001 to August 31, 2001 as the Company elected August 31 as its year-end after the merger with Titan. Titan's previous year-end was December 31.

         Segment Reporting:

         Based on the Company's integration and management strategies, the Company operated in a single business segment. For the year ended August 31, 2002 and the period from March 27, 2001 ended August 31, 2001, all revenue has been derived from domestic operations.

         New Accounting Pronouncements:

         In July 2001, the Financial Accounting Statement Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting
Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001, be accounted for as a purchase, therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001, and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented the provisions of SFAS No. 141 and has concluded that the adoption does not have a material impact on its consolidated financial statements.

         In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement, and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001, for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented the provisions of SFAS No. 142 and has concluded that the adoption does not have a material impact on its consolidated financial statements.

         In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

         In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of FASB No. 146 to have a material impact to its financial position or results of operations.

(3)      Mergers and Acquisitions:

         Merger with Ventures-National, Inc.


         On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures. The Merger became effective on August 30, 2002 (after the date was closed) at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one Venture options.

         For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

         Merger with SVPC Partners, LLC

         On August 6, 2002, prior to its merger with Ventures, and except for real estate and related obligations, Titan purchased all operating assets and assumed all operating liabilities of SVPC Partners, LLC (an affiliate company of Titan), by issuing 800,000 shares of Titan's stock to SVPC Partners, LLC. Before this acquisition, Titan had no revenue and limited operating expenses.
Subsequent to the transactions, SVPC Partners, LLC owned approximately 12% of the total issued and outstanding shares of Titan, while approximately 88% of those were owned by Irrevocable Children's Trust.

         This transaction is considered a re-capitalization where the controlling shareholder of SVPC Partners, LLC and Titan remains the controlling shareholder of the combined company after this transaction. The historical financial statements of SVPC Partners, LLC became the historical financial statements of Titan up to August 5, 2002.

         Immediately before this transaction, the net assets of Titan were immaterial to the combined balance sheet.

         Acquisition of SVPC Circuit Systems, Inc.

         On July 16, 2001, SVPC Partners, LLC purchased a substantial amount of assets and assumed liabilities of Circuit Systems, a manufacturer of PCBs, through the bankruptcy court to commence its operations. This transaction constituted a business purchase.

         SVPC Partners, LLC continued Circuit Systems' core business after the acquisition. The purchase constitutes a business acquisition and was accounted for using the purchase method of accounting. Accordingly, the operating results of this acquired business have been included in the accompanying consolidated financial statements since the date of the acquisition. The total purchase price of $5,786,397 was allocated among assets acquired and liabilities assumed based on their estimated fair values at the date of purchase. SVPC Partners, LLC acquired Circuit Systems through cash payments of $914,970 and other short-term and long-term loans totaling $4,871,427.

         Assets and liabilities are recorded at fair value. Accounts receivable, other current assets, other assets, accounts payable, and accrued expenses are recorded at the carrying values from Circuit Systems, which approximate the fair values. Inventories were valued based on the carrying values less the reduction of inventory values due to obsolescence. Land and buildings are based on the amounts stated in the appraisal. Remaining purchase price was assigned to property and equipment, which approximates fair value based on management's assessment.

         The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed:

              Accounts receivable, net                    $1,435,909
              Inventories                                    335,845
              Other current assets                           181,533
              Land and buildings                           1,900,000
              Property and equipment                       2,271,435
              Other assets                                    15,225
              Accounts payable and accrued expenses         (353,550)
                                                          ----------
              Purchase price                              $5,786,397
                                                          ==========

         Pro forma results of operations as if the SVPC Circuit Systems, Inc. had been acquired at the beginning of the fiscal year are as follows:

         Acquisition of SVPC Circuit Systems, Inc., Continued

                                                               2002               2001
                                                           ------------       ------------
         Revenue:
           As reported                                     $  8,321,292       $    883,487
           Pro forma                                       $  8,321,292       $ 12,423,425

         Net income (loss):
           As reported                                     $ (1,730,801)      $     22,250
           Pro forma                                       $ (1,730,801)      $ (4,505,250)

         Basic and diluted earnings (loss) per share:
           As reported                                     $       (.26)      $        .00
           Pro forma                                       $       (.26)      $       (.68)

(4)      Inventories:

         Inventories as of August 31, 2002 consist of the following:

                 Raw materials                                                $    152,591
                 Work in process                                                   145,408
                                                                              ------------
                                                                              $    297,999
                                                                              ============

         At August 31, 2002, the reserve for obsolescence was $20,000.


(5)      Property, equipment, and improvements:

         A summary as of August 31, 2002, is as follows:

         Automobile                                          $   26,684
         Office equipment                                        16,421
         Production equipment                                 2,364,594
         Leasehold improvements                                  17,280
         Software                                                18,648
         Construction in progress                               454,023
                                                             ----------
                                                              2,897,650
         Less accumulated depreciation and amortization         409,449
                                                             ----------
                                                             $2,488,201
                                                             ==========

         Depreciation and amortization expense for property, equipment, and improvements amounted to $420,727 for the year ended August 31, 2002 and $63,572 for the period from March 27, 2001 to August 31, 2001.


(6)      Intangible Assets:

         A summary is as follows:

         Customer list                                                  $65,194
         Less accumulated amortization                                   15,212
                                                                        -------
                                                                        $49,982
                                                                        =======

         Amortization expense for intangible assets amounted $13,029 for the year ended August 31, 2002 and $2,183 for the period from March 27, 2001 to August 31, 2002.


(7)      Loans and Notes Payable:

         Non-Related Parties

         In July 2001, in relation to the purchase of Circuit Systems, the Company entered a Term Loan Agreement ("Acquisition Term Loan") with the bankruptcy court in which it agreed to pay $3,269,927. The Acquisition Term Loan originally matured on November 15, 2001, and was extended until September 15, 2002. Beginning January 15, 2002, the Company made monthly payments of $25,000. The Acquisition Term Loan carried interest at 2% over prime and was secured by:
(i) all intangible assets; (ii) equipment excluding those under financing or lease arrangements; (iii) investment properties, including the shopping center owned by Ohio Investors of Wisconsin, an affiliate of the Company; (iv) cash in bank; and (v) California real properties, including all property improvements. In August 2002, Ohio Investors of Wisconsin paid off the outstanding balance and this term loan has $0 outstanding balance as of August 31, 2002.

         In January 2002, the Company secured a non-interest bearing auto loan for $15,700 and is required to make monthly payments of $436 through February 2005. The Company expects to pay off this loan in the next 12 months; therefore, the loan was classified as short-term. As of August 31, 2002, the outstanding balance of this loan was $13,084. This loan was originally entered between SVPC Partners, LLC and the lender. The Company assumed the outstanding balance of this loan pursuant to its purchase of SVPC Partners, LLC on August 6, 2002.

         The Company had an outstanding note payable related to an equipment purchase through the bankruptcy court in July 2001. This note carried an interest rate of 6.25% and was secured by production equipment. The Company was required to make monthly payments of $12,396, including interest, through July 2002. As of August 31, 2002, this note had been repaid in full.

         Related Parties

         Before the re-capitalization between Titan and SVPC Partners, LLC on August 6, 2002, Ohio Investors of Wisconsin, an affiliate of Titan, paid off the outstanding balance of the term loan for approximately $3,141,146. SVPC Partners, LLC sold the land and buildings to Ohio Investors Wisconsin for approximately $1,400,000, which reduced the amount owed to Ohio Investors of Wisconsin to $1,741,146. The Company entered into a $1,741,146 loan agreement with Ohio Investors of Wisconsin. At the option of Ohio Investors of Wisconsin loan balance is convertible into 2,321,528 shares of Ventures' common stock after the merger with Ventures at a price of $0.75 per share, which approximates the fair market value per share based on the management's assessment. Based on the conversion terms, no beneficial conversion feature is included with this convertible note. According to EIFT 00-27, no discount or premium is recorded. Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 2,321,528 shares of Ventures' common stock at $0.75 per share. See the pro forma financial information included in this Note reflecting the effect of this conversion.

         In June 2002, the Company entered into a loan and security agreement with Alco Financial Services, an entity owned by a member of Ventures Board of Directors. Under the terms of the agreement, the Company can borrow up to the sum of (1) 80% of the net face amount of the Company's eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. The loan carries an interest rate of the greater of (a) 3.5% over the prime rate or (b) interest rate at the date of the loan agreement (June 28, 2002), and matures on June 28, 2003. This loan is subject to a loan fee of $24,000 for one year and a minimum monthly interest charge of $7,500, and it is secured by all tangible assets of the Company. The Company is subject to certain restrictions and covenants. During the year ended August 31, 2002, the Company incurred and paid interest expense of $202,515. As of August 31, 2002, the outstanding balance of the loan was $733,684.

         The Company has an unsecured loan payable of $353,000 to its major shareholder. The loan is non-interest bearing and is due on demand. Subsequent to August 31, 2002, the Company converted $103,000 of the loan into 137,334 shares of Ventures' common stock at $0.75 per share. It is the Company's intention to repay the remaining $250,000 upon closing of its contemplated private equity transaction. See the pro forma financial information included in this Note reflecting the effect of this conversion.

         In August 2002, the Company obtained two non-interest bearing loans payable totaling $300,000 ($150,000 each). Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 400,000 shares of Ventures' common stock at $0.75 per share. See the pro forma financial information included in this Note reflecting the effect of this conversion.

         The Company had two unsecured 10% loans payable totaling $195,735 to affiliated companies. On August 31, 2002, the Company converted the loans into 130,490 shares of its common stock at $1.5.

                         Pro forma Financial Information

         Pro forma balance sheet information as if the conversion of debt to equity took place at August 31, 2002 is as follows:

         Current liabilities:
           As reported                        $ 4,460,121
           Pro forma                          $ 2,315,975

         Working capital deficit:
           As reported                        $ 2,733,403
           Pro forma                          $   589,257

         Stockholders' equity (deficit):
           As reported                        $  (519,857)
           Pro forma                          $ 1,624,289


(8)      Long-Term Debt:

         A summary as of August 31, 2002, is as follows:

              Unsecured  6.25% note payable to a financing  company,  payable in monthly installments of $11,133, including interest,
                through May 2003                                                      $252,583
                Less current maturities                                                131,692
                                                                                      --------
                                                                                      $120,891
                                                                                      ========


         A summary of the long-term debt maturities at August 31, 2002, is as follows:

              Year ending August 31,
                  2003                                        $131,692
                  2004                                         120,891
                  Thereafter                                        --
                                                              ---------
                                                              $ 252,583
                                                              =========

(9)      Obligations Under Capital Leases:

         The following is a schedule by years of future minimum lease payments required under capital lease obligations together with the present value of the net minimum lease payments, as of August 31, 2002:

              Year ending August 31,
                  2003                                               $148,422
                  2004                                                137,005
                  2005                                                137,005

                  2006                                                 96,994
                  Thereafter                                               --
                                                                     --------

              Total minimum lease payments                            519,426
              Less amounts representing interest                       68,543
                                                                     --------

              Present value of net minimum lease payments             450,883
              Less current portion                                    116,078
                                                                     --------
                                                                     $334,805
                                                                     ========


         The cost of property and equipment under capitalized lease obligations was $550,000, with related accumulated depreciation and amortization of $91,667 as of August 31, 2002.

(10)     Income Taxes:

         Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of August 31, 2002, has been established to reflect these uncertainties. As of August 31, 2002, the deferred tax asset before valuation allowances is approximately $98,000, for federal purposes.

         Income tax provision amounted to $0 for the period ended August 31, 2002 (an effective rate of 0%). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

         Computed tax at federal statutory rate of 34%                         $(584,000)
         Reduction for loss from SVPC Partners, LLC                              544,000
         Temporary differences allocated to SVPC Partners, LLC operations        (58,000)
         Change in valuation allowance                                            98,000
                                                                               ---------
                                                                               $      --
                                                                               =========


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

         Deferred tax assets:
            Allowance for doubtful accounts                     $ 27,000
            Inventory reserve                                      7,000
            Accrued vacation                                      24,000
            Net operating losses carryforwards                    40,000
                                                                --------

            Net deferred assets before valuation allowance        98,000
            Valuation allowance                                  (98,000)
                                                                --------

            Net deferred tax assets                             $     --
                                                                ========

         At August 31, 2002, the Company has available unused net operating losses carryforwards of approximately $110,000 for federal purposes that may be applied against future taxable income and that, if unused, begin to expire in 2022.


(11)     Stock Options:

         As of August 31, 2002, the Company has not established an employee stock option plan. However, in August 2002, the Company granted 710,000 stock options to its Chief Executive Officer and Vice President of Sales. The exercise price for these options, based on the management's assessment, is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than five years from the grant date and are vested upon granted.

         Additional information with respect to the stock option activity is as follows:

                                                        Number    Weighed average of
                                                       of shares   exercise price
                                                       ---------   --------------
         Outstanding at August 31, 2001                      --
         Granted                                        710,000         $1.50
         Exercised                                           --            --
         Canceled                                            --            --
                                                        -------         -----
         Outstanding at August 31, 2002                 710,000         $1.50
                                                        =======         =====
         Options exercisable at August 31, 2002         710,000         $1.50
                                                        =======         =====

         The  following  tables  summarize   information   about  stock  options
outstanding and exercisable at August 31, 2002:

                                  Weighted average        Outstanding                             Exercisable
   Range of         Number of       remaining in            options            Number of            options
   exercise          shares       contractual life      weighted average         shares         weighted average
    prices         outstanding        in year            exercise price       exercisable        exercise price
    ------         -----------        -------            --------------       -----------        --------------
  $    1.50          710,000            5.0                 $ 1.50              710,000            $ 1.50


         The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's consolidated financial statements because the exercise price of the Company's employee stock options equaled to the fair value of the Company's common stock on the date of grant. If under FASB Statement No. 123 (Accounting for Stock-Based Compensation) The Company determined compensation costs based on the fair value at the grant date for its stock options, net loss and loss per share would have been increased to the following pro forma amounts:

                                                        2002
                                                   -------------
         Net loss:
           As reported                             $  (1,730,801)
           Pro forma                               $  (1,811,905)

         Basic and diluted loss per share:
           As reported                             $        (.26)
           Pro forma                               $        (.27)


         The weighted average estimated fair value of stock options granted during 2002 was $1.5 per share, respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model for stock options granted in 2002 were as follows:

               Risk-free interest rate                                      4.0%
               Expected volatility of common stock                            1%
               Dividend yield                                                 0%
               Expected life of options                                  2 years

         The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options, therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

(12)     Warrants:

         The warrant activities as August 31, 2002 and 2001 follow:


                                                                                Weighted
                                                           Number              average of
                                                          of Shares           exercise price
                                                          ---------           --------------
         Outstanding at March 27, 2001 (inception)              --                $  --
         Granted                                                --                   --
         Exercised                                              --                   --
         Canceled                                               --                   --
                                                           -------                -----
         Outstanding at August 31, 2001                         --                   --
         Granted                                           350,000                 2.00
         Exercised                                              --                   --
         Canceled                                               --                   --
                                                           -------                -----

         Outstanding at August 31, 2002                    350,000                $2.00
                                                           =======                =====

         Warrants exercisable at August 31, 2001                --                $  --
                                                           =======                =====

         Warrants exercisable at August 31, 2002           350,000                $2.00
                                                           =======                =====

         The following tables summarize information about warrants outstanding and exercisable at August 31, 2002:

                                                                    Weighted
                                            Weighted average        Average                                Weighted
                             Number of         contractual     exercise price of      Number of            Average
      Range of exercise        shares             life            outstanding           shares        exercise price of
            prices          outstanding          in year            warrants         exercisable     exercisable warrants
      -----------------     -----------          -------            --------         -----------     --------------------
           $ 2.00             350,000              2.0               $ 2.00            350,000              $ 2.00

         In August 2002, the Board of Directors approved and issued 350,000 warrants at an exercise price of $2.00 per share. The Company recognized expense of $13,396. The fair value of the warrants was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends, (ii) a risk free interest rate of 4%, (iii) expected volatility of 50%, and (iv) an expected life of two years.

(13)     Retirement Plan:

         The Company has not established a 401(k) plan for the benefits of employees and therefore made no contributions for the year ended August 31, 2002 or for the period from March 27, 2001 to August 31, 2001.


(14)     Commitments:

         The Company leases its facility. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of August 31, 2002:

                                          Real estate                 Other                 Total
                                       -----------------        -----------------     -----------------
         Year ending August 31,
             2003                      $         400,374        $               -     $         400,374
             2004                                435,787                        -               435,787
             2005                                438,693                        -               438,693
             2006                                352,934                        -               352,934
             2007                                406,887                        -               406,887
             Thereafter                          622,364                        -               622,364
                                       -----------------        -----------------     -----------------
                        Total          $       2,657,039        $               -     $       2,657,039
                                       =================        =================     =================

         All leases expire prior to January 2009. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. Rent expense totaled $309,614 for the year ended August 31, 2002 and $19,570 for the period from March 27, 2001 to August 31, 2002.

         In May 2001, the Company entered into a consulting agreement with a related party. Under the agreement, this related party will provide consulting services to The Company and will receive $9,000 in monthly consulting fees. The agreement was terminated in August 2002. During the year ended August 31, 2002, the Company incurred $108,000 and paid $99,000 of consulting fees to this related party.

         In July 2002, the Company entered into an at-will employment agreement with its Vice President of Sales ("VPS") that allows for either the Company or the VPS to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of five years from the date of the agreement. In the event the VPS is terminated without cause, the Company will pay three (3) months of base salary as severance and continuation of normal employee benefits during the three (3) month severance period. In addition, the Company has granted vested options to purchase up to 360,000 shares of the Company's common stock at $1.50 per share.

         In August 2002, the Company entered into a consulting agreement with several consultants for legal service. Under the terms of the agreement, the Company will issue 300,000 shares (including 100,000 S-8 shares and 200,000 restricted shares) of the Company's common stock for legal service for a period of 90 days after August 30, 2002.

         In August 2002, the Company entered into a consulting agreement with a consultant for legal service. Under the terms of the agreement, the Company will issue 100,000 S-8 shares of the Company's common stock for consulting service after the merger with Titan.

         In August 2002, the Company entered into an at-will employment agreement with its Chief Executive Officer ("CEO") that allows for either The Company or the CEO to terminate employment at any time. This at-will employment agreement is for a term of five years from the date of the agreement. Under the agreement, the CEO will receive a minimum salary and normal employee benefits. In addition, the Company has agreed to maintain a term life insurance policy $4,000,000, which, in the event of death of the CEO, the CEO's spouse and The Company will be equal beneficiaries. In the event the CEO is terminated without cause, the Company will pay three (3) months of salary as severance and continuation of normal employee benefits during the three (3) months severance period. In addition, the Company has granted vested options to purchase up to 350,000 shares of the Company's common stock at $1.50 per share.

         In July 2001, SVPC Partners, LLC entered an at-will employment agreement with an employee. Under the at-will agreement, the Company will pay this employee base salary. In addition, SVPC Partners, LLC has given 5% of the Company's interest as compensation. During the year ended August 31, 2002, this employment agreement was terminated and three shareholders agreed to acquire this former employee's shares for approximately $47,000.

(15)     Non-Recurring Cost:

         Non-recurring cost also includes certain non-capitalized costs related to setting up its System Integration Division (SID) totaling approximately $117,920.

(16)     Subsequent Events (Unaudited):

         From the period of September 2002 to November 2002, the Company received approximately $1,200,000 from a private equity transaction. Such funds received to date and further amounts to be raised in the private equity transaction, net of certain professional fees, are to be used for Titan's operations and investment in capital assets. See Note 1 "Organization, Merger Activity and Basis of Presentation."

         Subsequent to August 31, 2002, the Company converted a total of $2,144,146 outstanding loan balance to common stock. See Note (7) for pro forma financial information if the conversion took place as of August 31, 2002.

                                2,220,000 Shares

                         VENTURES-NATIONAL INCORPORATED

                                  Common Stock

                               ------------------

                                   PROSPECTUS
                                 July ___, 2003

                               ------------------





Until [__________], 2003, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws provide, among other things, that our officers or directors shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense of any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he or she is successful on the merits or otherwise in defense of any such action, suit or proceeding. Even if not successful, the Company may in its discretion provide such indemnification upon a determination by either the Board of Directors of the Company, independent legal counsel on a written opinion, or by the stockholders of the Company by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, that indemnification of the director or officer seeking such indemnification is proper in the circumstances, that he or she acted in good faith and in a manner her or she reasonably believed to in or not opposed to the best interests of the Company and there is no finding of negligence or misconduct in the performance of his or her duties and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below:

         Registration Fees                               $   262
         Transfer Agent Fees                             $ 1,000
         Costs of Printing and Engraving                 $ 1,000
         Legal Fees                                      $50,000
         Accounting Fees                                 $25,000
                                                         -------
                  Total Estimated Costs of Offering      $77,262



                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is a summary of issuances by the Company and its predecessor. For purposes of the following summary, references to "Titan PCB West" shall mean "Titan PCB West, Inc." and references to the "Company", "we" or "our" shall mean "Ventures-National Incorporated".

         Effective February 22, 2002, we effected a reverse split of our outstanding common stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of common stock to 99,211 shares.

         Effective July 29, 2002, pursuant to a Consulting Agreement among the Company, Jenson Services, Inc. and certain individual consultants named therein, we agreed to issue an aggregate of 300,000 shares of our common stock to certain consultants, of which 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On July 29, 2002, we issued 100,000 shares of common stock to Mr. Robert Ciri, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between the Company and Mr. Ciri. These 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On July 29, 2002, we granted warrants to purchase up to 350,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services. On March 15, 2003, pursuant to an addendum to the Star Consulting Agreement, we granted Star Associates, LLC additional warrants to purchase up to 200,000 shares of common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. All warrants issued to Star Associates LLC were canceled by mutual agreement of Star Associates, LLC in an Amendment Agreement between the parties dated July 24, 2003.

         On August 6, 2002, Titan PCB West issued 800,000 shares of Titan PCB West common stock to SVPC Partners, LLC, a Delaware limited liability company ("SVPC"), in consideration of SVPC's contribution of certain assets and assignment of certain liabilities pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 12, 2002, Titan PCB West issued a promissory note in a private placement transaction to an investor in the principal amount of $150,000 due September 30, 2002 with an interest rate of 12% per annum. On September 12, 2002, we repaid the principal and accrued interest of this promissory note through the issuance of 200,000 shares of common stock, which shares were sold as part of the Private Placement offering commenced upon effectiveness of the Merger (as defined below), after giving effect to the repricing thereof. This note was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 6, 2002, Titan PCB West granted to Mr. Louis George options to purchase up to 350,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan PCB West dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These options have since been canceled with the mutual consent of Mr. George and the Company.

         Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the Merger, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         Effective as of August 6, 2002, Titan PCB West issued 50,000 restricted shares of its common stock to Louis George, a former executive officer and director of the Company, at $1.50 per share in consideration of his contribution of certain assets and assignment of certain liabilities to Titan PCB West pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities dated as of August 6, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 12, 2002, Titan PCB West issued 100,000 restricted shares of common stock to a former Executive Vice President and consultant to Titan PCB West who resigned as an officer of Titan PCB West in June 2002, in compensation for consultancy services rendered. These 100,000 shares were registered under Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger (the "Merger") resulting in the issuance of 6,880,490 restricted shares of common stock to the stockholders of Titan PCB West. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder ("Regulation D"). There were 6 recipients of such shares in the Merger, each of which was a stockholder of Titan PCB West prior to such issuance, and each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501(a) of Regulation D, as well as a sophisticated investor.

         Upon the effectiveness of the Merger, we commenced the Private Placement. Effective October 28, 2002, we amended the offering structure to provide for, inter alia, the offering of shares of common stock (without common stock purchase warrants) at $0.75 per share, reduced from the previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the Private Placement who had purchased Units prior to October 28, 2002 agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of common stock at $0.75 per share. The Private Placement was closed on January 9, 2003. We sold an aggregate 2,792,567 shares of common stock in the Private Placement for aggregate proceeds of $2,094,426. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in
Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. There were 44 investors in the Private Placement, each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501 (a) of Regulation D, as well as a sophisticated investor.

         Immediately after the Merger, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert their our indebtedness into shares of our common stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio
Investors  of  Wisconsin  to provide for the  issuance of  1,160,764  additional restricted shares to Ohio Investors of Wisconsin and 68,667 additional restricted shares of common stock to Irrevocable Children's Trust , to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

         On September 10, 2002, we issued 50,000 shares of common stock to Dunlap & Kieft, Inc. in exchange for consulting services pursuant to an agreement of September 10, 2002. On January 9, 2003 we issued an additional 50,000 shares of common stock to Dunlap & Kieft, Inc., upon receipt from them of a research profile commissioned pursuant to the same consulting agreement. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in
Section 4(2) of the Securities Act.

         On September 30, 2002, the Company granted non-qualified options to purchase 480,000 shares of common stock to a total of 12 employees of Titan PCB West in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act. As a result of certain of these employees no longer being employed by the Company only 240,000 of these options remain outstanding.

         In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a From SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003. This warrant was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in
Section 4(2) of the Securities Act.

         On November 7, 2002, we issued 120,000 shares of common stock to R.F. Lafferty & Co., Inc., in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of common stock for an aggregate purchase price of $100,000, expiring on December 31, 2003, issued to William Mark in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On December 18, 2002, the Company granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On December 18, 2002, the Company granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 15,200 shares of common stock and Mr. Patty purchased 30,400 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share, which shares are included in the Registration Statement of which this Prospectus forms a part. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty has resigned as President and Chief Executive of the Company as of July 10, 2003, however remains as a Director of the Company.

         On February 27, 2003, Titan PCB East issued and sold secured promissory notes to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The promissory notes have an aggregate face amount equal to $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and an option to purchase real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms. In connection with the issuance of the promissory notes, the investors were also issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts. These notes were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

         On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 12, 2003, we issued 120,000 shares of common stock to Mr. Fred Kudish, in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Frank Crivello, in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors, LLC in consideration for the performance of consulting services. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These warrants have now been canceled with the mutual consent of Phoenix Investors, LLC and the Company.

         On April 22, 2003 we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

         On April 22, 2003 we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

         On May 27, 2003 we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

         On July 24, 2003, we granted warrants to purchase up to 500,000 shares of Company common stock to SBI USA, a registered broker-dealer, in consideration of financial consulting services pursuant to a consulting agreement dated as of July 24, 2003 which such warrants may be exercised on a cashless basis and have an expiration date of July 24, 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of 5 of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

         On July 24, 2003, we issued Ms. Bailey Allard 20,000 shares of common stock in return for consulting services provided by Ms. Bailey.

         On July 24, 2003 we issued 30,000 shares of Company common stock to Victor Nostas in consideration of financial consulting services pursuant to a Consulting Agreement dated as of July 24, 2003. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003, we issued 50,000 shares of Company common stock to Trilogy Capital, in consideration of financial consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant.

         On July 29, 2003, we entered into an equity credit line with Dutchess pursuant to which we may issue up to $1,500,000 of shares of common stock to Dutchess to be purchased in varying amounts from time to time at the request of the Company subject to the terms and conditions set forth in the Investment Agreement at a price of 95% of the lowest bid price for our common stock during the five trading day period immediately following delivery of our notice to Dutchess of our request that they purchase shares of our common stock under the Investment Agreement. We have currently reserved and are registering under this Registration Statement for potential issuance to and resale by Dutchess 1,000,000 shares of our common stock.

                                    EXHIBITS


                                  EXHIBIT INDEX


Exhibit
Number        Description
------        -----------

3.1 Certificate of Incorporation of Ventures-National Incorporated, as amended.(1)

3.2           By-Laws of Ventures-National Incorporated, as amended.(1)

5.1           Legal opinion of Leonard Neilson.(13)

10.1 Agreement and Plan of Merger, dated as of August 12, 2002, among Ventures-National Incorporated, Titan EMS Acquisition Corporation, and Titan PCB West, Inc.(2)

10.2 Contribution Agreement dated as of August 6, 2002, by and between Titan PCB West, Inc. and SVPC Partners, LLC.(2)

10.3 Contribution Agreement dated as of August 6, 2002 by and between Titan PCB West, Inc. and Louis George.(2)

10.4 Employment Agreement dated as of August 6, 2002 by and between Titan PCB West, Inc. and Louis George.(2)

10.5 Employment Agreement dated as of August 12, 2002 by and between Titan PCB West, Inc. and Stephen Saul Kennedy.(2)

10.6 Consulting Agreement dated as of July 29, 2002 by and between Robert Ciri and Ventures-National Incorporated.(2)

10.7 Consulting Agreement dated as of July 29, 2002, by and among Ventures-National Incorporated, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, Jeffrey D. Jensen, Leonard W. Burningham and James P. Doolin.(2)

10.8 Consulting Agreement dated as of July 29, 2002 by and between Ventures-National Incorporated and STAR Associates, LLC.(2)

10.9          Financial  Advisory  Agreement  dated as of July  29,  2002 by and
              between   Ventures-National   Incorporated  and  STAR  Associates,
              LLC.(2)

10.10 Letter Agreement dated August 26, 2002 by and between Titan PCB West, Inc. and Phoenix Business Trust.(2)

10.11 Letter Agreement dated August 26, 2002 by and between Titan PCB West, Inc. and Forest Home Investors I, LLC.(2)

10.12 Indemnification Agreement dated August 19, 2002 by and among Ventures-National Incorporated, Titan EMS and Jenson Services, Inc.(2)

10.13 Option Agreement dated as of August 22, 2002 by and among Ventures-National Incorporated, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, James P. Doolin, Leonard W. Burningham, Esq. and Interwest Transfer Company.(3)

10.14 Consulting Agreement, dated as of May 1, 2001, between SVPC Partners, LLC and Frank Crivello.(4)

10.15 Letter Agreement, dated August 30, 2002, between Ventures-National Incorporated and Irrevocable Children's Trust.(5)

10.16 Letter Agreement, dated August 30, 2002, between Ventures-National Incorporated and Ohio Investors of Wisconsin LLC.(5)

10.17         Warrant, dated November 15, 2002, issued to William Mark.(6)

10.18         Agreement,    dated   as   of   September   10,   2002,    between
              Ventures-National Incorporated and Dunlap & Kieft.(6)

10.19         Form  of  Agreement,   dated  as  of  November  7,  2002,  between
              Ventures-National Incorporated and R.F. Lafferty & Co., Inc.(6)

10.20 Form of warrant, dated as of January 9, 2003, to be issued to RB Holdings LLC.(7)

10.21         2002 Stock Option Plan.(8)

10.22         2002 Stock Option Plan for Non-Employee Directors as amended.(8)

10.23         Lease Indenture  dated as of February 26, 2003,  between Howard J.
              Doane JR, Trustee of HD Realty Trust - 1993 and Titan PCB East, Inc.(8)

10.24 Lease dated 6th of August 2002 by and between SVPC Partners, LLC and Titan PCB West, Inc.(12)

10.25 Promissory Note dated as of February 27, 2003 by Titan PCB East, Inc. in favor of certain holders.(8)

10.26 Security Agreement dated as of February 27, 2003, between Titan PCB East, Inc. and Personal Resources Management, Inc., as Collateral Agent.(8).

10.27 Agency Agreement dated February 27, 2003 between the investors named therein, and Personal Resources Management, Inc., acting in its capacity as collateral agent for the investors.(8)

10.28 Securities Purchase Agreement, dated as of February 27, 2003, among the purchasers named therein, Titan PCB East Inc., and Ventures-National Incorporated.(8)

10.29         Secured Party's Bill of Sale dated February 27, 2003.(9)

10.30         Stock Purchase Agreement,  dated as of March 5, 2003, among Howard
              Doane,    Titan   PCB    East,    Inc.    and    Ventures-National
              Incorporated.(10)

10.31 Acknowledgment of Assignment dated March 5, 2003 among the Registrant, Titan PCB East, Inc. and Coesen Inc.(10)

10.32 Stockholders Agreement dated March 5, 2003 among Coesen Inc., Howard Doane, Joseph Thoman and Alfred Covino.(10)

10.33 Amendment to Employment Agreement dated February 20, 2003 between Titan PCB West, Inc., and Mr. Louis George.(12)

10.34 Sublease dated July 26, 2002 among Tyco Printed Circuit Group LP, Titan PCB West, Inc. and SVPC Partners, LLC and Phoenix Business Trust.(12)

10.35 Standard Industrial/Commercial Multi-Tenant Lease dated February 4, 2000 among Kevan Del Grande and Salvatore Grassia, d/b/a K&S Enterprises and SVPC Circuit Systems, Inc.(12)

10.36 Consulting Agreement dated as of March 12, 2003 by and between Fred Kudish and Ventures-National Incorporated.(13)

10.37 Consulting Agreement dated as of March 15,2003 by and between Phoenix Investors LLC and Ventures-National Incorporated.(13)

10.38 Consulting Agreement dated as of March 15, 2003 by and between Andrew Glashow and Ventures-National Incorporated.(11)

10.39 Consulting Agreement dated as of March 15, 2003 by and between Frank Crivello and Ventures-National Incorporated.(11)

10.40         Addendum dated March 15, 2003 to Consulting  Agreement dated as of
              July  29,  2002  by  and   between   Star   Associates,   LLC  and
              Ventures-National Incorporated.(13)

10.41 Mortgagee's Waiver and Consent dated as of May 9, 2003, by and among Eastern Bank, Titan PCB East, Inc., and Equinox Business Credit Corp.(13)

10.42 Loan and Security Agreement dated as of May 9, 2003 by and between Equinox Business Credit Corp., a New Jersey corporation ("Lender") and Titan PCB East, Inc.(13)

10.43 Promissory Note between Titan PCB East, Inc., and Equinox Business Credit Corp.(13)

10.44 Guarantee of Validity of Collateral, dated as of May 9, 2003 by Robert E. Ciri, in favor of Equinox Business Credit Corp.(13)

10.45 Letter dated as of May 9, 2003 between Equinox Business Credit Corp. and Titan PCB East, Inc.(13)

10.46 Subordination Agreement dated as of May 9, 2003 among Equinox Business Credit Corp., Ventures-National Incorporated and Titan PCB East, Inc.(13)

10.47         Amendment  Number  1  dated  as of May 5,  2003,  to the  Security
              Agreement dated as of February 27, 2003, between Titan PCB East, Inc., and Personal Resources Management, Inc., as Collateral Agent.(13)

10.48 Assignment and Assumption Agreement, dated as of May 5, 2003 by and among, among Titan PCB East, Inc., Titan PCB West, Inc., and Personal Resources Management, Inc. as Collateral Agent.(13)

10.49         Consulting   Agreement   dated  as  of  July  24,   2003   between
              Ventures-National Incorporated and SBI USA.(13)

10.50         Employment   Agreement   dated  as  of  July  29,   2003   between
              Ventures-National Incorporated and Mr. Robert Ciri.(13)

10.51         Employment   Agreement   dated  as  of  July  29,   2003   between
              Ventures-National Incorporated and Mr. Andrew Glashow.(13)

10.52 Investment Agreement dated as of July 29, 2003 between Dutchess Capital Management, LLC and Ventures-National Incorporated.(13)

10.53         Registration  Rights  Agreement dated as of July 29, 2003 between
              Dutchess   Capital   Management,    LLC   and    Ventures-National
              Incorporated.(13)

10.54         Placement  Agent  Agreement  dated as of July  29,  2003  between
              Dutchess   Capital   Management,    LLC   and    Ventures-National
              Incorporated.(13)

10.55 Warrant granted to Robert Ciri by Irrevocable Children's Trust dated July 29, 2003.(13)

10.56 Warrant granted to Andrew J. Glashow by Irrevocable Children's Trust dated July 29, 2003.(13)

10.57 Warrant granted to First Securities USA, Inc. an affiliate of SBI USA by Ventures-National Incorporated dated July 24, 2003.(13)

10.58 Warrant granted to First Securities USA, inc. an affiliate of SBI USA by Irrevocable Children's Trust dated July 24, 2003(13)

21            Subsidiaries of the Registrant.(8)

23            Consent of Independent Certified Public Accountant.

---------------------

(1) Previously filed and incorporated herein by reference to our Annual Report on Form 10-KSB, dated September 29, 2000.

(2) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated August 30, 2002, and filed on September 4, 2002.

(3) Previously filed and incorporated herein by reference to our Current Report on Form 8-K dated August 30, 2002, and filed on September 4, 2002, and as amended in our Current Report on Form 8-K, dated September 11, 2002.

(4) Previously filed and incorporated herein by reference to the Registration Statement on Form S-8, dated August 14, 2002, and filed on September 5, 2002.

(5) Previously filed and incorporated herein by reference to the 8-K Current Report dated September 11, 2002, and as amended in the Current Report on Form 8-K, dated December 9, 2002.

(6) Previously filed and incorporated herein by reference to the 10-KSB Annual report filed December 12, 2002.

(7) Previously filed and incorporated herein by reference to the 10QSB Quarterly Report filed January 16, 2002.

(8)  Previously  filed  and  incorporated   herein  by  reference  to  the  SB-2
     pre-effective amendment number 1 filed March 19, 2003.

(9) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated February 27, 2003

(10) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated March 11, 2003

(11) Previously filed and incorporated herein by reference to the Form S-8 filed on April 8, 2003.

(12) Previously  filed  and  incorporated   herein  by  reference  to  the  SB-2
     registration statement effective April 10, 2003.

(13) To be filed by amendment.

                                  UNDERTAKINGS

     We undertake to:

     (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment to its Registration Statement on Form SB-2 and authorized this registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Fremont, California, on the 30th day of July 2003.


                                            VENTURES-NATIONAL INCORPORATED


                                            /s/ Robert E. Ciri
                                            ---------------------
                                            By: Robert E. Ciri, Chairman, Chief
                                                Executive Officer and Director


         In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                       Date
            ---------                               -----                       ----
/s/ Robert Ciri                    Director, Chief Executive Officer and    July 30, 2003
---------------------------
Robert Ciri                        Chairman

/s/ Andrew Glashow                 Director and President                   July 30, 2003
------------------
Andrew Glashow

/s/ James E. Patty                 Director                                 July 30, 2003
---------------------------
James E. Patty

/s/ David Marks                    Director                                 July 30, 2003
---------------------------
David Marks

/s/ Joel Gold                      Director                                 July 30, 2003
---------------------------
Joel Gold

/s/ Daniel Guimond                 Acting Chief Financial Officer           July 30, 2003
---------------------------        (Principal Financial and Accounting
Daniel Guimond                     Officer)